Exhibit 4.26

RETIREMENT SAVINGS TRUST AND PLAN

A PROTOTYPE PLAN

SPONSORED BY

CALFEE, HALTER & GRISWOLD LLP

1400 McDonald Investment Center
800 Superior Avenue
Suite 1400
Cleveland, Ohio 44114
(216) 622-8200

NOTICE/CONFIDENTIAL - COPYRIGHTED MATERIAL

This document is protected under the copyright laws of the United States and international copyright treaties, and contains proprietary, confidential information of Calfee, Halter & Griswold LLP. Any use, duplication, publication, display, modification, adaptation or dissemination of this document or its contents requires the express written permission of Calfee, Halter & Griswold LLP.

Copyright 2002, Calfee, Halter & Griswold LLP

All Rights Reserved.

TABLE OF CONTENTS

ARTICLE 1		1-1

INTRODUCTION		1-1
	1.1 Purpose	1-1
	1.2 Qualification	1-1
ARTICLE 2		2-1

DEFINITIONS		2-1
	2.1 Accounts	2-1
	2.2 ACP Test Safe Harbor Contribution	2-1
	2.3 Active Participant	2-1
	2.4 Administrator	2-1
	2.5 Adoption Date	2-2
	2.6 ADP Test Safe Harbor Contribution	2-2
	2.7 Allocation Date	2-2
	2.8 Annuity Starting Date	2-2
	2.9 Beneficiary	2-2
	2.10 Board	2-2
	2.11 Code	2-3
	2.12 Committee	2-3
	2.13 Company	2-3
	2.14 Compensation	2-3
	2.15 Controlled Group	2-7
	2.16 Covered Employee	2-7
	2.17 Date of Hire	2-8
	2.18 Earned Income	2-8
	2.19 Effective Date	2-9
	2.20 Employee	2-9
	2.21 Enrollment Date	2-9
	2.22 Entry Date	2-9
	2.23 ERISA	2-9
	2.24 Excess Compensation	2-10
	2.25 FMLA Leave	2-10
	2.26 Highly Compensated Employee	2-10
	2.27 Integration Level	2-11
	2.28 Investment Fund	2-11
	2.29 Leased Person	2-11
	2.30 Limitation Year	2-12
	2.31 Look-Back Year	2-12
	2.32 Military Service	2-12
	2.33 Net Profits	2-13
	2.34 Normal Retirement Date	2-13

	2.35 Owner-Employee	2-14
	2.36 Participant	2-14
	2.37 Partner-Employee	2-14
	2.38 Party in Interest	2-14
	2.39 Permanent and Total Disability	2-14
	2.40 Personal Accounts	2-15
	2.41 Plan Year	2-15
	2.42 Qualified Nonelective Contribution	2-15
	2.43 Related Employer	2-15
	2.44 Restatement Date	2-16
	2.45 Self-Employed Individual	2-16
	2.46 Simple Plan	2-16
	2.47 Taxable Wage Base	2-16
	2.48 Taxable Year	2-16
	2.49 Testing Compensation	2-16
	2.50 Top-Paid Group	2-17
	2.51 Trust and Plan	2-18
	2.52 Trustee	2-19
	2.53 Valuation Date	2-19
	2.54 Vested Interest	2-19
	2.55 Vested Percentage	2-20
	2.56 Other Terms Defined	2-20

ARTICLE 3		3-1

SERVICE		3-1
	3.1 Service Based on the Elapsed Time Method	3-1
	3.2 Service Based on the Hours Method	3-4
	3.3 Service With Predecessor Employer	3-9

ARTICLE 4		4-1

ELIGIBILITY AND PARTICIPATION		4-1
	4.1 Eligibility Requirements	4-1
	4.2 Enrollment	4-1
	4.3 Election Not To Participate; Automatic Participation	4-1
	4.4 Entry Date	4-2
	4.5 Reemployment	4-2
	4.6 Active and Inactive Participants	4-3

ARTICLE 5		5-1

PRE-TAX CONTRIBUTIONS		5-1
	5.1 Election of Pre-Tax Contributions	5-1
	5.2 Limitations on Pre-Tax Contributions	5-1
	5.3 Changes in Elections	5-2
	5.4 Payment to Trustee	5-2

	5.5 Pre-Tax Accounts	5-2
	5.6 Suspension of Pre-Tax Contributions	5-3
	5.7 Catch-Up Contributions After Return From Military Service	5-3

ARTICLE 6		6-1

PARTICIPATING COMPANY CONTRIBUTIONS		6-1
	6.1 Types of Contributions	6-1
	6.2 Employer Contributions	6-1
	6.3 Matching Contributions	6-3
	6.4 Safe Harbor Contributions	6-3
	6.5 Special ADP Contributions	6-4
	6.6 Simple Plan Contributions	6-4
	6.7 Payment to Trustee	6-5
	6.8 Crediting to Accounts	6-5
	6.9 Correction of Allocation Errors	6-6
	6.10 Employer Contributions On Return From Military Service	6-6

ARTICLE 7		7-1

AFTER TAX CONTRIBUTIONS		7-1
	7.1 Amount of After Tax Contributions	7-1
	7.2 Changes in Payroll Deductions	7-1
	7.3 Payment to Trustee	7-1
	7.4 After Tax Accounts	7-2
	7.5 Deductible Voluntary Contributions	7-2
	7.6 Suspension of Contributions	7-2
	7.7 Catch-Up Contributions After Return From Military Service	7-3

ARTICLE 8		8-1

LIMITATIONS ON CONTRIBUTIONS AND ALLOCATIONS		8-1
	8.1 Contributions Are Subject to Limitations	8-1
	8.2 The Dollar Limit	8-2
	8.3 Deferral Percentage Limit	8-3
	8.4 Contribution Percentage Limit	8-4
	8.5 Multiple Use	8-5
	8.6 Deductibility Limit	8-5
	8.7 Correcting Excess Contributions	8-6
	8.8 Definitions and Special Rules	8-8

ARTICLE 9		9-1

INVESTMENT FUNDS AND DIRECTION OF INVESTMENT		9-1
	9.1 Participant Direction of Investments	9-1
	9.2 Investment Funds	9-1
	9.3 Directed Brokerage Account	9-2
	9.4 Procedures for Direction of Investment	9-3

	9.5 Changes of Direction of Investment	9-4
	9.6 Valuation of Investment Funds	9-5
	9.7 Compliance with Section 404(c) of ERISA	9-5
	9.8 Direction of Investments Not Permitted	9-6

ARTICLE 10		10-1

INSURANCE CONTRACTS		10-1
	10.1 Purchase of Insurance Contracts	10-1
	10.2 Premium Payments	10-2
	10.3 Accumulation of Dividends, Etc.	10-2
	10.4 Insufficient Funds for Paying Premiums	10-2
	10.5 Contract Provisions	10-3
	10.6 No Insurance Beyond Retirement	10-4
	10.7 Cash Surrender Values	10-4
	10.8 Purchase of Contract on Cessation of Active Participation	10-4

ARTICLE 11		11-1

ACCOUNTS		11-1
	11.1 Establishment of Accounts	11-1
	11.2 Crediting and Debiting of Accounts	11-1
	11.3 Valuation of Assets	11-1
	11.4 Valuation of Investment Funds	11-2
	11.5 Interim Valuation of Assets	11-3

ARTICLE 12		12-1

LOANS		12-1
	12.1 Loan Administration and Applications	12-1
	12.2 Amount of Loan	12-1
	12.3 Loan Administration	12-2
	12.4 Terms and Conditions of Loans	12-3
	12.5 Payment of Prior Loans	12-5
	12.6 Loans to Owner-Employees and Shareholder Employees	12-5

ARTICLE 13		13-1

WITHDRAWALS FROM ACCOUNTS		13-1
	13.1 Restrictions on Withdrawals	13-1
	13.2 Withdrawals from Accounts	13-1
	13.3 Termination of Withdrawal Rights	13-2
	13.4 Spouse’s Consent	13-2

ARTICLE 14		14-1

HARDSHIP WITHDRAWALS		14-1
	14.1 Hardship Application	14-1

	14.2 Immediate and Heavy Financial Need	14-1
	14.3 Determination of Amount Necessary to Satisfy an Immediate and Heavy Financial Need	14-2
	14.4 Permitted Distributions	14-3
	14.5 Method of Withdrawal	14-4
	14.6 Administration of Hardship Provisions	14-4
	14.7 Spouse’s Consent	14-4

ARTICLE 15		15-1

TERMINATION OF EMPLOYMENT		15-1
	15.1 Eligibility for Distribution	15-1
	15.2 Commencement of Distributions	15-1
	15.3 Vesting and Forfeitures	15-1
	15.4 Reallocation of Forfeitures	15-3
	15.5 Forfeitures Used to Reduce Contributions	15-3
	15.6 Rehired Participants	15-3

ARTICLE 16		16-1

RETIREMENT BENEFITS		16-1
	16.1 Normal Retirement	16-1
	16.2 Early Retirement	16-1
	16.3 Late Retirement	16-1
	16.4 Disability Retirement	16-2

ARTICLE 17		17-1

DEATH		17-1
	17.1 Death of an Active Participant	17-1
	17.2 Death of a Retired or Terminated Participant Prior to Commencement of Benefits	17-1
	17.3 Death of a Retired or Terminated Participant After Commencement of Benefits	17-2
	17.4 Automatic Beneficiary of a Participant	17-2
	17.5 Designation of Alternate Beneficiary	17-2
	17.6 Qualified Preretirement Survivor Annuity	17-3
	17.7 Instructions to Trustee	17-4
	17.8 Incomplete Disposition	17-4
	17.9 Clarification of Beneficiary Designation	17-5

ARTICLE 18		18-1

DISTRIBUTIONS		18-1
	18.1 Date of Distributions	18-1
	18.2 Method of Distribution	18-2
	18.3 Administering Distribution of Accounts	18-2
	18.4 Lump Sum Payment of Small Amounts	18-2

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18.5 Restrictions on Distributions	18-2
18.6 Lump Sum Value of Installment Method of Distributions	18-5
18.7 Revaluation of Undistributed Amounts	18-5
18.8 Responsibility of Trustee Regarding Distributions	18-5
18.9 Direct Rollovers	18-6
18.10 Excess Distributions	18-8

ARTICLE 18A	1

DISTRIBUTIONS - ANNUITY OPTION	1
18A.1 Date of Distribution	1
18A.2 Normal Method	2
18A.3 Annuity Methods of Distribution	2
18A.4 Optional Methods of Distribution	2
18A.5 Notice of Methods of Distribution	4
18A.6 Election of Annuity Contract or Optional Method of Payment	5
18A.7 Lump Sum Payment of Small Amounts	6
18A.8 Lump Sum Value of Optional Methods of Distributions	6
18A.9 Revaluation of Undistributed Amounts	6
18A.10 Restrictions on Distributions	7
18A.11 Incidental Death Benefit Rule	9
18.A12 Responsibility of Trustee Regarding Distributions	9
18A.13 Direct Rollovers	10
18A.14 Excess Distributions	13

ARTICLE 19	19-1

CLAIMS FOR BENEFITS	19-1
19.1 Application for Benefits	19-1
19.2 Denial of Application for Benefits	19-1
19.3 Appeal Process	19-2

ARTICLE 20	20-1

ADMINISTRATION	20-1
20.1 Powers and Duties of the Administrator	20-1
20.2 Retirement Savings Committee	20-3
20.3 Committee Procedures	20-4
20.4 Expenses of Administrator and Committee	20-4
20.5 Limitation on Liability of Committee Members	20-6

ARTICLE 21	21-1

THE TRUSTEE, ITS POWERS AND DUTIES	21-1
21.1 Obligations and Duties	21-1
21.2 Resignation by Trustee	21-2
21.3 Administration Expenses	21-2
21.4 Ownership of Insurance Contracts	21-3

	21.5 Receipts and Releases	21-4
	21.6 Segregation of Assets	21-4
	21.7 Co-Trustees	21-4
	21.8 Liability of Trustee	21-5

ARTICLE 22		22-1

INVESTMENTS		22-1
	22.1 Investment Powers and Duties of Trustee	22-1
	22.2 Investment Manager	22-4
	22.3 Income from Investments	22-5
	22.4 Prohibited Transactions	22-5

ARTICLE 23		23-1

PROHIBITION AGAINST ALIENATION		23-1
	23.1 Definitions	23-1
	23.2 General Prohibition on Alienation	23-1
	23.3 Distribution of Assets on Death	23-2
	23.4 Right to Benefits by Alternate Payee	23-3
	23.5 Notification of Parties and Determination Whether Order Is Qualified	23-4
	23.6 Interim Procedures	23-4
	23.7 Investment of Separate Account	23-5
	23.8 Review Procedures	23-5
	23.9 Status of Alternate Payee	23-6
	23.10 Distribution to Alternate Payee	23-6

ARTICLE 24		24-1

ROLLOVERS AND TRANSFERS INVOLVING OTHER QUALIFIED RETIREMENT PLANS		24-1
	24.1 Rollovers and Transfers From Other Tax Qualified Plans	24-1

ARTICLE 25		25-1

TOP-HEAVY PROVISIONS		25-1
	25.1 Top-Heavy Restrictions	25-1
	25.2 Determination of Top-Heavy Status	25-1
	25.3 Top-Heavy Minimum Contributions	25-4
	25.4 Top-Heavy Vesting	25-5
	25.5 Vesting Upon Cessation of Top-Heavy Status	25-5
	25.6 Determination of Super Top-Heavy Plan	25-6
	25.7 Limitations on Annual Additions Under Top-Heavy Plan	25-6

ARTICLE 26		26-1

LIMITATIONS ON ANNUAL ADDITIONS		26-1
	26.1 Definitions	26-1
	26.2 Limitation on Benefits	26-7
	26.3 Reduction of Excess Benefits	26-8
	26.4 Suspense Account	26-8

ARTICLE 27		27-1

PARTICIPATING COMPANIES		27-1
	27.1 Identity of Participating Companies	27-1
	27.2 Authority of Company	27-1

ARTICLE 28		28-1

AMENDMENT AND TERMINATION		28-1
	28.1 Power of Sponsor to Amend Plan	28-1
	28.2 Power of Company to Amend Plan and Adoption Agreement	28-1
	28.3 Changes in Vesting Provisions	28-3
	28.4 Termination of Plan	28-3
	28.5 Partial Termination of Plan or Complete Discontinuance of Contributions	28-4

ARTICLE 29		29-1

MISCELLANEOUS		29-1
	29.1 Special Rule Relating to Owner-Employees	29-1
	29.2 Insurance Company Not a Party	29-2
	29.3 Bankruptcy or Insolvency	29-2
	29.4 Mergers, Consolidations and Transfers of Assets	29-3
	29.5 No Employment, Legal or Equitable Right Created	29-3
	29.6 Exclusive Benefit of Employees	29-3
	29.7 Spousal Consent	29-4
	29.8 Procedures for Obtaining Spousal Consent	29-4
	29.9 Limitations on Liability	29-5
	29.10 Receipts and Releases	29-5
	29.11 Minority and Incapacity	29-5
	29.12 Separability	29-6
	29.13 Interpretation	29-6
	29.14 Impossibility	29-6
	29.15 Gender	29-6
	29.16 Singular - Plural	29-7
	29.17 Headings	29-7
	29.18 Indemnification	29-7
	29.19 Missing Participants	29-8
	29.20 Applicable Law	29-8

29.21 Elimination of Family Aggregation Rules	29-9
29.22 Compliance With Internal Revenue Code	29-9
29.23 Compliance with the Uniformed Services Employment and Reemployment Rights Act of 1994	29-9
29.24 Applicability of Restatement and Other Amendments Generally, and to Participants Who Terminated Employment Prior to the Restatement Date or Effective Date of Amendments	29-10

ARTICLE 1

INTRODUCTION

1.1           Purpose.

This Trust and Plan is created for the purpose of providing benefits to the Participants in this Trust and Plan upon their retirement and for the purpose of providing such other benefits to such Participants and their Beneficiaries as are hereinafter described.

1.2           Qualification.

The Trust and Plan is intended to qualify under Code Sections 401(a), 401(k) and 501(a).

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ARTICLE 2

DEFINITIONS

Unless the context otherwise indicates, the following terms used herein shall have the following meanings whenever used in this instrument, regardless of capitalization:

2.1           Accounts.

The word “Accounts” shall mean “Pre-Tax Accounts” established pursuant to Article 5 hereof, “Employer Contribution Accounts,” “Special ADP Accounts”, “Match Accounts” and “Safe Harbor Contribution Accounts” established pursuant to Article 6 hereof, “After Tax Accounts” established pursuant to Article 7 hereof which shall be further denominated as either “Pre-87 After Tax Accounts” or “Post-86 After Tax Accounts”, “Pre-87 IRA Accounts” established pursuant to Section 7.4 hereof, and “Rollover Accounts” established pursuant to Article 24 hereof.

2.2           ACP Test Safe Harbor Contribution.

The words “ACP Test Safe Harbor Contribution” shall mean an employer matching contribution which satisfies the requirements of Code Section 401(m)(11) and regulations issued thereunder.

2.3           Active Participant.

The words “Active Participant” shall mean a Participant during any period he is a Covered Employee at a Participating Company.

2.4           Administrator.

The word “Administrator” shall mean the person or persons, corporation or partnership designated as Administrator under the Adoption Agreement and Article 20 hereof.

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2.5           Adoption Date.

The words “Adoption Date” shall mean the date as of which any Participating Company has adopted this Trust and Plan.

2.6           ADP Test Safe Harbor Contribution.

The words “ADP Test Safe Harbor Contribution” shall mean a Participating Company contribution which satisfies the requirements of Code Section 401(k)(12) and regulations issued thereunder.

2.7           Allocation Date.

The words “Allocation Date” shall mean the last day of each Plan Year.

2.8           Annuity Starting Date.

The words “Annuity Starting Date” shall mean for any Participant the first day of the first period for which he receives an amount paid as an annuity or in any other form by reason of his Termination of Employment, retirement or Disability under the terms of this Trust and Plan.

2.9           Beneficiary.

The word “Beneficiary” shall mean any person, other than an Alternate Payee as defined in Section 23.1, who receives or is designated to receive payment of any benefit under the terms of this Trust and Plan because of the death of a Participant.

2.10         Board.

The word “Board” shall mean the Board of Directors of a corporation or the corresponding Board or Committee of a partnership or other entity or the proprietor in the case of a proprietorship or the Board of Trustees in the case of a non-profit corporation or such other similar body acting on behalf of the corporation.

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2.11         Code.

The word “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and all lawful regulations and pronouncements promulgated thereunder. Whenever a reference is made to a specific Section of the Code, such reference shall be deemed to include any successor Sections of the Code having the same or similar purpose.

2.12         Committee.

The word “Committee” shall mean the Retirement Savings Committee constituted under the provisions of Article 20 of this Trust and Plan.

2.13         Company.

The word “Company” shall mean the entity designated in Section (1) of the Adoption Agreement or any other business organization which shall assume the obligations of such entity under this Trust and Plan.

2.14         Compensation.

The word “Compensation” shall mean certain remuneration paid to an Employee by a Participating Company determined in accordance with one of the definitions contained in subsection (a) hereof as selected in the Adoption Agreement. Compensation, as so defined, will then be adjusted as described in subsection (b) hereof to the extent specified in the Adoption Agreement and will exclude any amounts designated by the Company in the Adoption Agreement.

(a)                                  Basic Definition. The basic definition of “Compensation” used under the Trust and Plan shall be one of the following:

(i)             Section 415 Compensation. Compensation as defined in Treasury Regulation Sections 1.415-2(d)(1) and (2) which generally includes all taxable remuneration paid to the Employee in cash or in kind for the performance of services as a Covered Employee for a Participating Company, including taxable expense reimbursements, fringe benefits,

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and welfare benefits and generally excludes all nontaxable fringe benefits, welfare benefits and employee benefits, except that the following amounts which are otherwise taxable are excluded:

(A)                              Distributions from a funded deferred compensation plan, whether or not qualified;

(B)                                Restricted property, unless an election is made under Code Section 83(b);

(C)                                Amounts treated as taxable upon the exercise of a nonqualified stock option;

(D)                               Amounts realized upon the sale, exchange or other disposition of stock acquired under a qualified stock option; and

(E)                                 Amounts contributed by the Participating Company to a simplified employee pension plan.

(ii)          Modified Section 415 Compensation. Compensation as defined in Treasury Regulation Section 1.415-2(d)(10) which is the same as set forth in subsection (i) above except that the following otherwise taxable amounts will also be excluded:

(A)                              Amounts paid to the Employee as accident or sickness benefits or medical reimbursements;

(B)                                Moving expenses; and

(C)                                All amounts related to restricted property or nonqualified options.

(iii)       Modified Section 3121 Compensation. “Wages” as defined in Code Section 3121 for Federal Insurance Contributions Act purposes, without regard to the limit set forth in Code Section 3121(a)(1) and without regard to any rules that relate to the nature or location of the employment or the services performed, which generally is all taxable remuneration paid to the Employee in cash or in kind for the performance of services as a Covered Employee for a Participating Company including taxable expense reimbursements, moving expenses, fringe benefits, and welfare benefits and generally excludes all nontaxable fringe benefits, welfare benefits and employee benefits, except that:

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(A)                              Amounts contributed under a salary reduction agreement to a 401(k) arrangement, to a 403(b) annuity or a simplified employee pension plan are excluded from “Compensation” even though included in wages under Code Section 3121(v);

(B)                                Amounts attributable to nonqualified deferred compensation are excluded from “Compensation” even though included in wages under Code Section 3121(v);

(C)                                Amounts paid to an Employee for medical or hospital expenses in connection with sickness or accident disability are excluded from “Compensation” even though taxable;

(D)                               Amounts paid to, or on behalf of, an Employee on account of sickness or accident Disability more than six months after the calendar month when the Employee last worked for a member of the Controlled Group are excluded from “Compensation” even though taxable; and

(E)                                 Tips paid in any medium other than cash are excluded from “Compensation” even though taxable.

(iv)      Modified Section 3401 Compensation. “Wages” as defined in Code Section 3401(a) for income tax withholding purposes, without regard to any rules that relate to the nature or location of the employment or the services performed, which generally is all taxable remuneration paid to the Employee in cash or in kind for the performance of services as a Covered Employee for a Participating Company, including taxable expense reimbursements, moving expenses, fringe benefits, and welfare benefits and generally excludes all nontaxable fringe benefits, welfare benefits and employee benefits, except that:

(A)                              Amounts paid for group term life insurance are excluded from “Compensation” even though taxable; and

(B)                                Tips paid in any medium other than cash are excluded from “Compensation” even though taxable.

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(v)         W-2 Earnings. Remuneration which is received by an Employee in cash or in kind for the performance of services as a Covered Employee for a Participating Company and which must be reported as wages on the Employee’s Form W-2 for income tax purposes.

(b)                                 Safe Harbor Adjustments to Compensation. To the extent elected in the Adoption Agreement, the following adjustments will be made to the “Compensation” of an Employee:

(i)             Compensation shall be increased for salary reduction amounts which are excluded from the taxable income of the Employee under Code Sections 125, 402(e)(3) and 402(h). For Plan Years beginning on or after January 1, 2001, Compensation shall also be increased for salary reduction amounts which are excluded from the taxable income of the Employee under Code Section 132(f)(4).

(ii)          Compensation shall be reduced by all of the following amounts even if they are taxable to the Employee:

(A)                              Expense reimbursements, expense allowances or moving expenses;

(B)                                Cash and noncash fringe benefits and welfare benefits; and

(C)                                Deferred compensation.

(c)                                  Compensation Limit. In addition to other applicable limitations set forth in the Trust and Plan, and notwithstanding any other provision of the Trust and Plan to the contrary, the maximum annual Compensation of each Employee that can be taken into account for any purpose under the Trust and Plan subsequent to December 31, 1999 shall be One Hundred Seventy Thousand Dollars ($170,000), plus such adjustments for cost of living as shall be prescribed by the Secretary of the Treasury in accordance with Code Section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding twelve (12) months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than twelve (12) months, the annual Compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is twelve (12).

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(d)                                 Compensation with Respect to Self-Employed Individuals. For any Self-Employed Individual covered under the Trust and Plan, Compensation means Earned Income.

The amount of Compensation for any Plan Year shall be determined as of the last day of such year. In all respects, the amount of Compensation shall be determined in accordance with the information contained in the payroll records of the Participating Companies.

2.15         Controlled Group.

The words “Controlled Group” shall mean the Company and all corporations or business organizations which are members of a controlled group of corporations, as defined in Code Section 414(b), a controlled group of trades or businesses, as defined in Code Section 414(c), an affiliated service group, as defined in Code Section 414(m), or any other arrangements as defined in regulations under Code Section 414(o) of which the Company is a part but, in each case, only during the periods any such corporation or business organization is so defined.

2.16         Covered Employee.

The words “Covered Employee” shall mean any Employee of a Participating Company designated as a Covered Employee pursuant to the Adoption Agreement. In no event, however, shall any such Employee be a “Covered Employee” during any period that he:

(a)                                  is employed in a capacity categorized by the Company as a Leased Person, regardless of his status as may be determined otherwise by the Commissioner of the Internal Revenue or other government entity;

(b)                                 receives his Compensation from a leasing organization which is not an Affiliate of a Participating Company; or

(c)                                  is employed in accordance with an oral or written employment agreement or arrangement, the terms and conditions of which preclude his participation in this Trust and Plan.

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2.17         Date of Hire.

The words “Date of Hire” shall mean the date on which an Employee commences employment and works at least one (1) Hour of Service for a member of the Controlled Group and shall mean, in the case of a rehired Employee, the first date following his previous Termination of Employment on which he works at least one (1) Hour of Service for a member of the Controlled Group. In the event that a business organization or the assets thereof shall be or shall have been acquired by, or merged into, a Participating Company or any Affiliate, the Date of Hire of each Employee who is or was an employee of such business organization on the date of acquisition or merger shall be deemed to be or have been the date such business organization or assets were acquired by, or merged into, the Participating Company or such Affiliate unless the Company or the Participating Company, by action of its Board of Directors, specifies that some or all of such Employees shall be deemed to have an earlier Date of Hire.

2.18         Earned Income.

The words “Earned Income” shall mean net earnings from self-employment in the trade or business with respect to which the Trust and Plan is established, provided the personal services of the individual are a material income producing factor. Net earnings will be determined without regard to items not included in gross income and the deductions allocable to such items. Net earnings are reduced by contributions made by a member of the Controlled Group to a qualified plan to the extent deductible under Code Section 404. For Taxable Years beginning after December 31, 1989, net earnings are also determined taking into account the deduction allowed to a member of the Controlled Group by Code Section 164(f).

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2.19         Effective Date.

The words “Effective Date” of this Trust and Plan shall mean the date specified in the Adoption Agreement.

2.20         Employee.

The word “Employee” shall mean any person employed in the trade, business or profession of a member of the Controlled Group, including any common-law Employee, Owner-Employee or Partner-Employee. The word “Employee” shall not include any person who renders service to a member of the Controlled Group solely as a director or independent contractor. The word “Employee” shall also include any Leased Person deemed to be an Employee of the Controlled Group as provided in Code Section 414(n) or (o).

2.21         Enrollment Date.

The words “Enrollment Date” shall mean the date as of which a Covered Employee may make an election to participate in the pre-tax contribution portion of the Trust and Plan, as set forth in the Adoption Agreement.

2.22         Entry Date.

The words “Entry Date” shall mean the date as of which a Covered Employee may become a Participant in the Trust and Plan, as set forth in the Adoption Agreement.

2.23         ERISA.

The acronym “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as it shall be amended from time to time, and lawful regulations and pronouncements promulgated thereunder. Whenever a reference is made to a specific Section of ERISA, such reference shall be deemed to include any successor Section of ERISA having the same or similar purpose.

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2.24         Excess Compensation.

The words “Excess Compensation” shall mean for any Participant Compensation in excess of the Integration Level specified in the Adoption Agreement.

2.25         FMLA Leave.

The words “FMLA Leave” shall mean an Employee’s leave of absence which is designated by a Participating Company or a member of the Controlled Group as being taken pursuant to the Family and Medical Leave Act of 1993, as it may be amended form time to time, and lawful regulations and pronouncements promulgated thereunder.

2.26         Highly Compensated Employee.

The words “Highly Compensated Employee” shall mean an Employee or a former Employee who is highly compensated for a Plan Year as described in Code Section 414(q), which is hereby incorporated by reference. A Highly Compensated Employee is described for informational purposes herein as an Employee during a Plan Year who either:

(a)                                  during the current Plan Year or the Look-Back Year, was at any time a five percent (5%) or more actual or constructive owner of a member of the Controlled Group; or

(b)                                 during the Look-Back Year, (1) received Testing Compensation from a member of the Controlled Group greater than Eighty Thousand Dollars ($80,000.00) (plus any increase for cost of living after December 31, 1997 as determined by the Secretary of the Treasury or his delegate) and, if the Company so elects (B) was in the “Top-Paid Group” of Employees of the Controlled Group for such Look-Back Year.

A former Employee shall be considered to be “highly compensated” for a Plan Year if either (a) such former Employee was a Highly Compensated Employee when such former Employee terminated his employment; or (b) such former Employee was a Highly Compensated Employee at any time after attaining age fifty-five (55).

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In determining whether an Employee is a Highly Compensated Employee for years beginning in 1997, the amendments to Code Section 414(q) stated above are treated as having been in effect for years beginning in 1996.

2.27         Integration Level.

The words “Integration Level” shall mean a percentage of the Taxable Wage Base or other dollar amount, specified in the Adoption Agreement.

2.28         Investment Fund.

The words “Investment Fund” shall mean a fund designated by the Company pursuant to Article 9 hereof for the investment of Participants’ Accounts.

2.29         Leased Person.

The words “Leased Person” shall mean any individual (other than a common-law Employee of a Participating Company) who, pursuant to an agreement between the Participating Company and any leasing organization, has performed services for the Company or for the Participating Company or for related persons, as determined in accordance with Code Section 414(n)(6), on a substantially full-time basis for a period of at least one (1) year; provided, however, that such services are performed under the primary direction or control of a member of the Controlled Group. Contributions or benefits provided on behalf of a Leased Person by the leasing organization which are attributable to services performed for the Participating Company shall be treated as having been provided by the Participating Company.

A Leased Person shall not be considered an Employee of a Participating Company if:

(a)                                  such person is covered by a money purchase pension plan which provides the following:

(i)             a nonintegrated employer contribution formula of at least ten percent (10%) of a participant’s compensation, as

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defined in Code Section 415(c)(3), together with amounts contributed on his behalf pursuant to a salary reduction agreement which are excludable from the Employee’s gross income pursuant to Code Sections 125, 402(e)(3), 402(h) or 403(b);

(ii)          immediate participation in said money purchase pension plan; and

(iii)       full and immediate vesting under said money purchase pension plan; and

(b)                                 Leased Persons do not constitute more than twenty percent (20%) of the Participating Company’s non-Highly Compensated Employees.

2.30         Limitation Year.

The words “Limitation Year” shall mean the twelve (12) month period selected in the Adoption Agreement. For periods prior to the Effective Date, the words “Limitation Year” shall mean the Limitation Years and, with appropriate adjustments, short limitation periods, established by the Company or by regulations issued by the Secretary of the Treasury or his delegate, for purposes of determining compliance with Code Section 415.

2.31         Look-Back Year.

The words “Look-Back Year” shall mean the twelve (12) month period immediately preceding the current Plan Year; provided, however, that the Company may elect that the Look-Back Year be the calendar year ending with or within such twelve (12) month period. Any such election must be made with respect to all qualified retirement plans of the Controlled Group.

2.32         Military Service.

The words “Military Service” shall mean duty in the uniformed services of the United States at the end of which an Employee’s right to reemployment with a Participating Company or any member of the Controlled Group is guaranteed by law, but only if such

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Employee returns to work with a Participating Company or a member of the Controlled Group during the period such reemployment rights are guaranteed.

Notwithstanding any provision of this Trust and Plan to the contrary, effective December 12, 1994, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u), which, as applicable to this Trust and Plan, generally provides for certain periods of qualified military service to constitute, upon an Employee’s reemployment, Service under Article 3 hereof. In addition, upon such an Employee’s reemployment, he shall be permitted to make such pre-tax deferrals and after tax contributions in an amount not to exceed the maximum the Employee would have been permitted to contribute during the period of qualified military service if he had actually been employed by a Participating Company during such period, in accordance with the provisions of Code Section 414(u). Matching contributions will be made on such pre-tax deferrals and/or after tax contributions, as applicable.

2.33         Net Profits.

The words “Net Profits” shall mean the amount of net profit earned by a Participating Company during a particular Taxable Year or Years of such Participating Company, as shown on the financial statements of such Participating Company and as calculated in accordance with generally accepted accounting principles, before provision for contributions hereunder for the current Taxable Year and before provision for any taxes based upon income.

2.34         Normal Retirement Date.

The words “Normal Retirement Date” shall mean the date specified in the Adoption Agreement.

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2.35         Owner-Employee.

The word “Owner-Employee” shall mean a sole proprietor or a partner who owns more than ten percent (10%) of either the capital or profits interest of a partnership.

2.36         Participant.

The word “Participant” shall mean any person who becomes a Participant in this Trust and Plan in accordance with Article 4 hereof. A person shall cease to be a Participant upon his Termination of Employment or upon the complete distribution of his Accounts, as the context may require.

2.37         Partner-Employee.

The word “Partner-Employee” shall mean a partner who owns ten percent (10%) or less of either the capital or profits interest of a partnership.

2.38         Party in Interest.

The words “Party in Interest” shall mean any person who is a party in interest within the meaning of Section 3(14) of ERISA. For purposes of determining whether a person is a Party in Interest under the loan provisions contained in Article 12, the words “Party in Interest” generally refer to a former Employee who is either an officer or director of a Participating Company or a member of the Controlled Group.

2.39         Permanent and Total Disability.

The words “Permanent and Total Disability” and “Disability” shall have the meaning set forth in the definition below which has been specified in the Adoption Agreement.

(a)                                  Social Security Definition. Under this definition, “Permanent and Total Disability” and “Disability” shall mean any disability which entitles the Participant to disability retirement benefits under the United States Social Security Act.

(b)                                 Alternative Definition. Under this definition,  “Permanent and Total Disability” and “Disability” shall mean any disability which

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continuously disables and wholly prevents a Participant from performing the duties of his occupation and which is expected to be of permanent duration, except that no Participant shall be deemed to be permanently and totally disabled if such disability was (i) contracted, suffered or incurred while the Participant was engaged in, or resulted from his having engaged in, a criminal act or enterprise or (ii) resulted from his habitual drunkenness or addiction to narcotics or (iii) resulted from any intentionally self-inflicted injury.

2.40         Personal Accounts.

The words “Personal Accounts” shall mean Pre-87 After Tax Accounts, Post-86 After Tax Accounts, Pre-87 IRA Accounts and Rollover Accounts.

2.41         Plan Year.

The words “Plan Year” shall mean the twelve (12) consecutive month period specified in the Adoption Agreement. Where the context so requires, “Plan Year” shall also mean the twelve (12) month period specified in the Adoption Agreement relating to a prior period or periods.

2.42         Qualified Nonelective Contribution.

The words “Qualified Nonelective Contribution” shall mean any Special ADP Contribution, together with any employer contribution and matching contribution which satisfies the requirements of Code Section 401(m)(4)(C) and regulations issued thereunder.

2.43         Related Employer.

The words “Related Employer” shall mean a corporation or other business organization which, when aggregated with any Participating Company, would be a single employer within the meaning of Code Sections 414(b), (c), (m) and (o), if the phrase “more than fifty percent (50%)” is substituted for the phrase “at least eighty percent (80%)” where the latter phrase appears in such Sections, but in each case, only during the periods any such corporation or business organization would be so defined.

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2.44         Restatement Date.

The words “Restatement Date”  shall mean the date, if any, specified in the Adoption Agreement.

2.45         Self-Employed Individual.

The words “Self-Employed Individual” shall mean an individual who has Earned Income for the Taxable Year with respect to which the Trust and Plan is established, as well as an individual who would have had Earned Income but for the fact that the trade or business had no Net Profits for the Taxable Year.

2.46         Simple Plan.

The words “Simple Plan” shall mean this Trust and Plan during any Plan Year in which the Company has elected pursuant to Section (4) of the Adoption Agreement to comply with the provisions of Code Section 401(k)(11) and regulations issued thereunder.

2.47         Taxable Wage Base.

The words “Taxable Wage Base” shall mean, with respect to any Plan Year, the maximum amount of Compensation which may be considered wages for said Plan Year under Code Section 3121(a) as in effect as of the beginning of the Plan Year.

2.48         Taxable Year.

The words “Taxable Year” shall mean the annual accounting period of the Company, as specified in the Adoption Agreement.

2.49         Testing Compensation.

The words “Testing Compensation” shall mean remuneration used for testing purposes under this Trust and Plan. The words “Testing Compensation” shall be interpreted according to their context and:

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(a)                                  when used to determine:

(i)             whether the amounts allocated to Accounts comply with the limitations on allocations set forth in Code Section 415, described in Article 26 hereof;

(ii)          whether the amounts allocated to Accounts comply with the “amounts testing” requirements of Code Section 401(a)(4); and

(iii)       the identity of Highly Compensated Employees for purposes of the Trust and Plan;

Testing Compensation shall mean all amounts paid to a Participant as payment for services rendered by him to a Participating Company or any Related Employer which may be taken into account for purposes of determining limitations on Annual Additions and benefits under Code Section 415, but for periods prior to January 1, 1998, shall not include items excludable pursuant to Reg. §1.415-2(d)(2), including amounts contributed by a Participating Company to the Trustee pursuant to a Participant’s election under Section 5.1 hereof;

(b)                                 when used to determine the top-heavy status of the Trust and Plan pursuant to Article 25 hereof, Testing Compensation shall mean all amounts paid to a Participant as payment for services rendered by him to a Participating Company or any Related Employer which may be taken into account for purposes of determining limitations on Annual Additions and benefits under Code Section 415, just as described in (a) above, but adjusted to exclude remuneration from a Related Employer which is not a Participating Company or Affiliate; and

(c)                                  when used to determine satisfaction of the Deferral Percentage limit, the Contribution Percentage limit and the multiple use test of Article 8 of this Trust and Plan, Testing Compensation shall mean “Compensation” for such Plan Year as defined in Code Section 414(s).

2.50         Top-Paid Group.

The words “Top-Paid Group” shall mean the top paid twenty percent (20%) of Employees of the Controlled Group ranked on the basis of Testing Compensation from the

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Controlled Group paid during the Plan Year. In determining the members of the top paid group, the following Employees shall be excluded:

(a)                                  Employees who have not completed six (6) months of service;

(b)                                 Employees who normally work less than seventeen and one-half (17-1/2) Hours per week;

(c)                                  Employees who normally work during not more than six (6) months during any year;

(d)                                 Employees who have not attained age twenty-one (21);

(e)                                  except to the extent provided in regulations, Employees who are included in a unit of Employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and a member of the Controlled Group; and

(f)                                    Employees who are nonresident aliens and who receive no Earned Income (within the meaning of Code Section 911(d)(2) from the Controlled Group which constitutes income from sources within the United States (within the meaning of Code Section 861(a)(3)).

The Company may, on a consistent and uniform basis, as elected in the Adoption Agreement, apply subsections (a), (b), (c), or (d) above by substituting a shorter Period of Service, smaller number of Hours or months, or lower age for the Period of Service, number of Hours or months, or age (as the case may be) than that specified in such subsection.

2.51         Trust and Plan.

The words “Trust and Plan” shall mean for each Participating Company this instrument, together with the Adoption Agreement, as originally executed, and as it or they may be amended from time to time.

Notwithstanding the foregoing, the Company may elect in the Adoption Agreement to delete the Trust provisions of this Trust and Plan and to enter into a trust agreement with the Trustee. The adoption of any such trust agreement shall not change the

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status of this Trust and Plan as a prototype plan under the Calfee, Halter & Griswold LLP Prototype Trust and Plan.

2.52         Trustee.

The word “Trustee” shall mean the Trustee designated in the Adoption Agreement and any successor Trustee or Trustees having similar duties.

2.53         Valuation Date.

The words “Valuation Date” shall mean the date upon which the Trust and Plan’s assets are valued for purposes of allocating gains and losses among the Investment Funds and for determining the accrued benefit of each Participant. The Trust and Plan’s Valuation Date shall be such date or dates as shall be determined by the Company from time to time.

2.54         Vested Interest.

The words “Vested Interest” shall mean, with respect to any Participant, (a) plus (b) minus (c) where:

(a)                                  equals the amount, if any, then credited to all Pre-Tax, Special ADP, and Safe Harbor Contribution Accounts maintained on his behalf;

(b)                                 equals the sum of:

(i)             the amount credited to his Employer Contribution and Match Accounts multiplied by his applicable Vested Percentage; plus

(ii)          any distributions to the Participant or withdrawals by the Participant made from his Employer Contribution and Match Accounts since his earliest Date of Hire which has not been followed by five (5) consecutive One Year Breaks In Service, multiplied by his applicable Vested Percentage; and

(c)                                  equals the amount of any distributions to the Participant or withdrawals by the Participant made from his Employer Contribution and Match Accounts since his earliest Date of Hire

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which has not been followed by five (5) consecutive One Year Breaks In Service.

2.55         Vested Percentage.

The words “Vested Percentage” shall mean for any Participant the percentage determined on the basis of his number of years of Vesting Service in accordance with the vesting alternative specified in the Adoption Agreement. Notwithstanding any other provision of this Trust and Plan to the contrary, upon attainment of his Normal Retirement Date and during all periods thereafter, a Participant shall have a Vested Percentage of one hundred percent (100%).

2.56         Other Terms Defined.

Other terms are defined elsewhere in this Trust and Plan and in the Adoption Agreement hereto. Such terms and the locations of their definitions are:

(a)	Active Participant	§4.6, Plan
(b)	Administrator	§49, PSAd.Ag.; §43, MPAd.Ag.
(c)	Adoption Date	§1, Ad.Ag.
(d)	Aggregate Limit	§8.8, Plan
(e)	Alternate Payee	§23.1, Plan
(f)	Annual Additions	§26.1, Plan
(g)	Compensation	§20, PSAd.Ag.; §16,MPAd.Ag.
(h)	Contribution Percentage	§8.8, Plan
(i)	Covered Employee	§15, PSAd.Ag.; §12, MPAd.Ag.
(j)	Deferral Percentage	§8.8, Plan
(k)	Defined Benefit Plan Fraction	§26.1, Plan
(l)	Defined Contribution Plan Fraction	§26.1, Plan
(m)	Determination Date	§25.2, Plan
(n)	Domestic Relations Order	§23.1 Plan
(o)	Early Retirement Date	§34, PSAd.Ag.; §29 MPAd.Ag.
(p)	Effective Date	§8, PSAd.Ag.: §7, MPAd.Ag.
(q)	Eligible Employee	§6.4, 6.6 Plan
(r)	Entry Date	§18, PSAd.Ag.; §15MPAd.Ag.
(s)	Excess Contributions	§8.7, Plan
(t)	Hour(s) of Service	§§3.1, 3.2, Plan
(u)	Inactive Participant	§4.6, Plan
(v)	Key Employee	§25.2, Plan
(w)	Limitation Year	§12, PSAd.Ag.; §11 MPAd.Ag.
(x)	Match Period	§23(a)(ii), PSAd.Ag.
(y)	Maximum Permitted Disparity	§6.2(b), Plan

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(z)	Non-Key Employee	§25.2, Plan
(aa)	Normal Retirement Date	§33, PSAd.Ag.; §28, MPAd.Ag.
(bb)	One Year Break In Service	§§3.1, 3.2, Plan
(cc)	Participating Company	§7, PSAd.Ag.; §6, MPAd.Ag.
(dd)	Period of Service	§3.1, Plan
(ee)	Period of Severance	§3.1, Plan
(ff)	Permanent and Total Disability	§35, PSAd.Ag.; §30, MPAd.Ag.
(gg)	Permissive Aggregation Group	§25.2, Plan
(hh)	Plan No.	§3, Ad.Ag.
(ii)	Plan Year	§11, PSAd.Ag.; §10, MPAd.Ag.
(jj)	Predecessor Plan	§2, Ad.Ag.
(kk)	Present Value	§25.2, Plan;
§51(b), PSAd.Ag.; §45(b),
MPAd.Ag.
(ll)	Projected Annual Benefit	§26.1, Plan
(mm)	Qualified Domestic Relations Order	§23.1, Plan
(nn)	Required Aggregation Group	§25.2, Plan
(oo)	Related Companies	§6, PSAd.Ag.; §5, MPAd.Ag.
(pp)	Restatement Date	§9, PSAd.Ag.; §8, MPAd.Ag.
(qq)	Service	§16, PSAd.Ag.; §13, MPAd.Ag.
(rr)	Shareholder-Employee	§12.6, Plan
(ss)	Sponsor	§53, PSAd.Ag.; §47, MPAd.Ag.
(tt)	Taxable Year	§10, PSAd.Ag.; §9, MPAd.Ag.
(uu)	Termination of Employment	§§3.1, 3.2, Plan
(vv)	Top-Heavy Group	§25.2, Plan
(ww)	Trustee	§47, PSAd.Ag.; §41, MPAd.Ag.
(xx)	Top-Heavy Valuation Date	§25.2, Plan;
§51(c), PSAd.Ag.; §45(c),
MPAd.Ag.
(yy)	Vested Percentage	§§27, 28, PSAd.Ag.; §§22, 23,
MPAd.Ag.
(zz)	Vesting Service	§§3.1, §3.2, Plan,
§16(b), 29, PSAd.Ag.; §13(b), (24),
MPAd.Ag.
(aaa)	Year of Service	§§3.1, 3.2, Plan

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ARTICLE 3

SERVICE

3.1           Service Based on the Elapsed Time Method.

If the Company shall elect, pursuant to the Adoption Agreement, to calculate service for purposes of this Trust and Plan based on the elapsed time method, the following definitions shall apply:

(a)           Hour of Service. The words “Hour of Service” or “Hour” shall mean for any Employee an Hour for which he is directly or indirectly paid or entitled to payment by a member of the Controlled Group for the performance of duties either as regular wages, salary or commissions or pursuant to an award or agreement requiring a member of the Controlled Group to pay back wages, irrespective of mitigation of damages.

(b)           One Year Break In Service. The words “One Year Break In Service” shall mean for any Employee or former Employee a twelve (12) month Period of Severance commencing on his Termination of Employment or any anniversary thereof.

(c)           Period of Service. The words “Period of Service” shall mean for any Employee any period during which he is or was employed by a member of the Controlled Group. Each such period shall be measured from his Date of Hire to the date of Termination of Employment which follows such Date of Hire.

In addition, if any Employee is rehired within twelve (12) months of:

(i)             the date of his Termination of Employment; or

(ii)          if earlier, the first day of any period of leave of absence, layoff, or Military Service after the end of which the Employee did not return to work for a member of the Controlled Group prior to his Termination of Employment,

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such Employee’s “Period of Service” shall include the Period of Severance measured from his date of Termination of Employment until his subsequent date of rehire.

Two or more Periods of Service or Periods of Severance that are included in an Employee’s service and that contain fractions of a year (computed in months and days) shall be aggregated on the basis of twelve (12) months constituting a year and thirty (30) days constituting a month.

(d)           Period of Severance. The words “Period of Severance” shall mean, with respect to an Employee or former Employee, a period commencing on his Termination of Employment and ending on the date such Employee is rehired by a member of the Controlled Group. In the event of the Termination of Employment of an Employee by reason of either:

(i)                         the pregnancy of such Employee; or

(ii)                      the birth of a child of such Employee; or

(iii)                   the placement of a child with such Employee in connection with the adoption of such child by such Employee; or

(iv)                  the care for such child for a period beginning immediately following such birth or placement;

such Employee’s Period of Severance shall be deemed to have commenced on the first anniversary of the last day he actually performed services for a member of the Controlled Group. The Administrator may require any Employee who is absent from work by reason of any such pregnancy, birth or placement to furnish to the Administrator such timely information as the Administrator may reasonably require to establish that the Employee’s absence from work was by reason of such pregnancy, birth or placement.

(e)           Termination of Employment. The words “Termination of Employment” shall mean for any Employee the occurrence of any one of the following events:

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(i)                         he is discharged by a member of the Controlled Group unless he is subsequently reemployed and given pay back to his date of discharge;

(ii)                      he voluntarily terminates employment with a member of the Controlled Group;

(iii)                   he retires from employment with a member of the Controlled Group;

(iv)                  he fails to return to work after exhaustion of his FMLA Leave, at the end of any leave of absence authorized by a member of the Controlled Group, or within ninety (90) days following such Employee’s release from Military Service or within any other period following Military Service in which his right to reemployment with a member of the Controlled Group is guaranteed by law, or within three (3) days after he has been recalled to work following a period of layoff;

(v)                     he has been continuously laid-off for six (6) months;

(vi)                  he fails to return to work after the cessation of Disability income payments under any sick leave, short term disability program or long term disability program of a member of the Controlled Group;

(vii)               if the stock or assets of the business unit by which the Employee is employed are sold to a person or entity which is not a member of the Controlled Group or are transferred to a joint venture which is not a member of the Controlled Group and this Trust and Plan is assumed by such person or entity, the Employee’s Termination of Employment as defined in (i) through (vi) above with such person or entity; or

(viii)            if the stock or assets of the business unit by which the Employee is employed are sold to a person or entity which is not a member of the Controlled Group or are transferred to a joint venture which is not a member of the Controlled Group and this Trust and Plan is not assumed by such person or entity, the date of sale of the stock or assets or the date of such transfer.

In the case of the occurrence of any event described in (iv) or (v) of this Section 3.1(e), the date of such Employee’s Termination of Employment shall be deemed to be the earlier of (A) the first

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anniversary of the first day of any such period of leave of absence, layoff, or Military Service, or (B) the last day of any such period of leave of absence, layoff or Military Service.

(f)            Vesting Service. The words “Vesting Service” shall mean, for any Employee, the aggregate of all his Periods of Service, excluding any Periods of Service as the Company shall designate pursuant to the Adoption Agreement and excluding any Period of Service that a rehired Employee had prior to his most recent Termination of Employment, determined as of such date of Termination of Employment pursuant to this Section 3.1(f), provided that:

(i)                         such rehired Employee did not have a Vested Interest under this Trust and Plan on such date of Termination of Employment;

(ii)                      such rehired Employee has had a Period of Severance which equals or exceeds five (5) years; and

(iii)                   the period of such rehired Employee’s Vesting Service is less than or equal to his Period of Severance.

(g)           Year of Service. The words “Year of Service” shall mean for any Employee a twelve (12) month Period of Service.

3.2           Service Based on the Hours Method.

If the Company shall elect, pursuant to the Adoption Agreement, to calculate service for purposes of this Trust and Plan based on the Hours method, the following definitions shall apply:

(a)           Hours of Service. The words “Hours of Service” or “Hours” shall mean for any Employee the actual number of Hours for which he is directly or indirectly paid or entitled to payment by a member of the Controlled Group for the performance of duties either as regular wages, salary or commissions, or for reasons other than the performance of duties such as vacation or holiday pay, and in either case, including payments pursuant to an award or

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agreement requiring a member of the Controlled Group to pay back wages, irrespective of mitigation of damages. Hours of Service under this paragraph shall be calculated and credited pursuant to Section 2530.200b-2(b) and (c) of the Department of Labor Regulations which are incorporated herein by reference. Notwithstanding the foregoing,

(i)             no Employee shall be credited with more than 501 Hours of Service with respect to payments he receives or is entitled to receive during any single continuous period during which he performs no services for a member of the Controlled Group (irrespective of whether he has terminated employment) due to vacation, holiday, illness, incapacity (including Disability), layoff, jury duty, military duty, or leave of absence;

(ii)          no Employee shall be credited with Hours of Service with respect to payments he receives or is entitled to receive during a period when he performs no services for a member of the Controlled Group under a plan maintained solely for the purpose of complying with applicable workers’ compensation, unemployment compensation, disability insurance or Federal Social Security laws; and

(iii)       no Employee or former Employee shall be credited with Hours of Service with respect to payments he receives or is entitled to receive under a pension benefit plan to which a member of the Controlled Group has contributed during a period when he performs no services for a member of the Controlled Group.

(b)           One Year Break In Service. The words “One Year Break In Service” shall mean for any Employee or former Employee a Plan Year, ending after his Termination of Employment, during which the Employee or former Employee did not complete more than five hundred (500) Hours of Service for a member of the Controlled Group. Notwithstanding the foregoing provisions of this Section 3.2(b), in the event any Employee is absent from work, on or after the first day of the Plan Year, by reason of either:

(i)                         the pregnancy of such Employee; or

(ii)                      the birth of a child of such Employee; or

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(iii)                   the placement of a child with such Employee in connection with the adoption of such child by such Employee; or

(iv)                  the care for such child for a period beginning immediately following such birth or placement;

such Employee shall, solely for the purposes of determining whether such Employee has incurred a One Year Break In Service pursuant to this Section 3.2(b), be credited either with the Hours of Service which otherwise would normally have been credited to such Employee but for such absence or, in any case in which the Administrator is unable to determine the Hours described in the preceding clause, eight (8) Hours per day of such absence; provided, however, that the total number of Hours of Service which an Employee may be credited with by reason of any such pregnancy, birth or placement shall not exceed five hundred one (501) Hours. An Employee shall be credited with the Hours of Service described in the preceding sentence only in the Plan Year in which the absence from work begins if the Employee would be prevented from incurring a One Year Break In Service in such Plan Year solely because the Employee is credited with Hours of Service pursuant to the preceding sentence or, in any other case, in the immediately following Plan Year. The Administrator may require any Employee who is absent from work because of any such pregnancy, birth or placement to furnish to the Administrator such timely information as the Administrator may reasonably require to establish both that the Employee’s absence from work is because of such pregnancy, birth or placement and the number of days during which the Employee was absent because of such pregnancy, birth or placement.

(c)           Termination of Employment. The words “Termination of Employment” shall mean for any Employee the occurrence of any one of the following events:

(i)                         he is discharged by a member of the Controlled Group unless he is subsequently reemployed and given pay back to his date of discharge;

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(ii)                      he voluntarily terminates employment with a member of the Controlled Group;

(iii)                   he retires from employment with a member of the Controlled Group;

(iv)                  he fails to return to work after exhaustion of his FMLA Leave, at the end of any leave of absence authorized by a member of the Controlled Group, or within ninety (90) days following such Employee’s release from Military Service or within any other period following Military Service in which his right to reemployment with a member of the Controlled Group is guaranteed by law, or within three (3) days after he has been recalled to work following a period of layoff;

(v)                     he has been continuously laid-off for six (6) months;

(vi)                  he fails to return to work after the cessation of Disability income payments under any sick leave, short term disability program or long term disability program of a member of the Controlled Group;

(vii)               if the stock or assets of the business unit by which the Employee is employed are sold to a person or entity which is not a member of the Controlled Group or are transferred to a joint venture which is not a member of the Controlled Group and this Trust and Plan is assumed by such person or entity, the Employee’s Termination of Employment as defined in (i) through (vi) above with such person or entity; or

(viii)            if the stock or assets of the business unit by which the Employee is employed are sold to a person or entity which is not a member of the Controlled Group and this Trust and Plan is not assumed by such person or entity, the date of sale of the stock or assets or the date of such transfer.

In the case of the occurrence of any event described in (iv) or (v) of this Section 3.2(c), the date of such Employee’s Termination of Employment shall be deemed to be the first day of any such period of leave of absence, layoff, or Military Service.

(d)           Vesting Service. The words “Vesting Service” shall mean for any Employee the number of Plan Years during which the Employee has been or was previously

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employed by a member of the Controlled Group, excluding any Plan Years during which the Employee does not complete at least one thousand (1,000) Hours of Service for a member of the Controlled Group, excluding such other Plan Years as are specified in the Adoption Agreement and excluding any years of Vesting Service which a rehired Employee had prior to the date of his most recent Termination of Employment, determined as of such date of Termination of Employment pursuant to this Section 3.2(d), provided that:

(i)                         such rehired Employee did not have a Vested Interest under this Trust and Plan on such date of Termination of Employment;

(ii)                      such rehired Employee has had at least five (5) consecutive One Year Breaks In Service since the last day of such Vesting Service; and

(iii)                   the number of years of such rehired Employee’s Vesting Service is less than or equal to the number of consecutive One Year Breaks In Service which he had after the last day of such Vesting Service.

(e)           Year of Service. The words “Year of Service” shall mean for any Employee a twelve (12) month period commencing on such Employee’s Date of Hire or on the first day of any Plan Year commencing thereafter during which the Employee has been or was previously employed by a member of the Controlled Group, excluding any such Years of Service during which the Employee completed less than one thousand (1,000) Hours of Service for a member of the Controlled Group.

For purposes of determining a “Year of Service,” pursuant to this Section 3.2(e), the initial twelve (12) month period measured from an Employee’s Date of Hire shall overlap the first Plan Year following his Date of Hire. Thus, if an Employee completes at least one thousand (1,000) Hours of Service during both the initial twelve (12) month period and the overlapping

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Plan Year, he shall be deemed to have two (2) Years of Service as of the last day of such Plan Year.

3.3           Service With Predecessor Employer.

Unless otherwise excluded pursuant to the Company’s election in the Adoption Agreement, service with a predecessor employer prior to the acquisition by the Controlled Group of such predecessor employer shall be treated as service for the Controlled Group. Notwithstanding a contrary election in the Adoption Agreement, however, if the predecessor employer maintained a qualified plan at any time within five (5) years prior to the adoption of this Trust and Plan, service with a predecessor employer must be treated as service for the Controlled Group.

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ARTICLE 4

ELIGIBILITY AND PARTICIPATION

4.1           Eligibility Requirements.

Each Covered Employee shall be eligible to become a Participant under this Trust and Plan when he has met the eligibility requirements set forth in the Adoption Agreement for making a pre-tax contribution election or for receiving an allocation of the contributions of the Participating Companies under the Trust and Plan, or both.

4.2           Enrollment.

A Covered Employee shall be eligible to make a pre-tax contribution election as of any Enrollment Date coinciding with or following the date on which or as of which the Administrator notifies the Covered Employee that he is eligible to make a pre-tax contribution election.

An eligible Covered Employee shall become a Participant as of such Enrollment Date if he shall agree, by such means (including in writing, orally, telephonically or electronically) as the Administrator may determine, to defer certain of his unpaid Compensation pursuant to Section 5.1 hereof and to have such amounts contributed to the Trust and Plan on his behalf as pre-tax contributions. An eligible Covered Employee may also become a Participant by virtue of a deemed election pursuant to Section 4.3. A Participant may increase or decrease the amount of his pre-tax contributions in accordance with the provisions of Article 5 hereof.

4.3           Election Not To Participate; Automatic Participation.

If the Company shall elect in the Adoption Agreement to have the automatic participation provisions apply, an eligible Covered Employee may decline to participate in the Trust and Plan by so electing at any time in such manner (including in writing, orally,

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telephonically or electronically) as the Administrator may determine. An eligible Covered Employee who declines to participate pursuant to this Section shall not become a Participant in the Trust and Plan, shall not have any Accounts established on his behalf and shall not be eligible to receive an allocation of any contribution made to the Trust and Plan by a Participating Company until his Entry Date as provided in Section 4.4 hereof. Such a Participant may later elect to make pre-tax contributions to the Trust and Plan in accordance with the provisions of Section 4.2 and Article 5 hereof.

In the event that an eligible Covered Employee who is subject to this Section 4.3 fails to make any affirmative election in accordance with Section 4.2, and also does not elect pursuant to this Section not to participate, he shall be deemed to have elected to have pre-tax contributions made on his behalf in such amount or percentage of his Compensation as is set forth in the Adoption Agreement. Such contributions shall commence as of the first payroll period that ends at least thirty (30) days after the Participant’s initial Enrollment Date.

4.4           Entry Date.

Every Covered Employee who becomes eligible to participate in this Trust and Plan pursuant to the Adoption Agreement shall automatically become a Participant as of the Entry Date as set forth in the Adoption Agreement coinciding with or next following his eligibility, provided he remains a Covered Employee on such Entry Date.

4.5           Reemployment.

In the event that a member of the Controlled Group which is a Participating Company shall reemploy a former Participant, such former Participant shall automatically become a Participant in this Trust and Plan as of the first Enrollment Date on or as soon as administratively practicable following his date of rehire or any Enrollment Date thereafter,

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provided he is a Covered Employee. If the deemed election provisions set forth in Section 4.3 above apply to Covered Employees employed by the Participating Company that rehires such former Participant, such provisions also shall apply with respect to the rehired Participant. In the event that a member of the Controlled Group which is a Participating Company shall reemploy a former Employee who was not a Participant during his previous period of employment, such Employee must satisfy the requirements set forth in Section 4.1 hereof and the Adoption Agreement before he shall become eligible to participate in this Trust and Plan.

4.6           Active and Inactive Participants.

A Participant will be considered to be an Active Participant during any period he is a Covered Employee. If a Participant ceases to be a Covered Employee but continues to be an Employee of a member of the Controlled Group, he will be an Inactive Participant during such period of employment. An Inactive Participant who again becomes a Covered Employee shall participate in the Trust and Plan immediately upon this change in status.

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ARTICLE 5

PRE-TAX CONTRIBUTIONS

5.1           Election of Pre-Tax Contributions.

If the Adoption Agreement permits pre-tax contributions, then, pursuant to a salary reduction agreement, an Active Participant may elect that a stated portion of his unpaid Compensation for a Plan Year which would normally be paid to him by a Participating Company, be paid by the Participating Company to the Trustee hereunder and be treated as a contribution by the Participating Company. An Active Participant’s election hereunder shall be made in such manner (including in writing, orally, telephonically or electronically) as the Administrator may determine and shall include deemed elections made pursuant to Section 4.3, if applicable. Any such election shall be conditioned upon:

(a)                                  his right to defer the imposition of federal income tax on such deferred compensation until a subsequent distribution of such amount under this Trust and Plan; and

(b)                                 the Participating Company’s right to deduct such amount for federal income tax purposes before taking into account any contributions made by the Participating Company under Article 6 hereof and after taking into account any contributions made by the Participating Company under any other pension, profit sharing or stock bonus plans maintained by the Participating Company which meet the requirements of Code Section 401(a).

5.2           Limitations on Pre-Tax Contributions.

The Company may, from time to time, establish minimum and maximum limits for the amount of pre-tax contributions that Participants can make under this Trust and Plan. The Company may establish maximum limitations which apply solely to Highly Compensated Employees. Any limitation, whether a maximum or a minimum, can be either a stated dollar amount or a stated percentage of Compensation, as shall be prescribed by the Administrator.

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5.3           Changes in Elections.

An election made by a Participant pursuant to Section 5.1 hereof shall continue in effect until changed or revoked, or unless automatically suspended pursuant to Section 5.6 hereof, notwithstanding any changes in the amount of such Participant’s Compensation. A Participant may change the portion of his Compensation to be contributed to this Trust and Plan or suspend his contributions to this Trust and Plan pursuant to Section 5.1 hereof at least one (1) time in each Plan Year, at such times as the Company shall permit. If the Company has made an election that the Trust and Plan shall be a Simple Plan or in the event the automatic enrollment provisions of Section 4.3 hereof apply, Participants may suspend their contributions to this Trust and Plan pursuant to Section 5.1 at any time. A Participant shall change or suspend his election by providing such notice in such manner (including in writing, orally, telephonically or electronically) as the Administrator in its sole discretion, shall require.

5.4           Payment to Trustee.

All pre-tax contributions made by a Participant pursuant to Sections 4.3 and 5.1 shall be paid to the Trustee in cash not later than the date on which such amounts can reasonably be segregated from a Participating Company’s general assets. In any event, such amounts shall be paid to the Trustee not later than fifteen (15) business days after the close of the month which includes the date on which such amounts would otherwise have been payable to the Participant in cash.

5.5           Pre-Tax Accounts.

Any amounts contributed by a Participating Company pursuant to a Participant’s election under Section 5.1 above or deemed election pursuant to Section 4.3 hereof shall be held by the Trustee as a part of the Trust Fund created under this Trust and Plan, shall be specifically

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allocated to a Pre-Tax Account for the benefit of such Participant and shall be invested and reinvested, valued and administered in accordance with the terms of this Trust and Plan. Any amounts credited to a Participant’s Pre-Tax Account shall be fully vested and nonforfeitable at all times.

5.6           Suspension of Pre-Tax Contributions.

In the event a Participant receives a distribution from his Pre-Tax Account as a result of hardship as described in Article 14, such Participant’s pre-tax contributions under Section 4.3 or 5.1 hereof shall be suspended for a twelve (12) month period after his receipt of such hardship distribution. In addition, for the taxable year of the Participant immediately following the Participant’s taxable year during which said hardship distribution occurs, such Participant shall be barred from making pre-tax contributions in excess of (a) minus (b) below, where:

(a)                                  equals the dollar limit set forth in Section 8.2 hereof; and

(b)                                 equals the amount of such Participant’s pre-tax contributions for the Participant’s taxable year during which said hardship distribution is made.

5.7           Catch-Up Contributions After Return From Military Service.

In the event that a Participant returns to employment with a Participating Company or a member of the Controlled Group within the time allowed by law following a leave of absence due to Military Service and such Participant failed to make pre-tax contributions while on such leave of absence, the Participant may elect to make catch-up pre-tax contributions relating to such period of Military Service, to the extend required by Code Section 414(u). The period during which such Participant may make such catch-up contributions shall commence on his date of rehire and shall continue for a period which is the lesser of five (5) years following such date of rehire or three (3) times the Participant’s period of Military Service.

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ARTICLE 6

PARTICIPATING COMPANY CONTRIBUTIONS

6.1           Types of Contributions.

For each Plan Year ending after the Effective Date, a Participating Company shall make a contribution in cash or other property, in addition to the pre-tax contributions described in Articles 4 and 5 hereof, to the extent required or permitted by the Adoption Agreement. At the time the Participating Company pays the contribution to the Trustee, it shall notify the Trustee of the type of the contribution, or portions thereof, from among the following listed categories:

(a)                                  a profit sharing contribution or money purchase contribution to be allocated among the Employer Contribution Accounts of eligible Participants in accordance with Section 6.2 hereof;

(b)                                 a matching contribution to be allocated among the Match Accounts of eligible contributing Participants in accordance with Section 6.3 hereof;

(c)                                  a safe harbor contribution to be allocated among the Safe Harbor Contribution Accounts and/or the Match Accounts of Eligible Employees in accordance with Section 6.4 hereof;

(d)                                 a special ADP contribution to be allocated among the Special ADP Accounts of eligible Participants in accordance with Section 6.5 hereof; and

(e)                                  a Simple Plan contribution to be allocated among the Employer Contribution and/or Match Accounts of Eligible Employees in accordance with Section 6.6 hereof.

6.2           Employer Contributions.

If the Adoption Agreement provides for profit sharing or money purchase contributions, any such contributions by the Participating Companies shall be allocated among the Employer Contribution Accounts of all Participants who were Active Participants during the

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Plan Year, excluding any Participants described in the Adoption Agreement. Such contributions shall be allocated in the manner specified in the Adoption Agreement as follows:

(a)                                  Relative Compensation. Under the relative compensation method, such contributions shall be allocated to the Employer Contribution Account of each Participant eligible to receive an allocation pursuant to this Section 6.2 in an amount equal to that portion of the contribution which bears the same relationship to such contribution as such Participant’s Compensation during the Plan Year bears to the total Compensation of all such Participants during such Plan Year.

(b)                                 Integration Method. Under the integration method, such contribution shall be allocated to the Employer Contribution Account of each Participant eligible to receive an allocation pursuant to this Section 6.2 as follows:

(i)             contributions shall be allocated among Participants in the ratio that the sum of each Participant’s Compensation and Compensation in excess of the Integration Level selected in the Adoption Agreement bears to the sum of all Participants’ Compensation and Compensation in excess of the Integration Level, but not in excess of the Maximum Permitted Disparity Rate determined as follows:

Integration Level Specified in The Adoption Agreement As A Percentage of The Taxable Wage Base	Maximum Permitted Disparity Rate
0% To 20%	5.7%
20.1% To 80%	4.3%
80.1% To 99.9%	5.4%
100%	5.7%

(ii)          the balance of the employer contribution of the Participating Companies shall be allocated among such Participants in the ratio of their relative Compensation.

(c)                                  Per Capita Method. Under the per capita method, such contributions shall be allocated in equal amounts to the Employer Contribution Account of each Participant eligible to receive an allocation pursuant to this Section 6.2.

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(d)                                 Hours Worked Method. Under the Hours worked method, such contributions shall be allocated to the Employer Contribution Accounts of Participants eligible to receive an allocation pursuant to this Section 6.2 in proportion to the Hours of Service, as defined in Section 3.1(a) of this Trust and Plan, actually worked by each such eligible Participant.

(e)                                  Uniform Points Method. Under the uniform points method, such contributions shall be allocated to the Employer Contribution Accounts of Participants eligible to receive an allocation pursuant to this Section 6.2 in an amount equal to that portion of the contribution which bears the same relationship to such contribution as such Participant’s points for such Plan Year, as described in the Adoption Agreement, bears to the total points of all such Participants for such Plan Year.

6.3           Matching Contributions.

If the Adoption Agreement so provides, each Participating Company may make a matching contribution to this Trust and Plan for each period specified in the Adoption Agreement. Such matching contribution, if any, shall be allocated to the Match Account of each Participant on whose behalf it is made.

6.4           Safe Harbor Contributions.

If the Adoption Agreement so provides, each Participating Company shall make an ADP test safe harbor matching contribution or an ADP test safe harbor nonelective contribution and/or an ACP test safe harbor matching contribution to the Trust and Plan for each period specified in the Adoption Agreement. Such safe harbor contributions shall be allocated as follows:

(a)                                  ADP Test Safe Harbor Matching Contribution. An ADP test safe harbor matching contribution equal to the percentage set forth in the Adoption Agreement for each Plan Year shall be allocated among the Safe Harbor Contribution Accounts of all Eligible Employees who shall make pre-tax contributions pursuant to Sections 4.3 or 5.1 hereof at any time during such Plan Year.

(b)                                 ADP Test Safe Harbor Non-Elective Contribution. An ADP test safe harbor non-elective contribution equal to the percentage set

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forth in the Adoption Agreement for each Plan Year shall be allocated among the Safe Harbor Contribution Accounts of all Eligible Employees.

(c)                                  ACP Test Safe Harbor Matching Contribution. An ACP test safe harbor matching contribution equal to the percentage set forth in the Adoption Agreement for each Plan Year shall be allocated among the Match Accounts of all Eligible Employees who shall make pre-tax contributions pursuant to Sections 4.3 and 5.1 hereof at any time during such Plan Year.

For purposes of this Section 6.4, the term “Eligible Employee” shall mean each employee who is eligible to make pre-tax contributions under the Trust and Plan for any part of the Plan Year or who would be eligible to make such contributions were it not for either a suspension of contributions pursuant to Section 5.6 hereof or the limitations of Code Section 402(g) or 415.

6.5           Special ADP Contributions.

If the Adoption Agreement so provides, a Participating Company may make a special ADP contribution to this Trust and Plan for any Plan Year. The amount of such special contribution shall be determined by the Company from time to time. Such amount, if any, shall be allocated to the Special ADP Accounts of some or all of the Participants in such manner as the Company shall designate at the time any such special ADP contribution is made to this Trust and Plan.

6.6           Simple Plan Contributions.

If the Company has made an election in the Adoption Agreement that the Trust and Plan shall be a Simple Plan, each Participating Company shall make an employer contribution or a matching contribution to the Trust and Plan for each applicable Plan Year. Such contribution shall be allocated as follows

(a)                                  Simple Plan Employer Contribution. A Participating Employer contribution equal to the percentage set forth in the Adoption Agreement for each Plan Year shall be allocated among the Employer Contribution Accounts of all Eligible Employees.

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(b)                                 Simple Plan Matching Contribution. A matching contribution equal to the percentage set forth in the Adoption Agreement for each Plan Year shall be allocated among the Match Accounts of all Eligible Employees who shall make pre-tax contributions pursuant to Sections 4.3 and 5.1 hereof.

For purposes of this Section 6.6, the term “Eligible Employee” shall mean each employee who is entitled to make pre-tax contributions under the Trust and Plan for the Plan Year, provided that for purposes of subsection (a), such employee also shall have received not less than $5,000 of Compensation during such Plan Year.

6.7           Payment to Trustee.

The Participating Companies shall make the contributions specified in Section 6.1 hereof, in cash or other property, to the Trustee not later than the last day upon which they may make contributions under this Trust and Plan and secure under the Code deductions of such contributions in the computation of their federal income taxes for the Taxable Years which include the last day of the Plan Year for which such contributions are made.

6.8           Crediting to Accounts.

Any amounts contributed by the Participating Companies pursuant to this Article 6 shall be held by the Trustee as a part of the Trust Fund created under this Trust and Plan, shall be specifically allocated to the eligible Participants’ Employer Contribution Accounts, Match Accounts, Special ADP Accounts or Safe Harbor Contribution Accounts, as hereinbefore provided, for the benefit of such Participants and shall be invested and reinvested, valued and administered in accordance with the terms of this Trust and Plan. Any amounts credited to a Participant’s Employer Contribution and Match Accounts shall be subject to the vesting schedules described in the Adoption Agreement. Any amounts credited to a Participant’s Special ADP and Safe Harbor Contribution Accounts shall be fully vested and nonforfeitable at all times.

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6.9           Correction of Allocation Errors.

If, after the Participating Companies’ contributions have been made and allocated, it should appear that, through oversight or a mistake of fact or law or otherwise, a Participant (or an Employee who should have been considered a Participant) who should have been entitled to share in such contribution, received no allocation or received an allocation which was less than he should have received, the Company may, pursuant to an IRS correction program, and in lieu of reallocating such contribution, make a special make-up contribution to the Account of such Participant in an amount which shall be sufficient to provide for him the same allocation to his Account as he should have received. Similarly, if a Participant received an allocation which exceeded the amount he should have received (or an Employee was inappropriately included in the Plan), the Company may, pursuant to an IRS correction program, reallocate such contribution, offset other Participating Company contributions against such allocation or use such allocation to pay Plan expenses.

6.10         Employer Contributions On Return From Military Service.

In the event that a Participant returns to employment with a Participating Company or a member of the Controlled Group within the time allowed by law following a leave of absence due to Military Service, any contributions which would have been made on behalf of such Participant pursuant to this Article 6 had he not been on such leave of absence shall be made on his behalf and allocated to his Accounts, as applicable. Any such contributions shall be calculated using estimated Compensation during such period of Military Service, based on his rate of Compensation at the time such leave of absence commenced. Such contributions shall be made to the Trust and Plan within the time prescribed by law.

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ARTICLE 7

AFTER TAX CONTRIBUTIONS

7.1           Amount of After Tax Contributions.

If permitted by the Adoption Agreement, then pursuant to uniform rules and procedures promulgated by the Administrator, an Active Participant may voluntarily make after tax contributions to the Trust Fund created under this Trust and Plan. After tax contributions may either be a stated percentage of the Participant’s Compensation or a stated dollar amount and can be made by either payroll deduction or a cash payment from the Participant to the Trustee.

7.2           Changes in Payroll Deductions.

If after tax contributions are made by payroll deduction, the percentage designated by the Participant shall continue in effect until revoked or changed by such Participant notwithstanding any change in the amount of such Participant’s Compensation. A Participant may change the portion of his Compensation to be contributed to this Trust and Plan or suspend his contributions to this Trust and Plan pursuant to Section 7.1 hereof at least one (1) time in each Plan Year, at such times as the Company shall permit and in such manner (including in writing, orally, telephonically or electronically) as the Administrator may determine from time to time. A Participant shall change or suspend his election by providing such notice to the Administrator as the Company, in its sole discretion, shall require.

7.3           Payment to Trustee.

The Participating Companies shall pay in cash to the Trustee all amounts deducted from the Compensation of a Participant as after tax contributions as soon as reasonably possible after such deductions are made but in no event later than the fifteenth (15th) day of the

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month following the month in which the Participant otherwise would have been paid such amount in cash.

7.4           After Tax Accounts.

Any after tax contributions made by a Participant shall be credited to a Post-86 After Tax Account for the benefit of such Participant. After tax contributions made prior to January 1, 1987, if any, shall be credited to the Participant’s Pre-87 After Tax Account which shall not be credited with any after tax contributions made subsequent to December 31, 1986. Any amounts credited to a Participant’s After Tax Accounts shall be fully vested and nonforfeitable at all times.

7.5           Deductible Voluntary Contributions.

The Plan Administrator shall not accept any deductible voluntary contributions hereunder; provided, however, that any such contributions made to a Predecessor Plan prior to January 1, 1987 shall be maintained in a separate Pre-87 IRA Account which shall be fully vested and nonforfeitable at all times. Such Account shall share in the income, gains and losses of the Trust Fund as provided in Article 11 hereof. No part of such Account shall be used to purchase life insurance pursuant to Article 10 hereof.

7.6           Suspension of Contributions.

In the event a Participant receives a distribution from his Pre-Tax Account as a result of hardship as described in Article 14, such Participant’s after tax contributions under Section 7.1 above shall be suspended for a twelve (12) month period after receipt of such hardship distribution.

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7.7           Catch-Up Contributions After Return From Military Service.

In the event that a Participant returns to employment with a Participating Company or a member of the Controlled Group within the time allowed by law following a leave of absence due to Military Service and such Participant failed to make after tax contributions while on such leave of absence, the Participant may elect to make catch-up after tax contributions relating to such period of Military Service, to the extent required by Code Section 414(u). The period during which such Participant may make such catch-up contributions shall commence on his date of rehire and shall continue for a period which is the lesser of five (5) years following such date of rehire or three (3) times the Participant’s period of Military Service.

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ARTICLE 8

LIMITATIONS ON CONTRIBUTIONS AND ALLOCATIONS

8.1           Contributions Are Subject to Limitations.

The amount and allocation of contributions and the allocation of forfeitures under this Trust and Plan shall be subject to several limitations. Effective on and after January 1, 1997, those limitations shall be as follows:

(a)                                  Pre-tax contributions made to the Trust and Plan pursuant to Article 5 of the Trust and Plan shall be subject to the individual dollar limit described in Section 8.2 hereof;

(b)                                 Except for Plan Years in which the Trust and Plan is a Simple Plan or a safe harbor contribution is made in accordance with Section 6.4 of the Trust and Plan, pre-tax contributions made to the Trust and Plan under Article 5 of the Trust and Plan plus, to the extent elected by the Company, any Qualified Nonelective Contributions shall be subject to the Deferral Percentage limit set forth in Section 8.3 hereof;

(c)                                  Except for Plan Years in which the Trust and Plan is a Simple Plan or a safe harbor contribution is made in accordance with Section 6.4 of the Trust and Plan, matching contributions, other than Qualified Nonelective Contributions used in the Deferral Percentage test set forth in Section 8.3 hereof, and after tax contributions made to the Trust and Plan shall be subject to the Contribution Percentage limit set forth in Section 8.4 hereof;

(d)                                 The contributions described in paragraphs (b) and (c) above shall be subject to the multiple use limit set forth in Section 8.5 hereof;

(e)                                  All contributions made pursuant to Articles 5 and 6 of the Trust and Plan, in the aggregate, shall be subject to the deductibility limit set forth in Section 8.6 hereof; and

(f)                                    The allocation of all of the foregoing contributions and the allocation of all forfeitures, in the aggregate, shall be subject to the limitation on Annual Additions set forth in Article 26 hereof.

For purposes of this Article, the rules and procedures set forth below in this Section shall apply:

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(i)             For purposes of determining a Participant’s Deferral and Contribution Percentages pursuant to Sections 8.3 and 8.4 hereof, all elective contributions (or Employee and matching contributions, as appropriate) that are made under two (2) or more plans that are aggregated for purposes of Code Section 401(a)(4) or 410(b) (other than Code Section 410(b)(2)(A)(ii)) shall be treated as made under a single plan.

(ii)          If two (2) or more plans are permissively aggregated for purposes of Code Section 401(k) or 401(m), the aggregated plans shall also satisfy Code Sections 401(a)(4) and 410(b) as though they were a single plan.

(iii)       The Contribution Percentage of any Highly Compensated Employee shall be determined by treating all plans maintained by the Controlled Group that are subject to Code Section 401(k) or 401(m) (other than those that may not be permissively aggregated) as a single plan.

8.2           The Dollar Limit.

Pre-tax contributions under Article 5 of the Trust and Plan with respect to the taxable year of a Participant plus similar amounts contributed on a similar basis by any other employer (whether or not related to the Participating Companies) required by law to be aggregated with such contributions under this Trust and Plan shall not exceed Nine Thousand Five Hundred Dollars ($9,500.00), plus any increase for cost-of-living after 1997 as determined pursuant to regulations issued by the Secretary of the Treasury or his delegate pursuant to Code Section 415(d). In the event the Trust and Plan is a Simple Plan, pre-tax contributions under Article 5 of the Trust and Plan with respect to the taxable year of a Participant shall not exceed Six Thousand Dollars ($6,000.00), plus any increase for cost-of-living after 1997 as determined pursuant to regulations issued by the Secretary of the Treasury or his delegate.

In the event that the contributions made pursuant to Section 5.1 of the Trust and Plan for a Participant’s taxable year exceed such limit, or in the event that the Administrator shall receive notice from a Participant by the March 1 next following the close of a Participant’s

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taxable year that the contributions on behalf of the Participant under Section 5.1 hereof, together with similar contributions under plans of other employers shall have exceeded such limit, the Administrator shall cause the amount of excess contributions, together with any earnings allocable to such excess contributions, to be refunded to the Participant by the following April 15th. The amount of any such refund shall be debited to the Participant’s Pre-Tax Account.

8.3           Deferral Percentage Limit.

The contributions described in Section 8.1(b) above shall be limited so that for any Plan Year the average Deferral Percentage for the Highly Compensated Employees who are eligible to make such contributions shall not exceed an amount determined based upon the average Deferral Percentage for the Employees who are eligible to make such contributions but are not Highly Compensated Employees, as follows:

(A)
Average Deferral Percentage for Employees Eligible To Defer Who Are Not Highly Compensated	(B) Limit on Average Deferral Percentage For Employees Eligible to Defer Who Are Highly Compensated Employees
Less than 2%	2 times Column A
2% of more but less than 8%	Column (A) plus 2%
8% or more	1.25 times Column (A)

The Company may elect to apply the provisions of this Section by using average Deferral Percentages for Participants who are not Highly Compensated Employees for the current Plan Year rather than the preceding Plan Year in accordance with Code Section 414(q) and the Adoption Agreement; provided, however, that after December 31, 2001, such election shall not be changed, except as may be permitted by the Secretary of the Treasury.

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The Company shall maintain adequate records to demonstrate compliance with the Deferral Percentage limits described in this Section 8.3, including the extent to which Qualified Nonelective Contributions are taken into account.

8.4           Contribution Percentage Limit.

For any Plan Year, the contributions described in Section 8.1(c) above shall be limited so that the average Contribution Percentage for the Highly Compensated Employees who are eligible to make such contributions shall not exceed an amount determined based upon the average Contribution Percentage for the Employees who are eligible to make such contributions but who are not Highly Compensated Employees in accordance with the table set forth in Section 8.3 hereof.

If, for any Plan Year, the Trust and Plan satisfies the requirements of Section 8.3 hereof, then the Company may elect, in such manner as the Secretary of the Treasury or his delegate may provide, to take into account as additional amounts for purposes of this Section 8.4, amounts contributed to the Trust and Plan pursuant to a Participant’s election under Section 5.1 hereof and Qualified Nonelective Contributions made hereunder.

The Company may elect to apply the provisions of this Section using average Contribution Percentages for the Participants who are not Highly Compensated Employees for the current Plan Year rather than the preceding Plan Year in accordance with Code Section 401(m)(2)(A) and the Adoption Agreement; provided, however, that after December 31, 2001, such election by the Company shall not be changed, except as may be permitted by the Secretary of the Treasury.

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8.5           Multiple Use.

If the sum of the average Deferral Percentage and the average Contribution Percentage of the Participants who are Highly Compensated Employees exceeds the Aggregate Limit, then the pre-tax contributions made by a Participant for a Plan Year pursuant to Section 5.1, and the after tax contributions made by the Participant pursuant to Section 7.1, and the matching contributions made by the Company for such Plan Year pursuant to Section 6.1 shall be limited so that the sum of the average Deferral Percentage and the average Contribution Percentage for the Participants who are Highly Compensated Employees for the current Plan Year does not exceed the Aggregate Limit.

8.6           Deductibility Limit.

In no event shall the amount of all contributions by a Participating Company pursuant to Article 6 hereof, together with all amounts contributed by the Participating Companies to the Trustee pursuant to Participants’ elections under Section 5.1 hereof, exceed the maximum amount allowable as a deduction under Code Section 404(a)(3) or any statute of similar import. Unless specifically authorized by the Board of the Participating Company, all such contributions are hereby expressly conditioned on their deductibility. This limitation shall not apply to contributions which may be required in order to provide the minimum contributions described in Article 25 for any Plan Year in which this Trust and Plan is top-heavy. Nor shall this limitation apply to contributions which may be required in order to recredit the Account of any rehired Participant whose Account is to be recredited with previously forfeited amounts as described in Section 15.6 hereof.

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8.7           Correcting Excess Contributions.

In the event that the limitations set forth in Sections 8.2, 8.3, 8.4 or 8.5 shall be exceeded, the Administrator shall take action to reduce future contributions made pursuant to Articles 5, 6 and 7 hereof, as appropriate. Such action may include a reduction in the future rate of deferral pursuant to Section 5.1 hereof or after tax contributions pursuant to Section 7.1 hereof of any Participant who is a Highly Compensated Employee pursuant to any legally permissible procedure, or reduction in matching contributions which would otherwise be made to the Trust and Plan on behalf of such Participant pursuant to Section 6.2 hereof. In the event that such action shall fail to prevent the excess, Excess Contributions made pursuant to Section 5.1, 6.2 or 7.1 hereof, plus any income and minus any loss allocable thereto to the date of distribution, shall, except as otherwise provided below, be distributed to the affected Highly Compensated Employees no later than two and one-half (2-1/2) months following the end of the Plan Year in which such contributions were made. For purposes of this Section 8.7, “Excess Contributions” shall mean, with respect to any Plan Year, the excess of (1) the aggregate amount of contributions made pursuant to Sections 5.1, 6.2 and 7.1 hereof, as appropriate, actually taken into account in computing the limitations set forth in Sections 8.3, 8.4 or 8.5 hereof for such Plan Year, over (2) the maximum amount of such contributions permitted by the limitations set forth in Sections 8.3, 8.4 or 8.5.

In the event any matched pre-tax contributions are distributed to a Participant, any related matching contributions, plus any income and minus any losses allocable thereto to the date of distribution, shall be forfeited by the affected Participant on a pro rata basis. Such matching contributions shall be returned to the Participating Companies or shall be used to reduce Participating Company matching contributions for other Participants, as the Company

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shall elect, and the Match Account of such Participant shall be debited with the amount of such returned contribution.

In the event that distributions must be made in order to bring the Trust and Plan into compliance with Section 8.3, 8.4 or 8.5 hereof, the Administrator shall reduce the dollar amount of deferrals of Participants who are Highly Compensated Employees in descending order, beginning with the Highly Compensated Employee(s) with the highest total deferral, until such limitations have been satisfied to the extent required by law.

If the limitations on contributions made pursuant to Section 5.1 hereof have been exceeded but the limitations on contributions made pursuant to Section 7.1 hereof have not been exceeded, the Company may determine that the affected Pre-Tax Accounts of Participants who are Highly Compensated Employees shall be debited and their After Tax Accounts shall be credited with the amounts necessary to correct the excess, up to, but not beyond, the limitations applicable to contributions made pursuant to Section 7.1 hereof. Even though pre-tax contributions are recharacterized as after tax contributions pursuant to this Section, such contributions shall remain subject to all restrictions on distributions which are otherwise applicable to pre-tax contributions.

Any Participant whose deferral or contribution amount is reduced pursuant to this Section for any Plan Year shall have the portion of the amounts contributed pursuant to Article 5, 6 or 7 hereof for such Plan Year which exceeds such reduced percentage plus any income allocable to such excess deferrals and contributions during such Plan Year distributed to him within two and one-half (2-1/2) months after the end of such Plan Year. If such excess amounts are not distributed within said two and one-half (2-1/2) month period, a ten percent (10%) excise tax on such excess amount shall be imposed on the Participating Company employing such

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Participants who are Highly Compensated Employees. Excess deferrals and contributions shall be treated as Annual Additions under Article 26 of the Trust and Plan.

For purposes of adjusting excess contributions to take into account income and losses to the date of distribution, the income or loss shall be equal to the sum of:

(a)                                  income or loss for the Plan Year allocable to the Account to which the excess was allocated multiplied by a fraction, the numerator of which is the excess contributions credited to such Account for the Plan Year and the denominator is the total Account balance without regard to any income or loss occurring during such Plan Year; and

(b)                                 ten percent (10%) of the amount determined under subparagraph (a) above multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the fifteenth (15th) day of such month.

8.8           Definitions and Special Rules.

For purposes of this Article, the following definitions and special rules shall apply:

(a)                                  The “Deferral Percentage” for a Participant for any Plan Year shall equal the total of the contributions made on his behalf for such Plan Year by such Participating Company pursuant to Article 5 hereof as a percentage of his Testing Compensation for such Plan Year.

(b)                                 The “Contribution Percentage” for a Participant for any Plan Year shall equal the total of the after tax contributions made by the Participant under Article 7 hereof and the Participating Company matching contributions made under Article 6 hereof for a Plan Year as a percentage of his Testing Compensation for such Plan Year. The Administrator, in its sole discretion exercised pursuant to regulations issued under Code Section 401(m)(9)(B), may direct that the “Contribution Percentage” include the contributions made on behalf of a Participant pursuant to Article 5 hereof.

(c)                                  The “applicable average Deferral Percentage” shall mean the average of the Deferral Percentages calculated pursuant to paragraph (a) above for the current Plan Year for Highly Compensated Employees and for the preceding Plan Year for

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Non-Highly Compensated Employees, unless the Company elects, in accordance with Code Section 401(k)(3)(A) and the Adoption Agreement to calculate such percentages for Non-Highly Compensated Employees on the basis of the current Plan Year. For the first Plan Year of the Trust and Plan (which is not a successor plan) in which Participants are permitted to make pre-tax contributions, the Deferral Percentage for Non-Highly Compensated Employees shall be deemed to be three percent (3%), unless the Company elects to use the first Plan Year’s Deferral Percentage for such Employees.

(d)                                 The “applicable average Contribution Percentage” shall mean the average of the Contribution Percentages calculated pursuant to paragraph (b) above for the current Plan Year for Highly Compensated Employees and for the preceding Plan Year for Non-Highly Compensated Employees, unless the Company elects, in accordance with Code Section 401(m)(2)(A) and the Adoption Agreement to calculate such percentages for Non-Highly Compensated Employees on the basis of the current Plan Year. For the first Plan Year of the Trust and Plan (which is not a successor plan) in which Participants are permitted to make after-tax contributions or in which Participants receive matching employer contributions, the Contribution Percentage for Non-Highly Compensated Employees shall be deemed to be three percent (3%), unless the Company elects to use the first Plan Year’s Contribution Percentage for such Employees.

(e)                                  The “Aggregate Limit” is equal to the greater of (1) and (2) below where:

(1)           equals the sum of:

(A)                              one and twenty-five hundredths (1.25) times the greater of the applicable average Deferral Percentage or the applicable average Contribution Percentage for the Non-Highly Compensated Employees; and

(B)                                two (2) percentage points plus the lesser of the applicable average Deferral Percentage or the applicable average Contribution Percentage for the Non-Highly Compensated Employees. In no event, however, shall this amount exceed twice the lesser of the applicable average Deferral Percentage or the applicable average Contribution Percentage for the Non-Highly Compensated Employees; and

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(2)           equals the sum of:

(A)                              one and twenty-five hundredths (1.25) times the lesser of the applicable average Deferral Percentage or the applicable average Contribution Percentage for the Non-Highly Compensated Employees; and

(B)                                two (2) percentage points plus the greater of the applicable average Deferral Percentage or the applicable average Contribution Percentage for the Non-Highly Compensated Employees. In no event, however, shall this amount exceed twice the greater of the applicable average Deferral Percentage or the applicable average Contribution Percentage for the Non-Highly Compensated Employees.

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ARTICLE 9

INVESTMENT FUNDS AND DIRECTION OF INVESTMENT

9.1           Participant Direction of Investments.

The Company may direct that Participants, former Participants, Alternate Payees and Beneficiaries be permitted to direct the investment of all or certain of their Accounts under the Trust and Plan in such media, whether limited or unlimited, as shall be designated by the Company, from time to time, subject to the limitations hereinafter set forth in this Article 9. Any direction of the Company pursuant to this Section 9.1, shall apply to all Participants, former Participants, Alternate Payees and Beneficiaries in a uniform and nondiscriminatory manner. In the event the Company directs that Participants be permitted to direct the investment of certain of their Accounts, the Company shall notify the Participants, former Participants, Alternate Payees and Beneficiaries of such fact.

9.2           Investment Funds.

The investment funds which may be selected by the Company shall include, but not be limited to, the following:

(a)                                  Money Market Funds;

(b)                                 Mutual Funds;

(c)                                  Equity Funds;

(d)                                 Fixed Income Funds;

(e)                                  Any pooled investment fund established by a bank;

(f)                                    Qualifying employer securities;

(g)                                 Any insurance company’s general account; and

(h)                                 Any special account established and maintained by any insurance company.

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The Company shall have the sole discretion to determine the number of investment funds to be maintained hereunder and the nature of the funds and may change or eliminate the funds from time to time.

9.3           Directed Brokerage Account.

The Company also may permit Participants, former Participants, Alternate Payees and Beneficiaries to establish Directed Brokerage Accounts with one or more brokerage firms selected by the Company in which Participants, former Participants, Alternate Payees and Beneficiaries may direct the investment of all or a portion of their Accounts. The Administrator may prescribe rules for the establishment and maintenance of such Directed Brokerage Accounts pursuant to its powers and duties under Article 20 of the Trust and Plan and may restrict such Directed Brokerage Account option to those Participants, former Participants, Alternate Payees and Beneficiaries who transfer certain prescribed minimum dollar amounts to establish their Directed Brokerage Accounts. The Administrator may, from time to time, set caps with respect to the maximum portion of an Account which may be invested in a Directed Brokerage Account. In addition, the Administrator may determine, on a uniform and nondiscriminatory basis, certain Directed Brokerage Account investment options that are prohibited, including, but not limited, to the investment of such Account in shares of Company stock. For purposes hereof, a “Directed Brokerage Account” shall mean an investment subaccount established on the Trustee’s books and records to enable an eligible Participant, former Participant, Alternate Payee or Beneficiary to invest in individual securities and investment vehicles permitted by the rules applicable to the Directed Brokerage Account, as such rules may be revised from time to time.

Directed Brokerage Account fees and expenses, including fees for establishing and maintaining such Directed Brokerage Accounts and brokerage commissions charged in

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connection with investment transactions, shall be deducted from the Directed Brokerage Account of the Participant, former Participant, Alternate Payee or Beneficiary establishing or maintaining the Directed Brokerage Account or directing or authorizing the investment transaction.

A Participant, former Participant, Alternate Payee or Beneficiary shall have the following rights and privileges with respect to his Directed Brokerage Account:

(a)                                  to invest and reinvest the principal and income of his Account in the designated investment alternatives identified in the Trust and Plan; and

(b)                                 to exercise voting, tender and similar rights appurtenant to the Participant’s, former Participant’s, Alternate Payee’s or Beneficiary’s ownership interest in a designated investment alternative as provided in the Trust and Plan.

9.4           Procedures for Direction of Investment.

If individual direction of investments is permitted pursuant to Section 9.1 hereof over all or certain Accounts, a Participant, former Participant, Alternate Payee or Beneficiary shall have the authority to direct the investment of amounts credited or being credited to his Accounts in one or more of the investment funds selected by the Company pursuant to Section 9.2 hereof and (subject to any eligibility criteria for participation therein) in any Directed Brokerage Account established pursuant to Section 9.3 hereof. Any such direction of investment shall be provided to the Trustee by the Participant, former Participant, Alternate Payee or Beneficiary in such form (written, orally, telephonically or electronically) and at such times as the Administrator shall prescribe, with written or other confirmation in such form as the Administrator shall prescribe, and in accordance with such other rules as are established by the Company from time to time. Such rules may cover any issues regarding such directions as the Company may consider appropriate, including, without limitation, the time and manner of making such directions and the time and manner such directions become effective and are

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implemented. Notwithstanding anything to the contrary in this Article, the Trustee or his delegate may decline to follow any investment direction which, if implemented:

(a)                                  would not be in accordance with the Trust and Plan documents;

(b)                                 would cause the indicia of ownership of Trust and Plan assets to be maintained outside the jurisdiction of the United States District Courts;

(c)                                  would jeopardize this Trust and Plan’s tax-qualified status;

(d)                                 could result in a loss in excess of the balance of the Participant’s, former Participant’s, Alternate Payee’s or Beneficiary’s Accounts;

(e)                                  would cause this Trust and Plan to engage in:

(i)             a sale or exchange with the Company (except as with respect to certain qualifying employer securities as defined in Section 407(d)(5) of ERISA which meet the requirements of Section 408(e) of ERISA and 29 CFR §2550.404c-1(d)(2)(ii)(E)(4));

(ii)          a lease between this Trust and Plan and the Company or a loan to the Company;

(iii)       acquisition or sale of real property of the Company; or

(iv)      acquisition or sale of securities of the Company other than certain qualifying employer securities as defined in Section 407(d)(5) of ERISA which meet the requirements of Section 408(e) of ERISA and 29 CFR §2550.404c-1(d)(2)(ii)(E)(4);

(f)                                    would result in a prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA; or

(g)                                 would generate income taxable to this Trust and Plan.

Any rules established by the Company pursuant to this Section shall apply to all Accountholders in a uniform and nondiscriminatory manner.

9.5           Changes of Direction of Investment.

All directions as to the investment of his Accounts by a Participant, former Participant, Alternate Payee or Beneficiary shall be deemed to be continuing directions until they

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shall have been changed. To the extent that any Participant, former Participant, Alternate Payee or Beneficiary fails to give investment directions to the Trustee, amounts credited to his Accounts shall be invested in accordance with the Trustee’s direction. A Participant, former Participant, Alternate Payee or Beneficiary may change his direction of investment at such times and upon such notice as the Administrator, from time to time, may designate. If a procedure for daily change of investment is offered by the Administrator, such change of direction of investment shall generally be effective as of the day of change, but subject to reasonable administrative delays. Any such change in direction of investment shall be provided to the Administrator by the Participant, former Participant, Alternate Payee or Beneficiary either in writing, orally, telephonically or electronically, as prescribed by the Administrator. Each Participant, former Participant, Alternate Payee or Beneficiary shall indicate whether any change in investment direction shall apply only to contributions made to this Trust and Plan on his behalf following such change or whether such change shall also operate to change the investment of amounts already credited to his Accounts.

9.6           Valuation of Investment Funds.

Any investment fund established pursuant to this Article 9 shall be valued and adjusted according to the procedures set forth in Article 11 hereof as a separate Trust Fund. It is intended that this Section 9.6 operate to adjust each investment fund to reflect all income attributable to each such fund and changes in the value of each such fund’s assets, as the case may be, as of any Valuation Date.

9.7           Compliance with Section 404(c) of ERISA.

If the Company determines that individuals may direct the investment of amounts credited to their Accounts pursuant to Section 9.1 hereof, the Company shall also determine

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whether it is intended that the Trust and Plan comply with the requirements of Section 404(c) of ERISA and, if the Company so determines and until such time as the Company shall otherwise direct, the Trust and Plan shall be so construed and the Administrator shall, insofar as is practical, arrange for appropriate steps to be taken in furtherance thereof. In any event, the Participants, former Participants, Alternate Payees and Beneficiaries shall constitute named fiduciaries under ERISA with respect to their authority to direct the investment of their Accounts hereunder.

9.8           Direction of Investments Not Permitted.

If the Company does not permit individual direction of investment pursuant to Section 9.1 hereof, the investment of the Accounts of Participants, former Participants, Alternate Payees and Beneficiaries shall be determined by the Trustee or an Investment Manager pursuant to Article 22 hereof.

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ARTICLE 10

INSURANCE CONTRACTS

10.1         Purchase of Insurance Contracts.

If permitted under the Adoption Agreement, then the Administrator shall purchase on behalf of any Active Participant who directs either the Trustee to purchase for his benefit or any Participant who is designated by the Company an endowment or life insurance contract or contracts from such insurance company or companies in such amounts (subject to the limitations specified in this Article 10) and in such form as such Participant or the Company, as the case may be, may determine. The proceeds upon the maturity, in whole or in part, of any contract or contracts, due to the death of a Participant, shall be for the benefit of the Beneficiaries of such Participant as to whom the maturity occurs, subject to the other provisions of this Trust and Plan, specifically including the spousal consent requirements of Article 17 hereof to the extent legally applicable or as required by the Administrator. In no event shall the Trust and Plan retain any part of the proceeds of such contract or contracts. The contract or contracts shall be issued in the name of the Trustee who shall retain, until their maturity by death of a Participant or disposition under the terms of this Trust and Plan, all incidents of ownership therein. The proceeds of said contract or contracts payable on the death of a Participant shall be paid directly to the death Beneficiary determined under Article 17 hereof and the Administrator shall execute such forms or designations as shall be required by the insurance company to comply with this sentence. In no event shall the Trust and Plan retain any part of the proceeds of such contract or contracts. The premium on any such contract or contracts purchased for a Participant’s benefit shall be paid from the amounts credited to such Participant’s Accounts, other than his Pre-87 IRA Account, which Accounts shall be debited by the amount of premiums so paid on a pro rata basis. In no

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event shall the aggregate of the entire amounts paid for term life insurance plus fifty percent (50%) of the amounts paid for ordinary life insurance contracts for any Participant be as much as twenty-five percent (25%) of the aggregate of contributions which have been allocated to his Accounts, other than his Pre-87 IRA Account, if any, since the date he first became a Participant.

10.2         Premium Payments.

All contracts purchased shall contain such provisions against alienation and levying thereon as the Administrator may deem appropriate and shall be procurable. Premium payments for such insurance shall be on a single premium or level premium basis and premium payments shall be charged against the Participant’s Accounts, other than his Pre-87 IRA Account, if any, as of the date of payment.

10.3         Accumulation of Dividends, Etc.

During the time any contract is held under the provisions of the Trust and Plan, any dividends, endowments or returns of premium payable under such contract shall be accumulated as interest under such contract or the Participant, in his discretion, may direct the Trustee to instruct the insurance company to apply any dividends, endowments or returns of premium accumulated under the contract to the payment of any premium or the purchase of paid-up additions.

10.4         Insufficient Funds for Paying Premiums.

When, on an Allocation Date, the premium or premiums then due on all contracts held by the Trustee for the benefit of any Participant shall exceed the amount in or creditable to such Participant’s Accounts, other than his Pre-87 IRA Account, if any, or the amount which, under the twenty-five percent (25%) limitation stated in Section 10.1 hereof, may be used to pay premiums upon life insurance contracts for a Participant, the Participant may proceed as follows:

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(a)                                  direct the Trustee to instruct the insurance company to apply any dividends, endowments or returns of premium accumulated under such contracts for the payment of premiums to the extent necessary; and

(b)                                 in the event the Trustee applies the dividends, endowments and returns of premium accumulated as aforesaid, but said amount is insufficient to meet premium payments due under such contracts, such Participant may pay any remaining premium or premiums or a portion thereof then due himself; and

(c)                                  in the event a Participant shall decline to make personal payment of the premium or premiums due on such contracts, he may direct the Trustee to borrow either from the insurance company or from such other institution as the Participant may direct upon the security of the contract or contracts for the purpose of paying the premium or premiums thereon; and

(d)                                 in the event payment of the premium or premiums is not made under subsections (a) and (b) above, and the Participant shall not direct the Trustee to borrow funds to pay said premium or premiums, the Trustee shall instruct the insurance company to have the contract or contracts placed upon a paid-up basis, to the extent necessary, provided that in the event the value of the contract or contracts shall be insufficient to place same upon a paid-up basis according to the practice of the insurance company, such contract or contracts shall be reduced to cash and the amounts received thereby shall be credited to the Participant’s Accounts, other than his Pre-87 IRA Account, if any.

10.5         Contract Provisions.

If available, any contract purchased by the Trustee shall contain an automatic premium loan provision exercisable by the Trustee at the direction of the Participant in the event of non-payment of the premium and shall also permit conversion to paid up insurance by the Trustee at the direction of the Participant. Insurance contracts purchased may contain double indemnity and waiver of premium provisions, insofar as permitted by the insurance company. In the event of any conflict between the terms of this Trust and Plan and the terms of any insurance contract purchased hereunder, the provisions of this Trust and Plan shall control.

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10.6         No Insurance Beyond Retirement.

In no event shall life insurance be permitted to continue on the life of a Participant beyond his date of actual retirement.

10.7         Cash Surrender Values.

The Administrator shall maintain records of the Accounts from which premiums on insurance contracts have been paid and shall allocate the cash surrender values of the insurance contracts among the Accounts in an equitable manner. Upon the Termination of Employment, retirement or Disability of the Participant, the allocable share of the cash surrender value shall be added to the amount credited to each of the Participant’s Accounts for purposes of determining his Vested Interest and the amount distributable to the Participant.

10.8         Purchase of Contract on Cessation of Active Participation.

If the Trustee shall hold an insurance contract or contracts on the life of a terminated Participant on the date he ceases to be an Active Participant, the terminated Participant shall instruct the Trustee regarding disposition of such contract as follows:

(a)                                  the Participant may purchase any such contract from the Trust and Plan;

(b)                                 the Participant may direct that such contract be distributed to him from the Trust and Plan in satisfaction of all or part of his rights, if any, under Article 15; or

(c)                                  the Participant may direct the Trustee to surrender said contract to the insurance company for cash.

In the event that the terminated Participant elects to purchase any such contract from the Trust and Plan he shall pay to the Trustee an amount equal to its cash surrender value within thirty (30) days after the date he ceases to be an Active Participant. If such amount is so paid, the Trustee shall assign all its right, title and interest in and to such contract to the Participant and shall credit his Accounts with the amount so paid. In the event that the terminated Participant elects to have

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any such contract distributed to him from the Trust and Plan, the Trustee shall debit such Participant’s Accounts with the cash surrender value of said contract. The Trustee shall then assign all its right, title and interest in and to such contract to the terminated Participant.

In the event that the terminated Participant elects to surrender such contract to the insurance company for cash, the Trustee shall credit such Participant’s Employer Contribution Account with the cash surrender value of said contract.

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ARTICLE 11

ACCOUNTS

11.1         Establishment of Accounts.

Upon an Employee’s becoming a Participant, the Administrator shall notify the Trustee and provide the Trustee with such information concerning said Participant as the Trustee may require. Upon being notified by the Administrator that an Employee has become a Participant, the Trustee shall establish the appropriate Accounts in the name of such Participant.

11.2         Crediting and Debiting of Accounts.

Accounts shall be credited with contributions in the amounts specified in Articles 5, 6 and 7 hereof, shall be credited or debited with the income, gains or losses of the Trust Fund pursuant to this Article 11, and shall be debited with the amount of any withdrawals or distributions made therefrom. All such credits and debits to the Accounts of a Participant shall be made as of the dates specified in the appropriate Sections of this Trust and Plan.

11.3         Valuation of Assets.

As soon as practicable following each Valuation Date and on such other dates as the Administrator, in its sole discretion, may designate pursuant to Section 11.5 hereof, the Trustee shall evaluate all assets of the Trust Fund as of such Valuation Date. The Trustee shall use the fair market values of securities or other assets in making said determination. The Trustee shall then subtract from the total value of the assets of said Trust Fund the total of all Accounts as of said Valuation Date. Each such Account shall be credited with that portion of the excess of the value of the assets over the total of all such Accounts which bears the same relationship to the total of such excess as (a) bears to (b), where:

(a)                                  equals the amount credited to said Account; and

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(b)                                 equals the total amounts credited to all Accounts.

The amount credited to each Account shall be reduced in similar proportion in the event the total of all Accounts as of said date exceeds the total value of all assets of the Trust Fund as of said Valuation Date. It is intended that this paragraph operate to distribute among all such Accounts in the Trust, all income of the Trust Fund and changes in the value of the Trust Fund’s assets, as the case may be. The Administrator and the Trustee may adopt such rules as they deem appropriate to credit pre-tax contributions, after tax contributions and matching contributions or other contributions which were received periodically through the valuation period with an appropriate percentage of the income, gains and losses of the Trust Fund’s assets.

Notwithstanding the foregoing provisions of this Section 11.3, if the assets of the Trust Fund are invested either with an institutional Trustee or with an Investment Manager or other professional money manager which maintains a procedure for allocating investment earnings and losses to Accounts utilizing the fair market value of assets, the Trustee may direct that such method be used in lieu of the procedures hereinbefore described.

11.4         Valuation of Investment Funds.

If separate investment funds have been established under Article 9 hereof, the Trustee shall proceed as described in Section 11.3 above, but on an investment fund by investment fund basis. It is intended that this Section 11.4 operate to distribute among all Accounts invested in a particular investment fund all income of such fund allocable to the Trust and changes in the value of the fund’s assets, as the case may be. The adjustments in the amounts credited to such Accounts shall be deemed to have been made as of said Valuation Date.

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11.5         Interim Valuation of Assets.

In addition to or in lieu of the Valuation Dates set forth in Section 11.3 hereof, the Administrator, in its sole discretion, may instruct the Trustee to make an interim valuation of assets of the Trust Fund. In exercising its discretion as to whether to instruct the Trustee to evaluate the assets of the Trust Fund, the Administrator shall consider the following factors:

(a)                                  the expense of any such interim valuation;

(b)                                 the length of time involved in making any such interim valuation and the resulting delay in making any distributions from the Trust Fund;

(c)                                  the magnitude of the estimated change in the value of the assets of the Trust Fund; and

(d)                                 the size of any distribution or distributions involved.

Upon instruction by the Administrator, the Trustee shall evaluate the assets of the Trust Fund and adjust all the Accounts of the Trust and Plan in accordance with the methods and procedures contained in Section 11.3 or 11.4 hereof as of the date specified by the Administrator.

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ARTICLE 12

LOANS

12.1         Loan Administration and Applications.

If permitted under the Adoption Agreement, a Participant, a former Participant (if such former Participant is a Party in Interest),  or a Beneficiary of a deceased Participant, (“Borrower”), may apply to the Administrator for a loan from the Trust and Plan. Any such loan shall not be made available to Highly Compensated Employees in an amount greater than that made available to Non-Highly Compensated Employees. If the Administrator determines that such Borrower (and proposed loan) satisfies the requirements set forth below for loan approval, the Administrator shall direct the Trustee to make a loan to such Borrower from one or more of his Accounts, other than his Pre-87 IRA Account. An Alternate Payee shall not be eligible to receive a loan under this Trust and Plan unless the Company has so elected pursuant to the Adoption Agreement.

12.2         Amount of Loan.

The amount of any such loan shall be determined by the Administrator; provided, however, that any such loan shall not, when combined with outstanding loans previously made from this Trust and Plan and loans made under other qualified retirement plans, if any, maintained by the Controlled Group, cause the aggregate amount of all such loans to such Borrower to exceed the lesser of (a) or (b) below, where:

(a)                                  equals one-half (1/2) of all vested amounts held for such Borrower under this Trust and Plan (other than amounts credited to his Pre-87 IRA Account); and

(b)                                 equals Fifty Thousand Dollars ($50,000.00) reduced by the remainder, if any, of:

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(i)             the highest outstanding balance of loans to such Borrower from this Trust and Plan and all other qualified retirement plans maintained by the Controlled Group during the twelve (12) month period preceding the date on which the loan is to be made; minus

(ii)          the outstanding balance of loans to such Borrower from the plans on the day the loan is to be made.

12.3         Loan Administration.

The following additional provisions shall be applicable to the loan program under this Trust and Plan:

(A)                              Loan Program Administration. The loan program under the Trust and Plan shall be administered by the Administrator in accordance with the provisions of this Article and such additional or other procedures as the Administrator may from time to time adopt.

(B)                                Loan Application Procedure. Each Borrower shall apply for a loan in such manner (including in writing, orally, telephonically or electronically) as the Administrator may determine.

(C)                                Basis for Approval or Denial of Loans. Loans will be approved only if:

(1)                                  the circumstances of the loan satisfy the requirements set forth in the Adoption Agreement; and

(2)                                  the Administrator believes the Borrower intends to repay the loan in accordance with its terms; and

(3)                                  the Borrower’s spouse, if any, consents to the loan in accordance with Sections 29.7 and 29.8 hereof within the ninety (90) day period ending on the date the loan is made; and

(4)                                  the amount of such loan shall not be in excess of the vested amount which is credited to the Borrower’s Accounts, as selected in the Adoption Agreement, at the time of such loan and shall be made exclusively from such Accounts; and

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(5)                                  the amount of such loan shall not be less than the amount selected in the Adoption Agreement; and

(6)                                  the Borrower designates the Accounts and investments which are to be liquidated to permit making of such a loan, as requested by the Administrator; and

(7)                                  the loan satisfies the requirements of Section 12.4 of the Trust and Plan.

12.4         Terms and Conditions of Loans.

Any loan made pursuant to Section 12.1 shall be considered an investment of the Account or Accounts of the Borrower and shall be subject to the following terms and conditions:

(a)                                  Interest. Interest shall be charged at a reasonable rate, comparable to the rate charged by a commercial lender for a similar loan.

(b)                                 Loan Term and Repayment Schedule. The term of any loan shall be arrived at by mutual agreement between the Borrower and the Administrator but shall not exceed five (5) years, unless the proceeds of such loan are to be used to acquire any dwelling unit which within a reasonable time is to be used as the Borrower’s principal residence, in which case, such loan may be for such term as is customary in similar transactions involving lending institutions. All loans shall provide for the substantially level amortization of the loan, with payments not less frequently than quarterly, over the term of the loan; provided, however, that the terms of the loan may permit a Borrower a grace period of up to one (1) year from such repayments while such borrower is on an unpaid leave of absence from a Participating Company, provided that such grace period shall not extend the due date of the loan beyond the maximum time period set forth above. Effective December 12, 1994, loan repayments may be suspended during a Participant’s period of qualified military service, as permitted under Code Section 414(u)(4).

The Administrator may make such additional, nondiscriminatory rules regarding loan repayments as it deems necessary, including early repayments and any restrictions relating thereto.

(c)                                  Segregation of Accounts. If an individual borrows money from the Trust and Plan, his Accounts, to the extent of such borrowing, shall be deemed segregated for investment purposes. Both the note representing such loan and the Borrower’s Accounts, to the extent

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of such borrowing, shall not be taken into account in the valuation of the Trust and Plan pursuant to Article 11 hereof.

(d)                                 Repayment Procedures. Repayment of any loan made to an Employee shall be by payroll deduction unless another procedure is agreed to by the Administrator and the Employee. Repayment of any loan made to a borrower who is not an Employee shall be made as mutually agreed by the Administrator and such Borrower.

(e)                                  Documentation and Collateral. Each Borrower shall indicate his acceptance of the terms of the loan in such manner as the Administrator shall determine. Without limiting the foregoing sentence, executing on, endorsing or depositing the check representing the loan proceeds shall automatically constitute acceptance of the terms of the loan and evidence the Borrower’s obligation to repay the loan in accordance with its terms. Each loan shall bear interest payable to the order of the Trustee and shall be supported by adequate collateral. Such collateral shall consist of (i) an amount not to exceed fifty percent (50%) of the borrower’s entire right, title and interest in and to the Trust Fund, and any earnings attributable to such amount, and (ii) other property, if necessary, of sufficient value to adequately secure the repayment of the loan. The Administrator may require such other and further documentation as it deems appropriate. Unless the Administrator otherwise determines, spousal consent to a loan or granting of collateral shall not be required unless the Borrower has the right to elect to receive distribution of his Accounts in the form of an annuity.

(f)                                    Default. A Borrower shall be in default (i) if he fails to make any payment of principal or interest sufficient to meet the substantially level quarterly amortization requirement in paragraph (b) above, or (ii) if he fails to make a required payment after a permitted one (1) year grace period, as provided in subsection (b) above, or (iii) if his collateral becomes inadequate to secure the loan and he does not provide substitute collateral satisfactory to the Administrator within ten (10) days after a request therefor by the Administrator, or (iv) if he fails to repay in full the entire outstanding balance of the principal and interest accrued on such loan within sixty (60) days after his Termination of Employment, unless he remains a Party in Interest. In the event of default by a Borrower, his loan shall be accelerated, and:

(i)             If his collateral security in this Trust and Plan is adequate to cover all or part of the outstanding principal and interest, and if distribution of such amount would not, in the opinion of the Administrator, put at risk the tax qualified status of

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the Trust and Plan or the pre-tax contribution portion thereof, the Trustee shall take such steps as it deems appropriate to offset the loan balance against his Vested Interest or otherwise execute upon such Trust and Plan collateral; and

(ii)          If his collateral security in this Trust and Plan is not adequate to cover all of the outstanding principal and interest, or if execution upon such collateral would, in the opinion of the Administrator, put at risk the tax qualified status of the Trust and Plan or the pre-tax contribution portion thereof, the Trustee shall commence appropriate collection actions against the Borrower to recover the amounts owed. Expenses of collection, including legal fees, if any, of any loan in default shall be borne by the Borrower or his Accounts under this Trust and Plan.

(g)                                 Loan Origination Fee. The Administrator may charge to the Account of each Borrower a loan origination fee. The Administrator may adjust such charge from time to time to reflect the actual costs incurred in processing loans, and such fees shall be assessed to the Accounts of all Borrowers in a nondiscriminatory manner. All loan origination fees shall be used by the Administrator to pay administrative expenses of the Plan, unless otherwise directed by the Company.

12.5         Payment of Prior Loans.

Notwithstanding the foregoing provisions of this Article 12, in the event the proceeds of any loan made hereunder shall be used directly or indirectly to pay off any obligations under a prior loan made hereunder, the term of the more recent loan shall not extend beyond the period of repayment under the prior loan. For purposes of this Section 12.5, the Administrator shall be able to rely on a certification by the Borrower as to the use of the new loan’s proceeds.

12.6         Loans to Owner-Employees and Shareholder Employees.

Notwithstanding the foregoing provisions of this Article 12, loans from the Trust and Plan shall not be made to an Owner-Employee or a Shareholder-Employee. The term “Shareholder-Employee” shall mean, with respect only to those Taxable Years for which a

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member of the Controlled Group is an “electing small business corporation” pursuant to Subchapter S of the Code, an Employee who owns, or is considered as owning (within the meaning of Code Section 318(a)(1)) on any day during such a Taxable Year, more than five percent (5%) of the outstanding stock of such member of the Controlled Group.

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ARTICLE 13

WITHDRAWALS FROM ACCOUNTS

13.1         Restrictions on Withdrawals.

The Administrator may, by uniform rules and regulations, provide that withdrawals made pursuant to this Article 13 shall be subject to the following restrictions:

(a)                                  a married Participant shall obtain his spouse’s consent as set forth in Section 13.4 hereof;

(b)                                 the minimum amount of any such withdrawal shall be the lesser of the amount specified in the Adoption Agreement or the remaining balance of his Vested Interest or his Personal Accounts;

(c)                                  the Administrator shall specify the maximum number of withdrawals a Participant may make in a Plan Year or other period;

(d)                                 the Participant shall make an application for any such withdrawal at such time and in such manner (including in writing, orally, telephonically or electronically) as the Administrator may determine; and

(e)                                  other reasonable and uniform rules and regulations, consistently applied, as may be established from time to time by the Administrator.

If separate investment funds have been established pursuant to Article 9 hereof, the withdrawing Participant shall designate the investments that are to be liquidated to permit the making of such withdrawal.

13.2         Withdrawals from Accounts.

To the extent permitted by the Adoption Agreement, a Participant shall have the right, subject to Section 13.1 above, to withdraw amounts credited to his Accounts. To the extent that the Adoption Agreement permits Participants to withdraw amounts credited to their After Tax Accounts, any withdrawals from such Accounts shall be deemed to be made in the following order:

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(a)                                  first, the after tax contributions which were made by the Participant prior to January 1, 1987, if any, and which are credited to his Pre-87 After Tax Account, without adjustment for income, gains or losses thereon;

(b)                                 second, the amounts credited to his Post-86 After Tax Account; and

(c)                                  third, the balance of the amounts credited to his Pre-87 After Tax Account.

13.3         Termination of Withdrawal Rights.

Upon an attempt by a Participant or Beneficiary to use his interest in this Trust and Plan as security for any type of obligation, or to alienate, dispose of or in any manner encumber, or upon an attempt by any third person to attach, levy upon or in any manner convert the use or enjoyment of any such interest of a Participant, the right to withdraw any portion thereof pursuant to this Article 13 shall automatically terminate.

13.4         Spouse’s Consent.

No withdrawal may be made hereunder by a married Participant who has available to him distribution of his Accounts in the form of an annuity unless the withdrawing Participant’s spouse, if any, consents to the withdrawal in accordance with Sections 29.7 and 29.8 hereof within the ninety (90) day period ending on the date the withdrawal commences to be made.

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ARTICLE 14

HARDSHIP WITHDRAWALS

14.1         Hardship Application.

If the Adoption Agreement so provides and subject to such uniform rules and procedures as the Administrator may prescribe, in case of hardship, a Participant may apply to the Administrator for a hardship withdrawal. For purposes of this Section 14.1, a withdrawal shall be on account of hardship only if the withdrawal is made on account of an immediate and heavy financial need of the Participant, as described in Section 14.2 below, and is necessary, as described in Section 14.3 below, to satisfy such need (including amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the withdrawal). Such withdrawal may be made only from amounts specified in Section 14.4 below and, if the Participant is married and has available to him distribution of his Accounts in the form of annuity, only with his spouse’s consent pursuant to Section 14.7 below.

14.2         Immediate and Heavy Financial Need.

A withdrawal will be made on account of an immediate and heavy financial need of a Participant only if the withdrawal is on account of:

(a)                                  medical expenses described in Code Section 213(d) incurred by the Participant, the Participant’s spouse, or any dependents of the Participant (as defined in Code Section 152);

(b)                                 purchase (excluding mortgage payments) of a principal residence for the Participant;

(c)                                  payment of tuition, related educational fees and room and board expenses for the next twelve (12) months of post-secondary education for the Participant, his or her spouse, children, or dependents;

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(d)                                 the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant’s principal residence; or

(e)                                  any other circumstances or events as may be prescribed by the Secretary of the Treasury or his delegate pursuant to Section 401(k)(2)(B)(i)(VI) of the Code.

14.3         Determination of Amount Necessary to Satisfy an Immediate and Heavy Financial Need.

                                Determination of the amount needed to satisfy a financial hardship generally is to be made by the Administrator on the basis of all relevant facts and circumstances. A withdrawal will be deemed to be necessary to satisfy an immediate and heavy financial need of the Participant only if all of the following requirements are satisfied:

(a)                                  the withdrawal is not in excess of the amount of the immediate and heavy financial need of the Participant, including any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from such withdrawal;

(b)                                 the Participant has obtained all distributions, other than hardship withdrawals, and all nontaxable (at the time of the loan) loans currently available under all plans maintained by the Participating Companies and any members of the Controlled Group;

(c)                                  the Trust and Plan and all other plans maintained by the Participating Companies or any members of the Controlled Group provide that the Participant may not make pre-tax contributions for the Participant’s Taxable Year immediately following the Taxable Year of the Participant during which said hardship withdrawal occurs in excess of the applicable limit under Code Section 402(g) for such next Taxable Year of the Participant less the amount of such Participant’s pre-tax contributions for the Taxable Year of the Participant during which said hardship withdrawal occurs; and

(d)                                 the Participant is prohibited, under the terms of the Trust and Plan and all other plans maintained by the Participating Companies or any members of the Controlled Group (or other legally enforceable agreement), from making pre-tax, other elective contributions and voluntary after tax contributions to the Trust and Plan and such other plans for at least twelve (12) months after receipt of the hardship withdrawal. For this purpose the phrase “all other plans”

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includes a stock option, stock purchase or similar plan or a cash or deferred arrangement that is part of a cafeteria plan within the meaning of Code Section 125. The phrase “all other plans” does not include a health or welfare benefit plan, including one that is part of a cafeteria plan within the meaning of Code Section 125 or the mandatory employee contribution portion of a defined benefit plan.

By virtue of this Section and Section 5.6, the Trust and Plan provides for the restrictions contained above in subsections (c) and (d).

14.4         Permitted Distributions.

Subject to obtaining spousal consent as provided in Section 14.7 hereof, if the Administrator determines that the criteria set forth above are satisfied with respect to a Participant, it may order a distribution of all or a portion of the amounts credited to the sum of:

(a)                                  such Participant’s Employer Contribution and Match Accounts which are not amounts attributable to Qualified Nonelective Contributions multiplied, respectively, by his Vested Percentage in each such Account;

(b)                                 such Participant’s Distribution Accounts, if any, which do not contain amounts attributable to Qualified Nonelective Contributions;

(c)                                  the lesser of:

(i)             his Pre-Tax Account balance; and

(ii)          the sum of the aggregate amount of the contributions made to his Pre-Tax Account, plus earnings thereon, if any, credited prior to January 1, 1989; and

(d)                                 the amount then credited to any Personal Accounts held for his benefit.

The Accounts from which Participants shall be permitted to make hardship withdrawals shall be those selected in accordance with the Adoption Agreement.

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14.5         Method of Withdrawal.

If the Administrator approves a withdrawal pursuant to this Article 14, such withdrawal may be made in a lump sum or in a designated number of monthly or quarterly installments or partly in a lump sum and the balance in installments. If the Administrator directs that such withdrawal be made, it may thereafter, if it determines that such hardship no longer exists or upon agreement with the Participant, direct that any amounts of such withdrawal remaining unpaid not be distributed. Amounts distributed to a Participant under this Article 14 shall be debited to the appropriate Account as they are paid.

14.6         Administration of Hardship Provisions.

Neither the application for nor payment of any withdrawal in accordance with this Article 14 shall have the effect of terminating a Participant’s participation in the Trust and Plan. The Administrator may prescribe the use of such forms, conduct such investigation, and require the making of such representations and warranties, as it deems desirable to carry out the purpose of this Article 14. In making the determination of the nature and extent of a Participant’s financial hardship, the Administrator need not conduct an independent investigation of the matters set forth in a sworn statement by the Participant.

14.7         Spouse’s Consent.

No hardship withdrawal may be made hereunder by a married Participant who has available to him distribution of his Accounts in the form of an annuity unless the Participant’s spouse, if any, consents to the hardship withdrawal in accordance with Sections 29.7 and 29.8 hereof within the ninety (90) day period ending on the date the hardship withdrawal commences to be made.

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ARTICLE 15

TERMINATION OF EMPLOYMENT

15.1         Eligibility for Distribution.

In the event of the Termination of Employment of a Participant for any reason other than his death, Disability, or retirement, he shall be entitled to receive a distribution of his Vested Interest and his Personal Accounts.

15.2         Commencement of Distributions.

The Vested Interest and Personal Accounts of a terminated Participant shall be distributed to him in accordance with the rules and procedures set forth in Article 18 or 18A hereof. Except as otherwise provided in Section 18.1 or 18A.1 hereof, distributions shall be made or shall commence to be made as of the date specified in the Adoption Agreement.

Notwithstanding the foregoing provisions of this Section 15.2, if the Company has elected an early retirement date pursuant to the Adoption Agreement, and if a terminated Participant, at the time of his Termination of Employment, satisfied the service requirement but not the age requirement, if any, as set forth therein, such terminated Participant may elect to have his Vested Interest and Personal Accounts distributed or commence to be distributed on such date on or after he meets the age requirement for early retirement and on or before his Normal Retirement Date, as he shall select, in his own discretion.

15.3         Vesting and Forfeitures.

If a terminated Participant’s Vested Percentage in his Employer Contribution Account and/or his Match Account is one hundred percent (100%), such Account shall be held, administered and distributed in accordance with Article 18 or 18A hereof. If his Vested Percentage in his Employer Contribution Account and/or his Match Account is less than one

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hundred percent (100%), such Account shall continue to be administered as such in accordance with the provisions of Article 11 hereof until the earliest to occur of any of the following events:

(a)                                  he receives a distribution of his entire Vested Interest and Personal Accounts;

(b)                                 he has five (5) consecutive One Year Breaks In Service;

(c)                                  he dies; or

(d)                                 he is rehired by a member of the Controlled Group.

If the earliest to occur of said events is either the date of complete distribution of his Vested Interest and Personal Accounts, his having had five (5) consecutive One Year Breaks In Service or his death, an amount equal to the excess of:

(i)             the balance in his Employer Contribution Account and Match Account plus the amount, if any, then credited to Pre-Tax, Special ADP, and Safe Harbor Contribution Accounts held for his benefit; over

(ii)          his Vested Interest;

shall be forfeited as of such date and shall be debited to his appropriate Accounts. If any amounts remain credited to said Accounts after said forfeiture, such Accounts shall thereafter be held, administered and distributed in accordance with Article 18 or 18A hereof. In the event that a terminated Participant does not have a Vested Interest, then his Personal Accounts, if any, shall be distributed to him immediately and the amounts credited to his Employer Contribution and Match Accounts shall be forfeited as of the date of his Termination of Employment. If such Participant does not have any Personal Accounts under the Trust and Plan, he will be deemed to have received a distribution on his date of Termination of Employment of zero (0) dollars.

If the earliest of said events shall be the terminated Participant’s rehire by a member of the Controlled Group, he shall immediately be reinstated as a Participant in this Trust

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and Plan and this Article 15 shall not apply to him until a subsequent Termination of Employment described in Section 15.1 hereof.

15.4         Reallocation of Forfeitures.

If the Adoption Agreement so provides, the amounts forfeited pursuant to Section 15.3 hereof shall be allocated on the Allocation Date coinciding with or next following the date of forfeiture among the Employer Contribution and Match Accounts of all Participants who were Active Participants during the Plan Year, excluding such Participants as are described in the Adoption Agreement.

Forfeitures shall be allocated in the same manner as employer contributions are allocated pursuant to Section 6.2 hereof; provided, however, that no forfeitures shall be allocated to the Accounts of any Participant in excess of the limitations on Annual Additions set forth in Article 26 hereof. Allocation of forfeitures shall be made prior to the revaluation provided for in Article 11 hereof.

15.5         Forfeitures Used to Reduce Contributions.

If the Adoption Agreement so provides, the amounts forfeited pursuant to Section 15.3 hereof shall be used, on an Allocation Date coinciding with or following the date of forfeiture, to reduce Participating Company contributions.

15.6         Rehired Participants.

In the event a terminated Participant is rehired by a member of the Controlled Group prior to incurring five (5) consecutive One Year Breaks In Service, he shall immediately be reinstated as a Participant in this Trust and Plan and any amounts forfeited pursuant to Section 15.3 hereof shall be recredited to his Employer Contribution and/or Match Account as provided in the Adoption Agreement.

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If the Company has elected pursuant to the Adoption Agreement to require repayment to the Trust and Plan of amounts previously distributed to the Participant prior to recrediting of forfeited amounts, any amounts previously forfeited pursuant to Section 15.3 hereof shall be recredited to a Participant’s Employer Contribution and/or Match Account provided that such Participant recontributes to this Trust and Plan on or before the first to occur of:

(a)                                  the date he incurs five (5) consecutive One Year Breaks In Service; and

(b)                                 the fifth (5th) anniversary of his date of rehire;

the full amount distributed to him following his earlier Termination of Employment. Such amount shall be recredited to the Account from which it originated.

Notwithstanding any other provision of this Trust and Plan to the contrary, in order to balance the Accounts maintained under this Trust and Plan after giving effect to the recrediting of previously forfeited amounts to a rehired Participant’s Employer Contribution and Match Accounts, the Company, at its option, may direct the Trustee to:

(a)                                  first reduce the value of the forfeitures, if any, which would otherwise be reallocated as of the Allocation Date coinciding with or next following the date such Participant was rehired; and

(b)                                 in the event the Accounts maintained under this Trust and Plan are not balanced after the reduction in subsection (a) above, reduce the gain, if any, in the value of the Trust and Plan’s assets since the most recent Valuation Date as of the Valuation Date coinciding with or next following the date such Participant was rehired;

provided that the total of the reductions described in subsections (a) and (b) above with respect to any Plan Year shall not exceed the aggregate previously forfeited amounts which were recredited to the Employer Contribution and Match Accounts of Participants who were rehired during such Plan Year.

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To the extent that the sum of the amounts described in subsections (a) and (b) above for any Plan Year is less than the aggregate previously forfeited amounts which were recredited to the Employer Contribution and Match Accounts of Participants who were rehired during the Plan Year, the Participating Companies which rehired the former Participants shall contribute to this Trust and Plan an amount equal to the difference between the aggregate previously forfeited amounts which were recredited to the Employer Contribution and Match Accounts of Participants who were rehired during the Plan Year by the Participating Companies and the sum of the amounts described in subsections (a) and (b) above. The obligation to contribute such amounts shall be allocated among the Participating Companies by the Company. Such contributions shall be made by the Participating Companies no later than the due date (including extensions) of the tax return for the Taxable Year which includes the last day of the Plan Year during which such Participants were rehired. In addition, any portion of such contribution which represents amounts previously contributed by a Participating Company to this Trust and Plan shall not be deemed to have been contributed for purposes of Article 26 hereof at the time it is recontributed, but shall be deemed to have been contributed at the time of the original contribution.

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ARTICLE 16

RETIREMENT BENEFITS

16.1         Normal Retirement.

The Employer Contribution Account and Match Account of a Participant who has attained his Normal Retirement Date shall be fully vested and nonforfeitable. A Participant who retires on his Normal Retirement Date shall be entitled to receive an amount equal to the sum of the amounts then credited to all Accounts held for his benefit. Except as otherwise provided in Section 18.1 or 18A.1 hereof, such amounts shall be distributed or shall commence to be distributed as soon as reasonably possible after his date of retirement but not later than sixty (60) days after the close of the Plan Year which includes the date of his retirement. Such distribution shall be made in accordance with the provisions of Article 18 or 18A hereof.

16.2         Early Retirement.

If the Adoption Agreement permits early retirement, a Participant may elect to retire on or after his early retirement date but before reaching his Normal Retirement Date. In the event of such early retirement, a Participant shall be entitled to receive an amount equal to the sum of the amounts then credited to all his Accounts. Except as otherwise provided in Section 18.1 or 18A.1 hereof, such amounts shall be distributed or shall commence to be distributed on such date on or after his early retirement date as such retired Participant shall select. Such distribution shall be made in accordance with the provisions of Article 18 or 18A hereof.

16.3         Late Retirement.

In the event a Participant works beyond his Normal Retirement Date, his retirement shall be deemed to have occurred on the earlier of the date of his Termination of

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Employment with a member of the Controlled Group for any reason other than death or the date distribution must commence to a Participant under Section 18.5 or 18A.10 of this Trust and Plan. In the event of such late retirement, such Participant shall be entitled to receive an amount equal to the sum of the amounts then credited to all the Accounts held for his benefit. Except as otherwise provided in Section 18.1 or 18A.1 hereof, such amounts shall be distributed or shall commence to be distributed as soon as reasonably possible after his date of actual retirement but not later than sixty (60) days after the close of the Plan Year which includes his date of late retirement. Such distribution shall be made in accordance with the provisions of Article 18 or 18A hereof.

16.4         Disability Retirement.

Upon receipt from a Participant or a person authorized by him on his behalf of a request that distribution be made on account of such Participant’s permanent and total disability, or upon its motion, the Administrator shall determine whether the Participant is permanently and totally disabled pursuant to the Adoption Agreement. If the Administrator shall determine that the Participant is permanently and totally disabled, his date of Disability retirement shall be deemed to have been the earlier of the date on which his application for benefits under this Article 16 was filed with the Administrator or the date on which the Administrator made its own determination of his disability, and he will be deemed to have ceased to be a Participant on that date. Such a disabled Participant shall be entitled to receive a distribution pursuant to Article 18 or 18A hereof of an amount equal to the sum of the amounts, if any, then credited to all the Accounts held for his benefit. Except as otherwise provided in Section 18.1 or 18A.1 hereof, such amounts shall be distributed or shall commence to be distributed on such date as shall be

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selected by the Participant, but not later than sixty (60) days after the close of the Plan Year which includes his Normal Retirement Date.

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ARTICLE 17

DEATH

17.1         Death of an Active Participant.

In the event of the Termination of Employment of a Participant by reason of his death, his death Beneficiary shall be entitled to receive a distribution in an amount equal to the amounts then credited to all the Accounts held for his benefit plus the proceeds of any life insurance contracts purchased on his life under Article 10 hereof. Such amount shall be distributed or shall commence to be distributed as soon as reasonably possible after the Participant’s date of death but not later than sixty (60) days after the close of the Plan Year which includes the date of the Participant’s Normal Retirement Date (or date of death, if later). Such distribution shall be made in accordance with the provisions of Article 18 or 18A hereof.

17.2         Death of a Retired or Terminated Participant Prior to Commencement of Benefits.

In the event of the death of a retired or terminated Participant prior to the date distribution has been made or commenced to be made to him, his death Beneficiary shall be entitled to receive a distribution in an amount equal to his Vested Interest and his Personal Accounts. The Vested Percentage of a retired or terminated Participant shall not increase due to his death. Such amount shall be distributed or shall commence to be distributed as soon as reasonably possible after the Participant’s date of death but not later than sixty (60) days after the close of the Plan Year which includes the date of the Participant’s Normal Retirement Date (or date of death, if later). Such distribution shall be made in accordance with the provisions of Article 18 or 18A hereof. The balance, if any, credited to the deceased Participant’s Employer

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Contribution and Match Accounts shall be forfeited as of his date of death pursuant to Section 15.3 hereof.

17.3         Death of a Retired or Terminated Participant After Commencement of Benefits.

In the event of the death of a retired or terminated Participant after the date of distribution or the commencement of distribution to him, no benefits shall be payable to his death Beneficiary except to the extent provided for by the method under which the retired or terminated Participant was receiving distributions under Article 18 or 18A hereof.

17.4         Automatic Beneficiary of a Participant.

Unless a Participant or former Participant has designated a death Beneficiary in accordance with the provisions of Section 17.5 hereof, his death Beneficiary shall be deemed to be the person or persons in the first of the following classes in which there are any survivors of such Participant:

(a)           his spouse at the time of his death;

(b)           his issue, per stirpes;

(c)           his parents; and

(d)           the executor or administrator of his estate.

17.5         Designation of Alternate Beneficiary.

In lieu of having the amounts distributable pursuant to this Article 17 distributed to a death Beneficiary determined in accordance with the provisions of Section 17.4 hereof, a Participant or former Participant may sign a document designating a death Beneficiary or death Beneficiaries to receive such amounts. If the Participant is married, any such designation shall be effective only if the spouse of the Participant is the sole primary Beneficiary or consents to such other designation in accordance with Section 29.8 hereof.

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17.6         Qualified Preretirement Survivor Annuity.

Notwithstanding the foregoing Sections 17.4 and 17.5, in the event the Company has elected to make annuity forms of distribution the normal form of distribution to Participants pursuant to Article 18A hereof, the vested Account balance of a married Participant who dies prior to his Annuity Starting Date shall be applied toward the purchase of an annuity for the life of his surviving spouse, unless such benefit shall be waived by the Participant as provided herein. The surviving spouse may elect to have such annuity distributed within a reasonable period after the Participant’s death.

Any waiver election referred to in the preceding paragraph shall be made within the period which begins on the earlier of (a) the first day of the Plan Year in which the Participant attains age thirty-five (35), or (b) the date on which the Participant incurs a Termination of Employment, and ends on the date of the Participant’s death. A Participant who will not yet attain age thirty-five (35) as of the end of any current Plan Year may make a special qualified election to waive the annuity payable to his spouse upon his death for the period beginning on the date of such election and ending on the first day of the Plan Year in which the Participant will attain age thirty-five (35). Such election shall not be valid unless the Participant receives a written explanation of the survivor annuity which is comparable to that provided to the Participant pursuant to Section l8A.5 hereof. Qualified preretirement survivor annuity coverage will be automatically reinstated as of the first day of the Plan Year in which the Participant attains age thirty-five (35). Any new waiver on or after such date shall be subject to the full requirements of this Section 17.6.

Any election to waive qualified preretirement survivor annuity coverage shall be in writing and shall be effective only if the Participant’s spouse consents to the election in

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accordance with Section 29.8 hereof. The election shall designate a specific non-spouse Beneficiary, including any class of Beneficiaries or any contingent Beneficiaries, which may not be changed without the spouse’s consent, unless the spouse shall in the original consent expressly permit further designations by the Participant. Any election by a Participant to waive the qualified preretirement survivor annuity described herein shall be revocable at any time up to the date of the Participant’s death. Any such revocation shall be automatically effective without the consent of the Participant’s spouse.

The Administrator shall provide each Participant, within the period beginning with the earlier of (i) the first day of the Plan Year in which the Participant attains age thirty-two (32) or (ii) a reasonable period following his Termination of Employment, and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age thirty-five (35), a written explanation of the surviving spouse’s rights under this Section 17.6. In the case of a Participant hired by a Participating Company after age thirty-five (35), such written explanation shall be provided within a reasonable period after the individual becomes a Participant in the Trust and Plan.

17.7         Instructions to Trustee.

Upon the death of a Participant or a former Participant, the Administrator shall immediately advise the Trustee of the identity of such Participant’s death Beneficiary or Beneficiaries. The Trustee shall be completely protected in making distributions to any person or persons in accordance with the instructions it receives from the Administrator.

17.8         Incomplete Disposition.

In the event that a Participant or former Participant dies at a time when he has a designation on file with the Administrator which does not dispose of all of the amounts

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distributable under this Trust and Plan upon his death, then the amounts distributable on behalf of said Participant or former Participant, the disposition of which was not determined by the deceased Participant’s or former Participant’s designation, shall be distributed to a death Beneficiary determined under the provisions of Section 17.4 hereof. Any insurance proceeds for which there is no living Beneficiary named shall be distributed in accordance with the terms of the insurance contract.

17.9         Clarification of Beneficiary Designation.

Any ambiguity in a Participant’s death Beneficiary designation shall be resolved by the Administrator. Subject to Section 17.5 hereof, the Administrator may direct a Participant to clarify his designation and, if necessary, execute a new designation containing such clarification.

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ARTICLE 18

DISTRIBUTIONS

18.1         Date of Distributions.

Distributions will normally commence as of the dates specified in Articles 15, 16 and 17 hereof. However, if permitted by the Adoption Agreement, a Participant or his Beneficiary may elect in writing, subject to Section 18.5 hereof, to defer any distribution until a date not later than a date indicated in the Adoption Agreement. In the event that a Participant has made a contribution pursuant to Article 5 and/or Article 7 from Compensation payable to him following his Termination of Employment, and he has commenced receipt of the other amounts credited to his Accounts prior to the time the pre-tax contribution, after tax contribution,  and matching contributions related to such contribution, if any, are credited to his Accounts, then the portion of his Accounts attributable to such late contributions shall commence to be distributed within sixty (60) days after the last of such amounts have been credited to his Accounts. Any such subsequent distribution shall be made in the same form as the prior distribution.

If a distribution is one to which Code Sections 401(a)(11) and 417 do not apply, such distribution may commence less than thirty (30) days after the notice required under Section 1.411(a)-11(c) of the Treasury regulations is given, provided that:

(a)           the Administrator clearly informs the Participant that the Participant has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option); and

(b)           the Participant, after receiving the notice, affirmatively elects a distribution.

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18.2         Method of Distribution.

Any distribution to be made pursuant to Article 15, 16, or 17 hereof may be made pursuant to one or a combination of the methods of distribution permitted under the Adoption Agreement, as shall be selected by the Participant, former Participant or Beneficiary of a deceased Participant. Generally, such methods of distribution shall be:

(a)           a single lump sum distribution; and/or

(b)           nearly equal monthly, quarterly or annual installments over a period selected by the Participant, former Participant or Beneficiary which shall not exceed the maximum permissible period under Code Section 401(a)(9).

If no method is selected, distribution shall be made in the form of a single lump sum distribution.

18.3         Administering Distribution of Accounts.

Upon direction of the Administrator, the Trustee shall make payment from the Trust Fund to the Participant or his Beneficiary as the case may be. As long as there remain any amounts credited to an Account, the Trustee shall continue to maintain and administer said Account in accordance with the terms and provisions of the Trust and Plan.

18.4         Lump Sum Payment of Small Amounts.

Notwithstanding any contrary provision of this Trust and Plan, in the event that the Vested Interest and Personal Accounts of a retired, terminated or deceased Participant have a value less than or equal to the amount set forth in the Adoption Agreement, the Administrator shall direct the Trustee to distribute such Vested Interest and Personal Accounts in a single lump sum payment without the consent of the Participant or his Beneficiary.

18.5         Restrictions on Distributions.

Notwithstanding any other provisions of this Trust and Plan, distributions hereunder shall be subject to the following restrictions:

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(a)           in the case of a living Participant or former Participant:

(i)    distribution must commence on or before:

(A)          if the Company has elected pursuant to the Adoption Agreement, the later of the April 1 following the end of the calendar year in which he attains age seventy and one-half (70-1/2) or the date he retires, provided that the Participant is not a five percent (5%) owner, or

(B)           the April 1 following the end of the calendar year in which he attains age seventy and one-half (70-1/2) in all other cases; and

(ii)   installment distributions shall not be payable over a period of years in excess of his life expectancy or the joint life expectancies of himself and his spouse or Beneficiary; and

(b)           in the case of a deceased Participant or former Participant, distributions after his death shall be payable either:

(i)    within five (5) years of the date of his death; or

(ii)   if distribution commences to his Beneficiary, either:

(A)          within one (1) year of the date of his death or on a later date permitted under any lawful regulations by the Secretary of the Treasury; or

(B)           if his spouse is his Beneficiary, by the date such Participant would have attained age seventy and one-half (70-1/2);

over a period not extending beyond the life expectancy of such Beneficiary; or

(iii)  if the Participant’s distribution had commenced prior to his death under a form of payment meeting the requirements of subsection (a)(ii) above, such distribution must be completed by the remainder of the period specified in said subsection (a)(ii); and

(c)           in the case of the death of a Beneficiary who is the surviving spouse of a deceased Participant, a distribution commencing after the death of the spouse shall be payable either:

(i)    within five (5) years of the date of the spouse’s death; or

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(ii)   if distribution commences to the spouse’s Beneficiary within one (1) year of the spouse’s death or on a later date permitted under any lawful regulations issued by the Secretary of the Treasury, over a period not extending beyond the life expectancy of such Beneficiary; or

(d)           in the event payments are made to a Participant’s child, for purposes of this Section 18.5, such payments shall be deemed to be paid to the Participant’s spouse if such payments will become payable to such spouse upon such child’s reaching majority or any other event permitted under any lawful regulations issued by the Secretary of the Treasury.

A Participant, former Participant or Beneficiary may elect to have his life expectancy redetermined from time to time but not more frequently than annually. In the event that a Participant, former Participant or Beneficiary fails to make such an election, then no redetermination shall be performed.

Notwithstanding any provisions of the Trust and Plan to the contrary, if elected by the Company in the Adoption Agreement, the Trust and Plan will apply the minimum distribution requirements of Code Section 401(a)(9) in accordance with the regulations under said Code Section 401(a)(9) that were proposed in January 2001. Such election shall remain in effect until such time as it is revoked or final regulations implementing the requirements of Code Section 401(a)(9) become effective with respect to the Trust and Plan.

Notwithstanding anything in this Trust and Plan to the contrary, if a Participant had filed an election with the Administrator prior to January 1, 1984, that his distribution either be under a form or commence after a date not provided for in this Trust and Plan, as herein adopted, such distribution shall nevertheless be made in accordance with such election, provided that the provisions of such election complied with the terms of the Trust and Plan as in effect on the date such election was filed with the Administrator.

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18.6         Lump Sum Value of Installment Method of Distributions.

Notwithstanding any other provision of this Trust and Plan, the commuted lump sum value of the amounts payable to a Participant or former Participant (whose Beneficiary is someone other than his spouse) pursuant to the installment method of distribution, computed as of the commencement date of distribution, shall not be less than fifty percent (50%) of the value of the amounts distributable on his behalf under this Trust and Plan.

18.7         Revaluation of Undistributed Amounts.

As long as there remain any amounts credited to a Participant’s Accounts, the Trustee shall continue to maintain said Accounts and said Accounts shall be periodically revalued in accordance with the provisions of Article 11 hereof. In the event that a former Participant shall have more than one Account, the Trustee, in its sole discretion, may consolidate said Accounts into a single Account.

18.8         Responsibility of Trustee Regarding Distributions.

The Trustee, upon notification by the Administrator as to the eligibility of and method of distribution applicable to a Participant, former Participant or Beneficiary, shall take one or a combination of the following actions to effectuate the method of distribution to such person:

(a)           sell or surrender any contract or contracts of insurance then held with respect to such person for the cash surrender value thereof; or

(b)           cause such contract or contracts to be converted pursuant to any of the available lump sum or installment options under such contract or contracts; or

(c)           make distributions of cash and insurance contracts directly from the Trust Fund to such person.

Any amounts received by the Trust Fund upon the surrender of any life insurance contracts held with respect to a Participant or former Participant shall be credited to such

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person’s Account. Any amounts paid from the Trust Fund to an insurance company or to a Participant, former Participant or Beneficiary shall be debited to such Account.

18.9         Direct Rollovers.

Notwithstanding any provision of the Trust and Plan to the contrary that would otherwise limit a distributee’s election under this Section 18.9, a distributee may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover subject to the following terms and conditions:

(a)           Eligible Rollover Distribution. For purposes of this Section 18.9, an eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include:

(i)    any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more;

(ii)   any distribution to the extent such distribution is required under Section 18.5 above which reflects the requirements under Code Section 401(a)(9);

(iii)  the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and

(iv)  any distribution described under Code Section 401(k)(2)(B)(i)(IV) that is made upon hardship of the distributee.

(b)           Eligible Retirement Plan. For purposes of this Section 18.9, an eligible retirement plan is:

(i)    an individual retirement account described in Code Section 408(a);

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(ii)   an individual retirement annuity described in Code Section 408(b);

(iii)  an annuity plan described in Code Section 403(a); or

(iv)  a qualified trust described in Code Section 401(a),

that accepts the distributee’s eligible rollover distribution.

Notwithstanding the foregoing, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is limited to an individual retirement account or individual retirement annuity.

(c)           Distributee. For purposes of this Section 18.9, a distributee includes:

(i)    an Employee or former Employee; and

(ii)   an Employee’s or a former Employee’s surviving spouse and an Employee’s or former Employee’s spouse or former spouse who is the Alternate Payee under a Qualified Domestic Relations Order, as defined in Code Section 414(p), without regard to the interest of the spouse or former spouse.

(d)           Direct Rollover. For purposes of this Section 18.9, a direct rollover is a payment by the Trust and Plan to the eligible retirement plan specified by the distributee.

(e)           $200 Minimum Direct Rollover. Notwithstanding anything in this Section 18.9 to the contrary, a distributee shall not be permitted to elect a direct rollover if it is reasonable to expect that the total eligible rollover distributions made to the distributee during a Plan Year will be less than Two Hundred Dollars ($200.00).

(f)            Partial Direct Rollover. If the entire amount of an eligible rollover distribution is greater than Five Hundred Dollars ($500.00), a distributee may elect to have only a portion of such an eligible rollover distribution paid to an eligible retirement plan in a direct rollover provided that the amount of the direct rollover equals at least Five Hundred Dollars ($500.00). If a distributee elects such a partial direct rollover, the remaining portion of the eligible rollover distribution will be paid to the distributee.

(g)           Multiple Direct Rollovers Not Permitted. A distributee is not permitted to divide an eligible rollover distribution into separate distributions to be paid to two or more eligible retirement plans in

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direct rollovers. A distributee must elect that the eligible rollover distribution or portion thereof be distributed in a direct rollover payable to a single eligible retirement plan selected by the distributee.

(h)           Elections For Periodic Payments. If distribution is made to a distributee in a series of periodic payments, his election to make or not to make a direct rollover with respect to one payment in a series of payments shall apply to all subsequent payments in the series, unless the distributee makes a subsequent election to change his prior election.

(i)            Default Procedures. If, after a reasonable time as defined in Reg. §1.402(c)-2T, a distributee has failed to elect either a direct rollover or to have his eligible rollover distribution paid to him, distribution shall be made to the distributee in an amount equal to his eligible rollover distribution less any amount required to be withheld under any applicable income tax withholding requirements.

18.10       Excess Distributions.

In the event that a Participant or Beneficiary receives a distribution which, due to administrative error, is in excess of the amount to which he is entitled under the provisions of the Trust and Plan, such Participant or Beneficiary, after notification by the Administrator of such error, shall remit to the Trust and Plan such excess amount.

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ARTICLE 18A

DISTRIBUTIONS - ANNUITY OPTION

18A.1      Date of Distribution.

Distributions will normally commence as of the dates specified in Articles 15, 16 and 17 hereof, except that a Participant may elect to have a distribution made pursuant to Section 18A.2 or Section 18A.3 below commence upon his attainment of the earliest retirement age under the Trust and Plan. In addition, if permitted by the Adoption Agreement, a Participant or his Beneficiary may elect in writing, subject to Section 18A.10 hereof, to defer any distribution until a date not later than a date indicated in the Adoption Agreement. In the event that a Participant has made a contribution pursuant to Article 5 and/or Article 7 from Compensation payable to him following his Termination of Employment, and he has commenced receipt of the other amounts credited to his Accounts prior to the time the pre-tax contribution, after tax contribution,  and matching contributions related to such contribution, if any, are credited to his Accounts, then the portion of his Accounts attributable to such late contributions shall commence to be distributed within sixty (60) days after the last of such amounts have been credited to his Accounts. Any such subsequent distribution shall be made in the same form as the prior distribution.

If a distribution is one to which Code Sections 401(a)(11) and 417 do not apply, such distribution may commence less than thirty (30) days after the notice required under Section 1.411(a)-11(c) of the Treasury regulations is given, provided that:

(a)           the Administrator clearly informs the Participant that the Participant has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option); and

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(b)           the Participant, after receiving the notice, affirmatively elects a distribution.

18A.2      Normal Method.

Unless an annuity method of distribution is selected under Section 18A.3 hereof, or the annuity method has been designated the normal method of distribution in the Adoption Agreement, or the Company has adopted Adoption Agreement (Money Purchase #002), the normal method of distribution of amounts distributable to a Participant, former Participant or his Beneficiary pursuant to Articles 15, 16 or 17 hereto shall be a single lump sum payment.

18A.3      Annuity Methods of Distribution.

In lieu of receiving a single lump sum payment pursuant to Section 18A.2, or if the normal method of distribution selected in the Adoption Agreement is the Annuity Method, or if the Company has adopted Adoption Agreement (Money Purchase #002), a Participant, former Participant or Beneficiary of a deceased Participant shall elect to receive the amounts distributable to him pursuant to Articles 15, 16 and 17 in the form of an annuity contract purchased for him from an insurance company by the Trustee pursuant to Section 18A.12 hereof. Unless another form of annuity contract is selected under Section 18A.4, any such annuity contract shall normally provide by its terms for benefits to be paid:

(a)           to a married Participant or a married former Participant in the Spouse’s Annuity Form described in Section 18A.4; and

(b)           to an unmarried Participant, an unmarried former Participant or a Beneficiary of a Participant in the Full Cash Refund Life Annuity Form described in Section 18A.4.

18A.4      Optional Methods of Distribution.

A Participant, a former Participant, or a Beneficiary of a Participant may elect, in lieu of receiving the amounts distributable to him pursuant to the normal methods of distribution set forth in Section 18A.2 or Section 18A.3, to receive such amounts pursuant to any one or a

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combination of the following optional methods of distribution permitted under the Adoption Agreement:

Form 1. Life Annuity Form. A Participant who receives payment of his retirement benefits under the Life Annuity Form, shall receive an immediate annuity providing retirement benefit payments in equal installments during his life. No benefits shall be payable after the death of the Participant.

Form 2. Spouse’s Annuity Form. A Participant who receives payment of his retirement benefits under the Spouse’s Annuity Form, shall receive an immediate annuity providing retirement benefit payments during his life with the provision that after his death 50% of his monthly retirement benefit shall continue during the life of and shall be paid to the person who was his spouse on the date his benefits commence.

Form 3. Joint and Survivor Form. A Participant who receives payment of his retirement benefits under the Joint and Survivor Form shall receive retirement benefit payments during his life, with the provision that after his death one hundred percent (100%) or fifty percent (50%), as shall be selected by the Participant (“Selected Percentage”), of his monthly retirement benefit shall continue during the life of and shall be paid to such Beneficiary as he shall nominate by written designation duly filed with the Administrator or its designated representative.

Form 4. Life-Period Certain Form. A Participant who receives payment of his retirement benefits under the Life-Period Certain Form shall receive retirement benefit payments during his life, with the provision that, in the event the Participant shall die before he shall have received retirement benefit payments for a period of sixty (60), one hundred twenty (120), or one hundred eighty (180) months, as selected by the Participant (“Selected Period”), after his death one hundred percent (100%) of his monthly retirement benefit shall continue for the remainder of said Selected Period to such Beneficiary as he shall have nominated by written designation duly filed with the Administrator or its designated representative.

Form 5. Full Cash Refund Life Annuity Form. A Participant who receives payment of his retirement benefits under the Full Cash Refund Life Annuity Form shall receive retirement benefit payments during his life, with the provision that, in the event the Participant shall die before he shall have received payments of retirement benefits aggregating the single lump sum amount used to purchase the annuity contract which is to be used to provide benefits with respect to such Participant, the balance of such single lump sum amount (“Full Cash Refund”) shall be paid in a single lump sum to such Beneficiary as he shall have nominated by written designation duly filed with the Administrator or its designated representative.

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Form 6. Lump Sum Form. A Participant who receives payment of his retirement benefits under the Lump Sum Form shall receive a single lump sum payment upon the date his retirement benefits would otherwise have commenced under the Trust and Plan.

Form 7. Other Form. A Participant who receives payment of his retirement benefits under an Other Form shall receive his benefits in a form described in the Adoption Agreement.

18A.5      Notice of Methods of Distribution.

If the annuity method has been designated the normal method of distribution, the Administrator shall, no less than thirty (30) days and no more than ninety (90) days prior to the Annuity Starting Date of a Participant, former Participant or Beneficiary, provide each such individual a written explanation of the terms and conditions of the normal methods of distribution described in Section 18A.3, the individual’s right to make and the effect of an election of an optional form of distribution, the rights of a Participant’s or former Participant’s spouse, the right to revoke and the effect of revocation of a prior election of an optional method of distribution, the right of a Participant’s or former Participant’s spouse under the normal method of distribution and under the optional methods of distribution and the relative values of the methods of distribution available.

Notwithstanding anything contained in this Article to the contrary, effective January 1, 1997, the following provisions apply to the time for written explanation described in the preceding paragraph:

(a)           the written explanation described in Code Section 417(a)(3)(A) may be provided after the Participant’s distributions are to commence, except to the extent provided in lawful regulations. If so, the ninety (90) day applicable election period shall not end before the 30th day after the date on which such explanation is provided; and

(b)           a Participant may elect (with any applicable spousal consent) to waive any requirement that the written explanation be provided at least thirty (30) days before the date as of which the Participant’s

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distributions are to commence (or to waive the thirty (30) day requirement under the above paragraph) if:

(i)            the Plan Administrator provides information clearly indicating that the Participant has the right to at least thirty (30) days to consider whether to waive the form of annuity contract applicable to him under Section 18A.3 and consent to a form of distribution other than such annuity contract;

(ii)           the distribution commences more than seven (7) days after such explanation is received; and

(iii)          the Participant is permitted to revoke an affirmative distribution election at least until the Annuity Starting Date, or if later, at any time prior to the expiration of the seven (7) day period that begins the day after such explanation is provided to the Participant.

18A.6      Election of Annuity Contract or Optional Method of Payment.

To elect an annuity contract as set forth in Section 18A.3 or one or a combination of the optional methods of distribution as set forth in Section 18A.4, a Participant, former Participant or Beneficiary shall notify the Administrator of such election in writing prior to the date his retirement benefits become distributable pursuant to Article 15, 16 or 17 hereof. If either the annuity method of distribution has been designated as the normal method of distribution or a married Participant or former Participant has elected to receive an annuity contract pursuant to Section 18A.3 above, and further has elected to receive his retirement benefits under a form other than the Spouse’s Annuity Form, such election shall not be of any effect and the Participant or former Participant shall be treated the same as though his election had not been made unless the Participant’s spouse consents in writing to such election in accordance with Section 29.8 hereof. Any such election by a married Participant shall designate a specific optional method of distribution which shall not be changed without his spouse’s consent, unless the spouse’s original consent expressly permits further changes by the Participant.

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To this end, a Participant may revoke a prior election and elect another optional method of distribution, if desired, as long as such distribution has not commenced. The number of revocations hereunder shall not be limited.

18A.7      Lump Sum Payment of Small Amounts.

Notwithstanding any contrary provision of this Trust and Plan, in the event that the Vested Interest and Personal Accounts of a retired, terminated or deceased Participant have a value less than or equal to the amount designated by the Company pursuant to the Adoption Agreement, the Administrator shall direct the Trustee to distribute such Vested Interest and Personal Accounts in a single lump sum payment without the consent of the Participant or Beneficiary. Any such lump sum payment shall be in full settlement of such Participant’s or Beneficiary’s rights under this Trust and Plan.

18A.8      Lump Sum Value of Optional Methods of Distributions.

Notwithstanding any other provisions of this Trust and Plan, the commuted lump sum value of the amounts payable to a Participant or former Participant (whose Beneficiary is someone other than his spouse) pursuant to any optional method of distribution, computed as of the commencement date of distribution, shall not be less than fifty percent (50%) of the value of the amounts distributable on his behalf under the Trust and Plan.

18A.9      Revaluation of Undistributed Amounts.

As long as there remain any amounts credited to a Participant’s Accounts, the Trustee shall continue to maintain said Accounts and said Accounts shall be periodically revalued in accordance with the provisions of Article 11 hereof. In the event that a former Participant shall have more than one Account, the Trustee, in its sole discretion, may consolidate said Accounts into a single Account.

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18A.10    Restrictions on Distributions.

Notwithstanding any other provisions of this Trust and Plan, distributions hereunder shall be subject to the following restrictions:

(a)           in the case of a living Participant or former Participant:

(i)            distribution must commence on or before:

(A)          if the Company has so elected pursuant to the Adoption Agreement, the later of the April 1 following the end of the calendar year in which he attains age seventy and one-half (70-1/2) or the date he retires, provided that the Participant is not a five percent (5%) owner, or

(B)           the April 1 following the end of the calendar year in which he attains age seventy and one-half (70-1/2) in all other cases; and

(ii)           installment distributions shall not be payable over a period of years in excess of his life expectancy or the joint life expectancies of himself and his spouse or Beneficiary; and

(iii)          annuities cannot be issued exceeding his life expectancy or the joint life expectancies of himself and his spouse or Beneficiary; and

(b)           in the case of a deceased Participant or former Participant, distributions after his death shall be payable either:

(1)           within five (5) years of the date of his death; or

(2)           if distribution commences to his Beneficiary, either:

(A)          within one (1) year of the date of his death or on a later date permitted under any lawful regulations by the Secretary of the Treasury; or

(B)           if his spouse is his Beneficiary, by the date such Employee would have attained age seventy and one-half (70-1/2);

over a period not extending beyond the life expectancy of such Beneficiary; or

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(3)           if the Participant’s distribution had commenced prior to his death under a form of payment meeting the requirements of subsection (a)(ii) or (a)(iii) above, such distribution must be completed by the remainder of the period specified in said subsection (a)(ii) or (a)(iii); and

(4)           if the Participant’s distribution had not commenced prior to his death under a form of payment meeting the requirements of subsection (a)(ii) or (a)(iii) above and the Participant’s spouse is entitled to a distribution hereunder but dies prior to the commencement of such distribution, then the limitations of this subsection (b) shall be applied as if the spouse were the Participant; and

(c)           in the case of the death of a Beneficiary who is the surviving spouse of a deceased Participant, a distribution commencing after the death of the spouse shall be payable either:

(1)           within five (5) years of the date of the spouse’s death; or

(2)           if distribution commences to the spouse’s Beneficiary within one (1) year of the spouse’s death or on a later date permitted under any lawful regulations issued by the Secretary of the Treasury, over a period not extending beyond the life expectancy of such Beneficiary; or

(d)           in the event payments are made to a Participant’s child, for purposes of this Section 18A.10 such payments shall be deemed to be paid to the Participant’s spouse if such annuity payments will become payable to such spouse upon such child’s reaching majority or any other event permitted under any lawful regulations issued by the Secretary of the Treasury.

A Participant, former Participant or Beneficiary may elect to have his life expectancy redetermined from time to time but not more frequently than annually. In the event that a Participant, former Participant or Beneficiary fails to make such an election, then no recalculation shall be performed.

Notwithstanding any provisions of the Trust and Plan to the contrary, if elected by the Company in the Adoption Agreement, the Trust and Plan will apply the minimum distribution requirements of Code Section 401(a)(9) in accordance with the regulations under

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said Code Section 401(a)(9) that were proposed in January 2001. Such election shall remain in effect until such time as it is revoked or final regulations implementing the requirements of Code Section 401(a)(9) become effective with respect to the Trust and Plan.

Notwithstanding anything in this Trust and Plan to the contrary, if a Participant had filed an election with the Administrator prior to January 1, 1984, that his distribution either be under a form or commence after a date not provided for in this Trust and Plan, as herein adopted, such distribution shall nevertheless be made in accordance with such election, provided that the provisions of such election complied with the terms of the Trust and Plan as in effect on the date such election was filed with the Administrator.

18A.11    Incidental Death Benefit Rule.

Except in the case of a joint and survivor annuity contract issued on the joint lives of a Participant or former Participant and his spouse, distributions under this Trust and Plan shall conform to the incidental death benefit requirement of Treasury Regulations Section 1.401(a)(9)-2.

18A.12    Responsibility of Trustee Regarding Distributions.

The Trustee, upon notification by the Administrator as to the eligibility of and method of distribution applicable to a Participant, former Participant or Beneficiary, shall take one or a combination of the following actions to effectuate the method of distribution to such person:

(a)           purchase from an insurance company a fully paid-up, nontransferable annuity contract or contracts; or

(b)           sell or surrender any contract or contracts of insurance then held with respect to such person for the cash surrender value thereof; or

(c)           cause such contract or contracts to be converted pursuant to any of the available lump sum or installment options under such contract or contracts; or

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(d)           make distributions of cash and insurance contracts directly from the Trust Fund to such person.

In the event that the Trustee, pursuant to this Section 18A.12, obtains an annuity contract for the benefit of a Participant, former Participant or a Beneficiary, the Trustee shall, after having selected such settlement options and placed such restrictive endorsements thereon as are directed by the Administrator in order that the annuity contract complies with the terms of the Trust and Plan, transfer ownership of the contract or contracts to such Participant, former Participant or Beneficiary and deliver said contract or contracts to him. The delivery of said contract or contracts shall be in full settlement of such Participant’s, former Participant’s or Beneficiary’s rights under this Trust and Plan. The Company, other Participating Companies, the Administrator and the Trustee shall not be responsible for:

(a)           any failure on the part of any insurance company to make any payments or provide any benefit under any annuity contract;

(b)           for the action or inaction of any person which may render any annuity contract invalid or unenforceable; and

(c)           any inability to perform or delay in performing any act occasioned by any provisions of any annuity contract or restriction imposed by any insurance company or by any other person.

Any amounts received by the Trust Fund upon the surrender of any life insurance contracts held with respect to a Participant or former Participant shall be credited to such person’s Account. Any amounts paid from the Trust Fund to an insurance company or to a Participant, former Participant or Beneficiary shall be debited to such Account.

18A.13    Direct Rollovers.

Notwithstanding any provision of the Trust and Plan to the contrary that would otherwise limit a distributee’s election under this Section 18A.13, a distributee may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an eligible

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rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover subject to the following terms and conditions:

(a)           Eligible Rollover Distribution. For purposes of this Section 18A.13, an eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include:

(1)           any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more;

(2)           any distribution to the extent such distribution is required under Section 18A.10 above which reflects the requirements under Code Section 401(a)(9);

(3)           the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and

(4)           any distribution described under Code Section 401(k)(2) (B)(i) (IV) that is made upon hardship of the distributee.

(b)           Eligible Retirement Plan. For purposes of this Section 18A.13, an eligible retirement plan is:

(1)           an individual retirement account described in Code Section 408(a);

(2)           an individual retirement annuity described in Code Section 408(b);

(3)           an annuity plan described in Code Section 403(a); or

(4)           a qualified trust described in Code Section 401(a),

that accepts the distributee’s eligible rollover distribution.

Notwithstanding the foregoing, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is limited to an individual retirement account or individual retirement annuity.

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(c)           Distributee. For purposes of this Section 18A.13, a distributee includes:

(1)           an Employee or former Employee; and

(2)           an Employee’s or a former Employee’s surviving spouse and an Employee’s or former Employee’s spouse or former spouse who is the Alternate Payee under a Qualified Domestic Relations Order, as defined in Code Section 414(p), without regard to the interest of the spouse or former spouse.

(d)           Direct Rollover. For purposes of this Section 18A.13, a direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

(e)           $200 Minimum Direct Rollover. Notwithstanding anything in this Section 18A.13 to the contrary, a distributee shall not be permitted to elect a direct rollover if it is reasonable to expect that the total eligible rollover distributions made to the distributee during a Plan Year will be less than Two Hundred Dollars ($200.00).

(f)            Partial Direct Rollover. If the entire amount of an eligible rollover distribution is greater than Five Hundred Dollars ($500.00), a distributee may elect to have only a portion of such an eligible rollover distribution paid to an eligible retirement plan in a direct rollover provided that the amount of the direct rollover equals at least Five Hundred Dollars ($500.00). If a distributee elects such a partial direct rollover, the remaining portion of the eligible rollover distribution will be paid to the distributee.

(g)           Multiple Direct Rollovers Not Permitted. A distributee is not permitted to divide an eligible rollover distribution into separate distributions to be paid to two or more eligible retirement plans in direct rollovers. A distributee must elect that the eligible rollover distribution or portion thereof be distributed in a direct rollover payable to a single eligible retirement plan selected by the distributee.

(h)           Elections For Periodic Payments. If distribution is made to a distributee in a series of periodic payments, his election to make or not to make a direct rollover with respect to one payment in a series of payments shall apply to all subsequent payments in the series, unless the distributee makes a subsequent election to change his prior election.

(i)            Default Procedures. If, after a reasonable time as defined in Reg. §1.402(c)-2T, a distributee has failed to elect either a direct

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rollover or to have his eligible rollover distribution paid to him, distribution shall be made to the distributee in an amount equal to his eligible rollover distribution less any amount required to be withheld under any applicable income tax withholding requirements.

18A.14    Excess Distributions.

In the event that a Participant or Beneficiary receives a distribution which, due to administrative error, is in excess of the amount to which he is entitled under the provisions of the Trust and Plan, such Participant or Beneficiary, after notification by the Administrator of such error, shall remit to the Trust and Plan such excess amount.

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ARTICLE 19

CLAIMS FOR BENEFITS

19.1         Application for Benefits.

Claims for benefits shall be made by application of a Participant, former Participant or Beneficiary who is eligible for benefits under Article 15, 16 or 17 in such manner as the Administrator shall reasonably prescribe; provided, however, that the foregoing requirement shall not apply in any case in which a Participant, former Participant or Beneficiary shall be unable to make such application for physical, mental or any other reason satisfactory to the Administrator. The Administrator shall not process any application filed by a Participant or Beneficiary with respect to a retroactive claim for benefits. Upon finding that such Participant or Beneficiary satisfies the eligibility requirements for benefits under Article 15, 16 or 17, the Administrator shall promptly notify the Trustee of his eligibility and of the method of distribution selected in accordance with Article 18 or 18A hereof.

Notwithstanding anything contained herein to the contrary, a Participant must file a claim for Disability retirement benefits pursuant to Section 16.4 hereof within one hundred twenty (120) days following such Participant’s Termination of Employment due to his total and permanent disability.

19.2         Denial of Application for Benefits.

If any Participant, any former Participant or any Beneficiary, or the authorized representative of a Participant, former Participant or Beneficiary shall file an application for benefits hereunder and such application is denied, in whole or in part, he shall be notified in writing of the specific reason or reasons for such denial unless the granting or denial of the application is in the sole discretion of the Administrator, in which event the notice to the

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applicant shall state that the Administrator has denied the application pursuant to the exercise of its discretionary powers under the Trust and Plan. The notice shall also set forth:

(a)                                  the specific reason for the denial;

(b)                                 a specific reference to pertinent Trust and Plan provisions upon which the denial is based;

(c)                                  a description of any additional material or information deemed necessary or advisable by the Administrator for such Participant or Beneficiary to perfect his claim and an explanation of why such material or information is necessary; and

(d)                                 an explanation of the claim review procedure under the Trust and Plan.

Such notice shall be issued within ninety (90) days of the filing of a claim by a Participant, former Participant or Beneficiary; provided, however, that such ninety (90) day time period may be extended for a period of up to an additional ninety (90) days in the event that special circumstances require an extension of time for processing the claim. If such an extension of time for processing the claim is required, written notice of such extension shall be furnished to the applicant prior to the end of the initial ninety (90) day period. Such notice shall also indicate the special circumstances which make such extension necessary.

19.3         Appeal Process.

Any Participant, any former participant or any Beneficiary, or any authorized representative of a Participant, former Participant or Beneficiary whose application for benefits hereunder has been denied, in whole or in part, by the Administrator, upon written notice to the Committee, may request a review by the Committee of such denial of his application. Such request must be made within sixty (60) days of the date that such Participant, former Participant or Beneficiary receives notice of the denial of his application for benefits or within sixty (60) days of the date the claim is deemed denied. Such request must specify the reason the Participant, former Participant or

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Beneficiary believes the denial should be reversed. Such review may be made by written briefs submitted by the applicant and the Administrator or at a hearing, or by both, as shall be deemed necessary by the Committee. Any such hearing shall be held in the main office of the Company or at such other location as shall be agreed upon among the Administrator, the Committee and the applicant, on such date and at such time as the Committee shall designate upon not less than seven (7) days’ notice to the applicant and the Administrator, unless both of them accept shorter notice. The Committee shall make every effort to schedule the hearing on a day and at a time which is convenient to both the applicant and the Administrator. After the review has been completed, the Committee shall render a decision in writing, a copy of which shall be sent to both the applicant and the Administrator. Such decision generally shall be made within sixty (60) days following the applicant’s request for review; provided, however, that in the event a hearing is held with respect to the review of the claim, or in the event the Committee does not reach a decision within said sixty (60) day period, the applicant shall be so notified, and such decision shall be rendered no later than one hundred twenty (120) days following the applicant’s request for review. Such decision shall set forth the specific reason or reasons for the decision and the specific Trust and Plan provisions upon which the decision is based. Such decision shall be final and binding on the applicant, the Trustee, and the Administrator. The Committee shall determine any and all questions of fact, resolve all questions of interpretation of this instrument or related documents which may arise under any of the provisions of this Trust and Plan or such documents as to which no other provision for determination is made hereunder, and exercise all other powers and discretion necessary to be exercised under the terms of this Trust and Plan which it is herein given or for which no contrary provision is made.

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No legal action may be commenced against the Company, a Participating Company, the Trust and Plan, the Administrator or the Committee, or any officer, employee or member of any of the foregoing by any Participant, former Participant or Beneficiary:

(a)                                  prior to the exhaustion of all administrative remedies under this claims procedure; or

(b)                                 more than one hundred twenty (120) days after the Committee’s final decision has been rendered with respect to all or any portion of the claim.

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ARTICLE 20

ADMINISTRATION

20.1         Powers and Duties of the Administrator.

The Administrator shall be any person(s), corporation or partnership, (including the Company or a Participating Company) as shall be designated in the Adoption Agreement. The Company shall notify the Trustee of the identity of the Administrator and of any change in the Administrator. Except as expressly set forth herein with respect to the duties and responsibilities of the Trustee, the Retirement Savings Committee, the Investment Manager or the Participating Companies, the Administrator shall administer the Trust and Plan and shall have all powers and duties granted or imposed on an “administrator” by ERISA. The Administrator shall determine any and all questions of fact, resolve all questions of interpretation of this instrument which may arise under any of the provisions of this Trust and Plan as to which no other provision for determination is made hereunder, and exercise all other powers and discretion necessary to be exercised under the terms of this Trust and Plan which it is herein given or for which no contrary provision is made. Subject to the provisions of Section 19.3, the Administrator’s decision with respect to any matter shall be final and binding upon the Trustee and all other parties concerned, and neither the Administrator nor any of its directors, officers or employees, if applicable, shall be liable in that regard except for gross abuse of the discretion given it and them under the terms of this Trust and Plan. In rendering its decisions hereunder, the Administrator shall have full power and discretion to interpret this Trust and Plan, to resolve ambiguities, inconsistencies, and omissions, to determine any question of fact, and to determine the right to benefits of, and the amount, time and form of benefits, if any, payable to a Participant, former Participant or Beneficiary in accordance with the provisions of this Trust and

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Plan. No benefits shall be payable hereunder unless the Administrator (or, if the Administrator’s decision is appealed, the Committee acting in its review capacity hereunder) determines in its discretion such benefit is due under the terms of this Trust and Plan. All determinations of the Administrator, and other exercises of the Administrator’s discretion hereunder shall be made in such manner as the Administrator determines to be in accord with applicable law and shall be generally uniform, consistent, and nondiscriminatory with respect to all Participants, former Participants and Beneficiaries in similar circumstances. The Administrator, from time to time, may designate one or more persons or agents to carry out any or all of its duties hereunder.

Without limiting any other powers expressly granted to the Administrator hereunder, the Administrator shall have the power to adopt and implement such rules and procedures regarding the administration of the Trust and Plan as the Administrator may deem appropriate. Notwithstanding any provision of the Trust and Plan to the contrary, such rules and procedures may permit or require any elections by Participants, former Participants or Beneficiaries regarding pre-tax contributions, after tax contributions, investments, loans, withdrawals and distributions to be made in such form (including in writing, orally, telephonically or electronically) as the Administrator may determine. In addition, the Administrator shall have the power to rename, combine and separate Accounts, establish sub-Accounts or otherwise restructure any Accounts under this Trust and Plan in such manner as the Administrator deems appropriate for the administration of the Trust and Plan, provided that such restructuring shall not change the balance of the Accounts of any Participant as of the time of such restructuring (disregarding the impact of any rounding). Unless the Trust and Plan specifically provides otherwise, the provisions of the Trust and Plan with respect to vesting, distribution rights and restrictions, loan rights and restrictions, investment rights and other

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features applicable to the balance of any Account of any Participant prior to such restructuring shall continue with respect to the portion of the Accounts of such Participant after the restructuring which are attributable to such balance. All references in this Trust and Plan to any Account prior to such a restructuring shall thereafter be deemed to refer to the Account, Accounts or portions thereof into which such prior Account was restructured.

20.2         Retirement Savings Committee.

The Board of the Company shall appoint the members of a Retirement Savings Committee which shall consist of three (3) or more members. Such Committee shall decide appeals of application denials as provided in Section 19.3 and shall have such other powers and duties as shall from time to time be assigned to the Committee by the Company. Said Board may appoint one Committee to hear all appeals of denied benefits that may arise under the Trust and Plan or a number of Committees with different members to hear the appeals of denied benefits that arise from Participants employed by a Participating Company or group of Participating Companies. The members of the Committee shall remain in office at the will of the Board, and the Board may remove any of said members, from time to time, with or without cause. A member of the Committee may resign upon written notice to the remaining member or members of the Committee and to the Company, respectively. The fact that a person is a Participant or a former Participant or a prospective Participant shall not disqualify him from acting as a member of the Committee. In case of the death, resignation or removal of any member of the Committee, the remaining members shall act until a successor-member shall be appointed by the Board of the Company. Upon request, the Company shall notify the Trustee and the Administrator in writing of the names of the original members of the Committee, of any and all changes in the membership of the Committee, of the member designated as Chairman and

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the member designated as Secretary, and of any changes in either office. Until notified of a change, the Trustee and the Administrator shall be protected in assuming that there has been no change in the membership of the Committee or the designation of Chairman or of Secretary since the last notification was filed with it. The Trustee and the Administrator shall be under no obligation at any time to inquire into the membership of the Committee or its officers. All communications to the Committee shall be addressed to its Secretary at the address of the Company on file with the Trustee.

20.3         Committee Procedures.

On all matters and questions, the decision of a majority of the members of the Committee shall govern and control; but a meeting need not be called or held to make any decision. The Committee shall appoint one of its members to act as its Chairman and the same member or another member to act as Secretary. The terms of office of these members shall be determined by the Committee, and the Secretary and/or Chairman may be removed by the other members of the Committee for any reason which such other members may deem just and proper. The Secretary shall do all things directed by the Committee. Although the Committee shall act by decision of a majority of its members as above provided, nevertheless in the absence of written notice to the contrary, every person may deal with the Secretary and consider his acts as having been authorized by the Committee. Any notice served or demand made on the Secretary shall be deemed to have been served or made upon the Committee.

20.4         Expenses of Administrator and Committee.

No member of the Committee shall be disqualified from acting on any question because of his interest therein. No fee or compensation shall be paid to any member of the Committee for his services as such, but the Committee shall be reimbursed for its expenses by

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the Participating Companies. The Committee and the Administrator may hire such attorneys, accountants, actuaries, agents, clerks, and secretaries as it may deem desirable in the performance of its functions.

Any expense of administration of the Plan and the Trust shall be paid in either of the following manners, as determined by the Company in its sole discretion:

(a)                                  the expense may be paid directly by the Company or other Participating Companies; or

(b)                                 the expense may be paid out of the Trust Fund.

The expenses of administration of the Trust and Plan shall include, without limitation, (i) Trustee’s fees as such may from time to time be agreed upon between the Company and the Trustee, (ii) the costs of processing contributions, investments, accounts, loans, distributions and claims, including the cost of any equipment or other property used in connection therewith, (iii) the cost of preparing, distributing and filing any governmental submissions, filings, reports or returns with respect to the Trust and Plan and any summary plan descriptions and other notices, reports, election forms or statements for Participants, former Participants and Beneficiaries, (iv) the cost of any amendments necessary or desirable to maintain the Trust and Plan in compliance with any applicable laws or to reflect Trust and Plan operation, (v) the cost of any attorneys, accountants, actuaries, agents, clerks, secretaries, or third-party administrators or service providers hired or utilized by the Trust and Plan or by the Administrator or Committee in connection with the performance of their functions hereunder, or by the Company in connection with Trust and Plan administration, and (vi) any other expenses relating to Trust and Plan administration.

In the event that the Trust and Plan incurs expenses which relate to the Accounts of only certain of the Participants, and such expenses are to be paid out of the Trust Fund, the

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Administrator may direct the Trustee to charge such expenses in any manner the Administrator deems appropriate to the Accounts to which such expenses relate.

20.5         Limitation on Liability of Committee Members.

Neither the Committee nor any of its members shall be liable for any act taken by the Committee pursuant to any provision of this Trust and Plan except for gross abuse of the discretion given it and them hereunder. No member of the Committee shall be liable for the act of any other member.

ARTICLE 21

THE TRUSTEE, ITS POWERS AND DUTIES

21.1         Obligations and Duties.

The Trustee shall not be obligated to institute any action or proceeding to compel a Participating Company to make any contributions to this Trust, nor shall the Trustee be obligated to make any inquiry as to whether any amount deposited with it is the amount provided to be deposited under the terms of Article 5, 6 or 7. The Trustee shall keep books of account which shall show all receipts and disbursements and a complete record of the operation of the Trust, and the Trustee shall at least once a year and at such other times as the Company or the Administrator shall so request render a report of the operation of this Trust to the Company and the Administrator. The Trustee shall file with the Internal Revenue Service such returns and other information concerning the Trust Fund as may be required of the Trustee by the Code and any lawful Regulations issued by the Treasury Department thereunder. The Trustee shall not be obligated to pay any interest on any funds which may come into its hands. The Trustee is a party to this Trust and Plan solely for the purposes set forth in this instrument and to perform the acts herein set forth, and no obligation or duty shall be expected or required of it except as expressly

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stated herein or in ERISA and any lawful Regulations issued thereunder by the Secretary of Labor or the Secretary of the Treasury. The Trustee may consult with counsel (who may or may not be counsel for the Company or any other Participating Company) selected by the Trustee concerning any question which may arise with reference to its powers or duties under this Trust and Plan, and the opinion of such counsel shall be full and complete authority and protection in respect of any action taken, suffered or omitted by the Trustee in good faith and in accordance with such opinion, provided due care is exercised in the selection of such counsel.

21.2         Resignation by Trustee.

The Trustee may resign from this Trust by mailing to the Company a written notice of resignation addressed to the Company at the last address of the Company on file with the Trustee, or by delivering such written notice to the Company at such address. The Company may remove the Trustee by written notice of such removal mailed to the Trustee at the last address of the Trustee on file with the Company, or by delivering such written notice to the Trustee at such address. Such resignation or removal shall take effect on the date specified in the notice of resignation or removal, but not less than thirty (30) days, nor more than sixty (60) days, following the date of mailing of such notice or delivery of such notice if it be not mailed, unless a shorter period is mutually acceptable. Upon such resignation or removal, the Trustee shall be entitled to its fees to the effective date of resignation or removal and any and all costs or expenses paid or incurred by the Trustee in connection with this Trust and Plan. In no event shall such resignation or removal terminate this Trust and Plan, but the Company shall forthwith appoint a successor Trustee to carry out the terms of this Trust and Plan, which successor Trustee shall be any individual, trust company or bank selected by the Company. In case of the resignation or removal of the Trustee, the Trustee shall forthwith turn over to the successor

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Trustee all assets in its possession, and copies of such records as may be necessary to permit the successor Trustee to carry out its duties.

21.3         Administration Expenses.

The expenses of administration of the Trust incurred by the Trustee, including counsel fees and including Trustee’s fees as such may from time to time be agreed upon between the Company and the Trustee, shall be paid in any one of the following manners as determined by the Company in its sole discretion:

(a)                                  paid out of the annual contributions by the Participating Companies before allocation of such contributions is made among the Accounts of the Trust;

(b)                                 paid directly by the Participating Companies to the Trustee; or

(c)                                  paid out of the Trust Fund.

Notwithstanding the foregoing, in no event will any Trustee who is an employee of a Participating Company receive compensation from the Trust and Plan, except for expenses properly and actually incurred. Fees and expenses of the Trustee which have not been paid will be deemed to be a lien upon the Trust Fund.

21.4         Ownership of Insurance Contracts.

The Trustee shall be the complete and absolute owner of the insurance contracts held in the Trust and of each and every incident of ownership thereof, except as otherwise provided herein, shall be entitled to receive all benefits due thereunder, except that any amount which may become due as a death benefit under any such insurance contract shall be payable directly to the death Beneficiary determined under Article 17 hereof, shall have such powers, rights, duties, options, or privileges which belong to the absolute owner of such contracts or which are granted by the terms of any such contracts or by the terms of this Trust and Plan, and, without intending to limit the generality of the foregoing, it is hereby provided that the Trustee

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shall have the right to borrow money upon the direction of the Administrator for the payment of premiums on the security of contracts and to pledge the same, provided that nothing herein contained shall be construed to permit the use of, and it is hereby expressly made prohibitive of the use of any contract or contracts to the advantage, benefit, gain or detriment of any other contract or contracts.

21.5         Receipts and Releases.

The Trustee is hereby authorized to execute all necessary receipts and releases to the insurance company or companies concerned, and shall be under the duty upon being advised by the Administrator that the proceeds of any such contracts have become payable to make efforts to collect such sums as may appear to be due; provided, however, that the Trustee shall not be required to institute suit or maintain litigation to collect the proceeds of any contract unless it is in possession of funds sufficient for that purpose or unless it has been indemnified to its satisfaction for its counsel fees, costs, disbursements and all other expenses and liabilities to which it may in its judgment be subjected by such action on its part, provided, further, that the Trustee may utilize the proceeds of any such contract to meet expenses incurred in connection with enforcing payment of such contract. Notwithstanding anything to the contrary herein contained, the Trustee is authorized, with the written approval of the Administrator, to compromise and adjust claims arising out of the contracts or any of them upon such terms and conditions as it may deem just, and the decision of the Trustee shall be binding and conclusive upon all persons interested in the Trust and Plan.

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21.6         Segregation of Assets.

Any segregation of assets required under this Trust may be made in cash or in kind, or partly in cash and partly in kind, according to the discretion of the Trustee, but any such segregation shall be made on the basis of the most recent valuation made pursuant to Article 11.

21.7         Co-Trustees.

In the event that the Company shall have appointed more than one individual, trust company or bank to act jointly as Trustee hereunder, any action which this Trust and Plan authorizes or requires the Trustee to do shall be done by action of the majority of the then acting trustees, or, in the case of two such persons acting jointly as Trustee, by action of both such trustees. Such action may be taken at any meeting of the trustees then acting or by written authorization and affirmative consent without a meeting. The trustees, by written agreement among themselves, a copy of which shall be filed with the Company and the Administrator, may allocate among themselves any of the powers and duties of the Trustee under this Trust and Plan. In such event, the trustee to whom a power or duty is allocated may take action with respect thereto without the consent of any other trustee. Any person, firm, partnership or corporation may rely upon the written signatures of such number of the trustees as are hereunder empowered to take action as the signature of the Trustee hereunder. Notwithstanding any other provision of this Trust and Plan to the contrary, so long as at least one individual, trust company or bank shall continue to act as Trustee hereunder, the Company shall not be under any duty to appoint a successor to any trustee who shall resign or be removed.

21.8         Liability of Trustee.

Except as otherwise provided in ERISA, if the Trustee is one or more individuals who are employees of a member of the Controlled Group, the Trustee and its members shall

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incur no personal liability of any nature whatsoever in connection with any act done or omitted to be done in carrying out its responsibilities under the terms of this Trust and Plan or other responsibilities imposed upon such persons by ERISA or regulations promulgated thereunder.

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ARTICLE 22

INVESTMENTS

22.1         Investment Powers and Duties of Trustee.

In addition to the powers and duties conferred and imposed upon the Trustee by the other provisions of this Trust and Plan, the Trustee shall, subject to the provisions of Articles 9, 10 and 12, have the following powers and duties:

(a)           To invest and reinvest the principal and income of the Trust Fund and keep the same invested with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims, without distinction between principal and income and without regard to any limitations, other than such prudent man rule, prescribed by law or custom upon the investments of fiduciaries, in each and every kind of property, whether real, personal or mixed, tangible or intangible, and wherever situated, including but not limited to contracts of an insurance company on the life of any Participant (including annuity contracts if distributions are made in the form of a life annuity pursuant to the Adoption Agreement), shares of any Regulated Investment Company, units of any common trust fund of any bank or trust company now in existence or hereafter established, shares of common, preference and preferred stock, put and call options, rights, options, subscriptions, warrants, trust receipts, investment trust certificates, mortgages, leases, bonds, notes, debentures, equipment or collateral trust certificates and other corporate, individual or government obligations, whether secured or unsecured; to invest and reinvest in and retain any stocks, bonds or other securities of any corporate trustee serving hereunder, or any parent or affiliate thereof; to invest in commodities and commodity contracts; to invest and reinvest in any time or savings deposits of the Trustee or any parent or affiliate thereof if such deposits bear a reasonable rate of interest or of any bank, trust company, or savings and loan institution, which deposits may but need not be guaranteed by the Federal Deposit Insurance Corporation or the Federal Savings and Loan Insurance Corporation; and in addition to become a general partner or limited partner in any partnership or limited partnership the purposes of which are to invest or reinvest the partnership assets in any such properties or deposits;

(b)           To invest a portion or all of the Trust Fund in units of any common or group trust created solely for the purpose of providing a satisfactory diversification of investments for participating trusts; provided that such common or group trust, (i) limits participation thereunder to pension and employer contribution trusts which qualify under Code Section 501(a), as amended, (ii) prohibits income and/or principal attributable to a participating trust from being used for any purpose other than the exclusive benefit of the Participants or their Beneficiaries of such participating trust, (iii) prohibits assignment by a participating trust of any part of such participating trust’s equity or interest in the common or group trust, (iv) is created or organized in the United States and is maintained at all times as a domestic trust in the United States; as long as the Trustee holds such units hereunder, the instrument establishing such

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common or group trust (including all amendments thereto) shall be deemed to have been adopted and made a part of this Trust and Plan;

(c)           Upon direction by the Company, to invest or reinvest all or a portion of the Trust Fund in qualifying employer securities and/or qualifying employer real estate as such terms are defined in Code Section 4975, as amended, and Section 407(d) of ERISA, which investment may constitute more than ten percent (10%) of the fair market value of the assets of the Trust Fund, and to retain, or to sell, exchange or otherwise dispose of any such securities or real estate held in this Trust Fund. In the event of any such investment, the Trustee shall file with the appropriate District Director of Internal Revenue such returns and other information as shall be required from time to time by the Code, as amended, and valid regulations, rulings and procedures thereunder;

(d)           To sell, convert, redeem, exchange, grant options for the purchase or exchange of, or otherwise dispose of, any real or personal property, at public or private sale, for cash or upon credit, with or without security, without obligation on the part of any person dealing with the Trustee to see to the application of the proceeds of or to inquire into the validity, expediency or propriety of any such disposal;

(e)           To manage, operate, repair, partition and improve and mortgage or lease (with or without option to purchase) for any length of time any real property held in the Trust Fund; to renew or extend any mortgage or lease, upon any terms the Trustee may deem expedient; to agree to reduction of the rate of interest on any mortgage note; to agree to any modification in the terms of any lease or mortgage or of any guarantee pertaining to either of them; to enforce any covenant or condition of any lease or mortgage or of any guarantee pertaining to either of them or to waive any default in the performance thereof; to exercise and enforce any right of foreclosure; to bid on property on foreclosure; to take a deed in lieu of foreclosure with or without paying consideration therefor and in connection therewith to release the obligation on the bond secured by the mortgage; and to exercise and enforce in any action, suit or proceeding at law or in equity any rights or remedies in respect of any lease or mortgage or of any guarantee pertaining to either of them;

(f)            To exercise, personally or by general or limited proxy, the right to vote any shares of stock or other securities held in the Trust Fund; to delegate discretionary voting power to trustees of a voting trust for any period of time; and to exercise or sell, personally or by power of attorney, any conversion or subscription or other rights appurtenant to any securities or other property held in the Trust Fund;

(g)           To join in or oppose any reorganization, recapitalization, consolidation, merger or liquidation, or any plan therefor, or any lease (with or without an option to purchase), mortgage or sale of the property of any organization the securities of which are held in the Trust Fund; to pay from the Trust Fund any assessments, charges or compensation specified in any plan of reorganization, recapitalization, consolidation, merger or liquidation, to deposit any property with any committee or depository; and to retain any property allotted to the Trust Fund in any reorganization, recapitalization, consolidation, merger or liquidation;

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(h)           To borrow money from any lender (including the Trustee hereunder, where applicable in its capacity as a banking corporation when permitted to do so by the applicable laws and regulations then in effect) in any amount and upon such terms and conditions and for such purposes as the Trustee shall deem necessary; for any money so borrowed the Trustee may issue its promissory note as Trustee and to secure the repayment of any such loan, with interest, may pledge or mortgage all or any part of the Trust Fund, and no person loaning money to the Trustee shall be obligated to see to the application of the money loaned or to inquire into the validity, expediency or propriety of any such borrowing;

(i)            To compromise, settle or arbitrate any claim, debt or obligation of or against the Trust Fund; to enforce or abstain from enforcing any right, claim, debt or obligation; and to abandon any property determined by it to be worthless;

(j)            To continue to hold any property of the Trust Fund whether or not productive of income; to reserve from investment and keep unproductive of income, without liability for interest, such cash as it deems advisable or, in its discretion, to hold the same, without limitation on duration, on deposit in the commercial department or in an interest-bearing account in the savings department of any bank, trust company, or savings and loan institution (including the Trustee where applicable in its capacity as a banking corporation) in which deposits are guaranteed by the Federal Deposit Insurance Corporation or the Federal Savings and Loan Insurance Corporation;

(k)           To hold property of the Trust Fund in its own name or in the name of a nominee, without disclosure of this Trust, or in bearer form so that it will pass by delivery, but no such holding shall relieve the Trustee of its responsibility for the safe custody and disposition of the Trust Fund in accordance with the provisions of this Trust and Plan, and the Trustee’s records shall at all times show that such property is part of the Trust Fund;

(l)            To make, execute and deliver, as Trustee, any deeds, conveyances, leases (with or without option to purchase), mortgages, options, contracts, waiver or other instruments that the Trustee shall deem necessary or desirable in the exercise of its powers under this Trust;

(m)          To employ, at the expense of the Trust Fund, agents who are not regular employees of the Trustee, and to delegate in writing to them and authorize them to exercise such powers and perform such duties required of the Trustee hereunder without limitation as the Trustee may determine in its uncontrolled discretion; the Trustee shall not be responsible for any loss occasioned by any such agents selected by it with reasonable care;

(n)           To pay out of the Trust Fund all taxes imposed or levied with respect to the Trust Fund and in its discretion to contest the validity or amount of any tax, assessment, penalty, claim or demand respecting the Trust Fund; however, unless the Trustee shall have first been indemnified to its satisfaction or arrangements satisfactory to it shall have been made for the payment of all costs and expenses, it shall not be required to contest the validity of any tax, or to institute, maintain or defend against any other action or proceeding either at law or in equity;

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(o)           Except as otherwise provided in this Trust and Plan, to do all acts, execute all instruments, take all proceedings and exercise all rights and privileges with relation to any assets constituting a part of the Trust Fund, which it may deem necessary or advisable to carry out the purposes of this Trust and Plan;

(p)           During the minority or incapacity, in either case as determined under applicable local law, of any Participant, former Participant or Beneficiary under this Trust and Plan, to make any payment to which such person would otherwise be entitled pursuant to this Trust and Plan either to such person or to the legal guardian of such person, and the receipt of either such minor or incapacitated person or such legal guardian shall be a full discharge and acquittance to the Trustee for such payment; and

(q)           Upon direction by the Administrator, to purchase contracts of life insurance on the lives of key persons whose death might affect adversely the earnings of a Participating Company. Any such contracts shall be owned by the Trustee and any and all benefits, including any amounts payable upon the death of the person insured shall be payable to the Trustee and considered as an investment for the benefit of the Trust as a whole.

22.2         Investment Manager.

Notwithstanding any provisions of this Trust and Plan, the Company hereby retains the right to appoint, from time to time, one or more:

(a)                                  banks, as defined in the Investment Advisers Act of 1940;

(b)                                 persons registered as investment advisers under said Act; or

(c)                                  insurance companies qualified to perform investment advisory services under the laws of more than one state;

to act as the Investment Manager or Managers of all or such portions of the Trust Fund as the Company in its sole discretion shall direct. In order to serve as Investment Manager, any such bank, person or insurance company must state in writing to the Company and the Trustee that it meets the requirements set forth in this Section 22.2 to be an Investment Manager and that it acknowledges that it shall be a fiduciary with respect to this Trust and Plan during all periods that it shall serve as such. During any period that an Investment Manager has been appointed with respect to the Trust Fund or a portion thereof, it shall have all powers normally given to the Trustee under Section 22.1 hereof with respect to the management, acquisition or disposition of

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any asset of the Trust Fund, or such portion thereof and the Trustee shall have no powers, duties or obligations with respect to the investment, management, acquisition or disposition of such assets. The Company may remove any Investment Manager or change the portion of the Trust Fund at any time subject to its management by written notice to the Trustee and the Investment Manager. Any Investment Manager may resign by written notice to the Company and the Trustee. Unless the Company appoints a successor to an Investment Manager which has resigned or been removed or which is no longer managing a portion of the Trust Fund, the powers, duties and obligations of the Trustee with respect to the portion of the Trust Fund formerly managed by the Investment Manager shall be automatically restored.

22.3         Income from Investments.

All income from investment and reinvestment made as provided in this Article 22 shall be treated as principal, and investments and reinvestment shall be made without distinction between income and principal.

22.4         Prohibited Transactions.

In no case shall the Trustee enter into or engage in any transaction which is defined as a prohibited transaction by Code Section 4975 or by Section 406 of ERISA, except to the extent any such transaction is permitted under another provision of the Code or under a valid regulation or exemption promulgated by a responsible agency of the federal government.

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ARTICLE 23

PROHIBITION AGAINST ALIENATION

23.1         Definitions.

Unless the context otherwise indicates, the following terms used herein shall have the following meanings whenever used in this Article 23:

(a)                                  The words “Alternate Payee” shall mean any spouse, former spouse, child or other dependent of a Participant who is recognized by a Domestic Relations Order as having a right to receive all, or a portion of, the benefits hereunder attributable to such Participant.

(b)                                 The words “Domestic Relations Order” shall mean, with respect to any Participant, any judgment, decree or order (including approval of a property settlement agreement) which both:

(i)             relates to the provision of child support, alimony payments or marital property rights to a spouse, former spouse, child or other dependent of the Participant; and

(ii)          is made pursuant to a State domestic relations law (including a community property law).

(c)                                  The words “Qualified Domestic Relations Order” shall mean a Domestic Relations Order which satisfies the requirements of Code Section 414(p)(1)(A).

23.2         General Prohibition on Alienation.

Neither any property nor any interest in any property held for the benefit of any Participant, former Participant or Beneficiary of a Participant shall be alienated, disposed of or in any manner encumbered, voluntarily, involuntarily or by operation of law, nor, to the fullest extent permitted by law, shall it be subject to attachment, execution, garnishment, sequestration or other legal or equitable process while in the possession or control of the Trustee except by an act of the Trustee or the Participant, former Participant or Beneficiary specifically authorized hereunder. If by reason of any act of any Participant, former Participant or Beneficiary, or by operation of law or by the happening of any event, or for any reason, except by an act of the

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Trustee or such person specifically authorized hereunder, such property or any interest therein would, except for this provision, cease to be enjoyed by such person, or if by reason of an attempt of such person to alienate, charge or encumber such property or any interest therein, or by reason of the bankruptcy or insolvency of such person, or by reason of any attachment, garnishment or other proceeding, or by reason of any order, finding or judgment of court, either at law or in equity, such property or any interest therein would, except for this provision, vest in or be enjoyed by some person, firm or corporation otherwise than as provided in this Trust and Plan, in any of such events, the trusts herein expressed concerning all of such property so payable to or held for the benefit of such person shall cease and terminate as to him. Thereafter during his life such property, subject to such interests or rights, if any, as any other person may have in or to such property as provided in this Trust and Plan, shall be held by the Trustee according to its absolute discretion, but the Trustee meanwhile may pay to or expend for the support, comfort and maintenance of such Participant, former Participant or Beneficiary, may pay to or expend for the support, comfort and maintenance of his spouse and/or may pay to or expend for the support, comfort and maintenance of his child or children, such sums and such sums only, as directed by the Administrator, in writing, retaining any undistributed part of such property until such Participant’s, former Participant’s or Beneficiary’s death.

23.3         Distribution of Assets on Death.

If any person who shall be subject to the provisions of Section 23.2 hereof shall die before receiving all of such property which he would have received except for the operation of the provisions of said Section 23.2, then, upon or after his death, such undistributed property shall be disposed of as follows:

(a)                                  If such person was a Participant, such undistributed property shall be disposed of as provided in such Participant’s designation of

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Beneficiary on file with the Trustee at the time of his death, or as provided in Section 17.8 in the event that such designation shall not provide for complete distribution of such undistributed property or no designation of Beneficiary shall be on file with the Trustee; or

(b)                                 If such person shall be a Beneficiary of a Participant, such undistributed property shall be distributed to the person or persons who upon such Beneficiary’s death would be entitled to inherit such undistributed property under the laws of the state in which the deceased Participant was domiciled, then in force, if such undistributed property had then belonged to such Beneficiary and he had then died intestate domiciled in such state.

23.4         Right to Benefits by Alternate Payee.

Notwithstanding Sections 23.2 and 23.3 hereof to the contrary, the following shall not be treated as an assignment or alienation prohibited by said Sections 23.2 and 23.3:

(a)                                  the creation, assignment or recognition of a right to any amounts payable with respect to a Participant or former Participant under this Trust and Plan pursuant to a Qualified Domestic Relations Order or any domestic relations order entered before January 1, 1985; or

(b)                                 the offset of a Participant’s or former Participant’s benefit under this Trust and Plan against an amount that such Participant or former Participant is ordered or required to pay to this Trust and Plan where:

(i)             the order or requirement to pay arises under a judgment for a crime involving this Trust and Plan, a civil judgment, consent order or decree for violation or alleged violation of fiduciary duties as stated in Part 4 of Subtitle B of Title I of ERISA, or pursuant to a settlement agreement between the Secretary of Labor or the Pension Benefit Guaranty Corporation and the Participant or former Participant for violation or alleged violation of fiduciary duties as stated in Part 4 of Subtitle B of Title I of ERISA by a fiduciary or any other person; and

(ii)          the judgment, order, decree, or settlement agreement expressly provides for the offset of all or part of the amount ordered or required to be paid to this Trust and Plan against the Participant’s or former Participant’s benefits provided by this Trust and Plan; and

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(iii)       to the extent, if any, that survivor annuity requirements apply to distributions to the Participant or former Participant under Code Section 401(a)(11), the rights of such Participant’s or former Participant’s spouse are preserved in accordance with Code Section 401(a)(13)(C)(iii); or

(c)                                  any other arrangement, transfer or transaction which is not treated as a prohibited assignment or alienation under Code Section 401(a)(13) and the regulations thereunder or other applicable law.

23.5         Notification of Parties and Determination Whether Order Is Qualified.

In the event the Trust and Plan is served with a Domestic Relations Order, the Administrator shall promptly notify the concerned Participant and any concerned Alternate Payee of the receipt of such Domestic Relations Order and the Trust and Plan’s procedures for determining whether such Domestic Relations Order is a Qualified Domestic Relations Order. Within a reasonable time after receipt of such Domestic Relations Order, the Administrator shall determine whether such Domestic Relations Order is a Qualified Domestic Relations Order and shall notify the Participant and any concerned Alternate Payee of its determination.

23.6         Interim Procedures.

During any period in which the issue of whether a Domestic Relations Order is a Qualified Domestic Relations Order is being determined (whether by the Administrator, a court of competent jurisdiction, or otherwise), the Administrator shall credit to a new separate account under the Trust and Plan the amounts which would have been payable to an Alternate Payee during such period if the order had been, during such period, determined to be a Qualified Domestic Relations Order, and shall debit the appropriate Accounts of the Participant with respect to whom the Domestic Relations Order was issued for such amounts. If, within eighteen (18) months after the Trust and Plan is served with such Domestic Relations Order, the Domestic Relations Order (or a modification thereof) is determined to be a Qualified Domestic Relations

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Order, the Administrator shall hold and dispose of the amounts credited to the segregated account established with respect to such Domestic Relations Order in accordance with the terms of the Qualified Domestic Relations Order. If within eighteen (18) months after the Trust and Plan is served with such Domestic Relations Order, it is determined that the Domestic Relations Order is not a Qualified Domestic Relations Order or the issue with respect to whether the Domestic Relations Order is a Qualified Domestic Relations Order is not resolved, the Administrator shall transfer the amounts credited to the segregated account to the appropriate Accounts maintained for the benefit of the person who would have been entitled to such amounts as though the Trust and Plan had never been served with such Domestic Relations Order. Any determination that a Domestic Relations Order is a Qualified Domestic Relations Order which is made after the close of the eighteen (18) month period after the Trust and Plan was served with such Domestic Relations Order shall be applied prospectively only.

23.7         Investment of Separate Account.

The amounts credited to any new separate account which has been created under Section 23.6 above after the Trust and Plan is served with a Domestic Relations Order shall be invested as the Administrator shall direct until the Administrator makes a determination whether such Domestic Relations Order is a Qualified Domestic Relations Order.

23.8         Review Procedures.

Any Participant or Alternate Payee who is affected by a Domestic Relations Order served upon the Trust and Plan may request a review by the Retirement Savings Committee of the Administrator’s determination with respect to the qualification or lack of qualification of such Domestic Relations Order upon written notice to the Committee. Any such review by the Committee shall be subject to the rules and procedures set forth in Article 19 hereof.

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23.9         Status of Alternate Payee.

Any Alternate Payee who is entitled to receive amounts from the Trust and Plan pursuant to a Qualified Domestic Relations Order shall, with respect to the Trust and Plan, to the extent of the Alternate Payee’s interest in the Trust and Plan, have such rights as are specified in the Qualified Domestic Relations Order and not prohibited in the Trust and Plan or the Adoption Agreement.

23.10       Distribution to Alternate Payee.

Notwithstanding anything contained in the Trust and Plan to the contrary, distribution shall be made to an Alternate Payee if such distribution is authorized by a Qualified Domestic Relations Order, regardless of whether the affected Participant shall at such time be eligible for distribution under the Trust and Plan. Distribution to an Alternate Payee shall be made only in a form otherwise provided under the Trust and Plan and as authorized by a Qualified Domestic Relations Order; provided, however, that if the Company so elects in the Adoption Agreement, where authorized by a Qualified Domestic Relations Order, an immediate lump sum distribution of an Alternate Payee’s interest in the Trust and Plan shall be made as soon as reasonably possible following the necessary liquidation of the affected Participant’s Account.

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ARTICLE 24

ROLLOVERS AND TRANSFERS INVOLVING OTHER
QUALIFIED RETIREMENT PLANS

24.1         Rollovers and Transfers From Other Tax Qualified Plans.

If the Company so elects pursuant to the Adoption Agreement, the Trustee hereunder shall accept assets transferred or rolled over by a Covered Employee from one or more of the following plans or arrangements in which the Covered Employee previously participated:

(a)           a qualified plan described in Code Section 401(a); or

(b)           an Individual Retirement Account which holds funds previously distributed to the Covered Employee from a qualified plan described in Code Section 401(a) (“Conduit IRA”).

The Trustee shall hold and administer transferred assets pursuant to the terms and provisions of this Trust and Plan and this Article 24. Upon receipt of said assets, the Trustee shall credit such amount to a Rollover Account established for the Covered Employee on whose behalf the assets were so transferred. Amounts credited to a Rollover Account on behalf of a Covered Employee pursuant to this Article 24 shall be fully vested and nonforfeitable at all times.

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ARTICLE 25

TOP-HEAVY PROVISIONS

25.1         Top-Heavy Restrictions.

During any Plan Year that this Trust and Plan is top-heavy as determined in accordance with Section 25.2 hereof, the special restrictions contained in Sections 25.3, 25.4, 25.5, 25.6 and 25.7 hereof shall apply.

25.2         Determination of Top-Heavy Status.

This Trust and Plan shall be considered to be top-heavy in any Plan Year if, as of the Determination Date for such Plan Year, all the aggregation groups of which this Trust and Plan is a member are Top-Heavy Groups. In the event that in any Plan Year this Trust and Plan is either a Simple Plan or is a member of an aggregation group which is not a Top-Heavy Group, this Trust and Plan shall not be considered to be top-heavy for such Plan Year.

Unless the context otherwise indicates, the following terms used herein shall have the following meanings whenever used in this Article 25:

(a)           “Determination Date” shall mean, for the first Plan Year, the last day thereof, and thereafter shall mean, for any other Plan Year, the last day of the preceding Plan Year;

(b)           “Key Employee” shall mean a “Key Employee” as described in Code Section 416(i) which is hereby incorporated by reference and which is described for informational purposes herein as any Employee or former Employee of a member of the Controlled Group who at any time during the Plan Year, or the four (4) preceding Plan Years is:

(A)          an officer of a member of the Controlled Group having Testing Compensation from the Controlled Group for the Plan Year of determination greater than Forty-Five Thousand Dollars ($45,000.00) or, if greater, fifty percent (50%) of the amount specified in Code Section 415(b)(1)(A) (plus any increase for cost-of-living as determined from time

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to time pursuant to regulations issued by the Secretary of the Treasury or his delegate pursuant to Code Section 415(d));

(B)           a one-half of one percent (.5%) actual or constructive owner of a member of the Controlled Group who owns one of the ten (10) largest interests in a member of the Controlled Group and who is an Employee of a member of the Controlled Group having Testing Compensation from the Controlled Group for the Plan Year of determination greater than Thirty Thousand Dollars ($30,000.00) or, if greater, the amount specified in Code Section 415(c)(1)(A) (plus any increase for cost-of-living as determined from time to time pursuant to regulations issued by the Secretary of the Treasury or his delegate pursuant to Code Section 415(d));

(C)           a five percent (5%) actual or constructive owner of a member of the Controlled Group; or

(D)          a one percent (1%) actual or constructive owner of a member of the Controlled Group having Testing Compensation from the Controlled Group for the Plan Year of determination greater than One Hundred Fifty Thousand Dollars ($150,000.00);

provided that any such Employee also performed service for a member of the Controlled Group during the five (5) Plan Year period ending on the Determination Date; and provided that an amount held for the Beneficiary of a Key Employee who is deceased shall be deemed to be an amount held for a Key Employee;

(c)           “Non-Key Employee” shall mean any Employee of a member of the Controlled Group who is not a Key Employee including any Employee who was formerly a Key Employee;

(d)           “Permissive Aggregation Group” shall mean the Required Aggregation Group plus each pension, profit sharing and stock bonus plan of a member of the Controlled Group, including each such plan terminated during the five (5) year period ending on the Determination Date, which, when considered as a group with the Required Aggregation Group, would continue to comply with Code Sections 401(a)(4) and 410;

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(e)           “Present Value” shall be based only on the interest and mortality rates set forth in the Adoption Agreement;

(f)            “Required Aggregation Group” shall mean each pension, profit sharing and stock bonus plan of a member of the Controlled Group, including each such plan terminated during the five (5) year period ending on the Determination Date, in which a Key Employee is a Participant and each other pension, profit sharing and stock bonus plan which enables such plans to meet the requirements of Code Section 401(a)(4) or 410;

(g)           “Top-Heavy Group” shall mean any aggregation group if the sum, as of the Determination Date, of:

(i)    the Present Value of the cumulative accrued benefits for Key Employees under all defined benefit plans included in such group; and

(ii)   the aggregate of the account balances of Key Employees under all defined contribution plans (including any Simplified Employee Pension Plan) included in such group;

exceeds sixty percent (60%) of a similar sum determined for all Participants, former Participants and Beneficiaries permitted to be taken into account pursuant to Code Section 416(g), with such values being determined for each plan as of the most recent Valuation Date occurring within the twelve (12) month period ending on the Determination Date and subject to appropriate adjustments under said Code Section 416(g) and lawful regulations issued thereunder, including the requirement that benefits and accounts of an Employee be increased by the aggregate distributions with respect to such Employee during the five (5) year period ending on the Determination Date; and

(h)           “Top-Heavy Valuation Date” means the date as of which Account balances or accrued benefits are valued for purposes of calculating the top-heavy ratio, as selected in the Adoption Agreement.

In making any of the aforementioned determinations, contributions due but unpaid as of the Determination Date shall be included in determining the value of Account balances, if any. In addition, the Present Value of cumulative accrued benefits shall be determined as if they accrued no more rapidly than the slowest rate of accrual permitted under the fractional rule of Code Section 411(b)(1)(C) utilizing the actuarial factors and assumptions

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set forth in the Adoption Agreement. Furthermore, for purposes of making the aforementioned calculations with respect to defined benefit plans, proportional subsidies, and benefits not relating to retirement benefits such as pre-retirement death and disability benefits and post retirement medical benefits, are to be disregarded but nonproportional subsidies are to be taken into account.

25.3         Top-Heavy Minimum Contributions.

During any Plan Year that this Trust and Plan is top-heavy, a Participating Company shall make a contribution on behalf of each Non-Key Employee employed by the Participating Company who is a Participant on the Allocation Date coinciding with the last day of such year or was a Participant whose employment terminated on or as of said Allocation Date (irrespective of whether he has completed one thousand (1,000) Hours for a Participating Company or an Affiliate during such year or whether he elects to make pre-tax contributions to the Trust and Plan pursuant to Section 5.1 hereof, if applicable) which is at least equal to the greater of (a) or (b) below, where:

(a)           equals the lesser of (i) or (ii) below, where:

(i)    equals three percent (3%) of the Non-Key Employee’s Testing Compensation from the Controlled Group during the Plan Year; and

(ii)   equals the largest percentage of Testing Compensation from the Controlled Group (disregarding any such Testing Compensation in excess of the Compensation limit in effect under Code Section 401(a)(17) as described in Section 2.14 hereof (plus such adjustments for increases in the cost of living as shall be prescribed by the Secretary of the Treasury pursuant to Code Section 401(a)(17)) provided to any Key Employee by the contributions of the Participating Companies; and

(b)           equals such other percent of the Non-Key Employee’s Testing Compensation from the Controlled Group as may be necessary to

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satisfy the requirements of Code Sections 401 and 416 as prescribed by the Secretary of the Treasury in lawful regulations.

For purposes of determining the percentage set forth in subsection (a)(ii) above, a Participating Company’s contribution made pursuant to Sections 5.1 and 6.3 hereof for a Key Employee shall be taken into account, but a Participating Company’s contribution made pursuant to Sections 5.1 and 6.3 hereof on behalf of a Non-Key Employee shall not be taken into account in determining compliance with this Section 25.3.

If this Trust and Plan is top-heavy for a Plan Year and if a Participant who is a Non-Key Employee is also a Participant in any other defined contribution plan or any defined benefit plan maintained by a Participating Company, the top-heavy minimum benefit shall be provided pursuant to the Adoption Agreement.

25.4         Top-Heavy Vesting.

The Vested Percentage of a Participant who is employed during a Plan Year during which the Trust and Plan is top-heavy shall be determined in accordance with the table specified in the Adoption Agreement. Notwithstanding anything herein to the contrary, this provision shall not apply to the Account of any Participant who does not work an Hour of Service for a member of the Controlled Group after the Trust and Plan initially becomes top-heavy.

25.5         Vesting Upon Cessation of Top-Heavy Status.

Except as provided in the next sentence, in the event that this Trust and Plan shall have been top-heavy for one (1) or more Plan Years and shall thereafter cease to be top-heavy, the Vested Percentage of each Participant shall again be determined pursuant to the regular vesting provisions set forth in the Adoption Agreement; provided, however, that in no event may a change in the Trust and Plan’s top-heavy status cause the Vested Percentage of any Participant

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to be reduced. In the event that this Trust and Plan shall have been top-heavy and shall thereafter cease to be top-heavy, each Participant who had completed three (3) or more years of Vesting Service on the date this Trust and Plan ceased to be top-heavy shall continue to be covered by the top-heavy vesting schedule set forth in the Adoption Agreement.

25.6         Determination of Super Top-Heavy Plan.

This Trust and Plan shall be considered to be super top-heavy in any Plan Year if, as of the Determination Date for such Plan Year, all the aggregation groups of which this Trust and Plan is a member are Super Top-Heavy Groups. The foregoing determination shall be made as provided in Section 25.2 above for the calculation of top-heavy status, except that for purposes of this Section 25.6, subparagraph (g) of said Section 25.2 shall be modified by the substitution of the words “Super Top-Heavy Group” for the words “Top-Heavy Group” in said subparagraph (g) and by the substitution of the percentage “ninety percent (90%)” for the percentage “sixty percent (60%)” in said subparagraph (g).

25.7         Limitations on Annual Additions Under Top-Heavy Plan.

During any Plan Year ending prior to January 1, 2000 that this Trust and Plan is top-heavy or super top-heavy, the limitations on Annual Additions and annual benefits set forth in Article 26 hereof shall be modified by the substitution of the phrase “one hundred percent (100%)” for the phrase “one hundred twenty-five percent (125%)” wherever the latter phrase appears in Article 26 and by the substitution of the amount “Forty-One Thousand Five Hundred Dollars ($41,500)” for the amount “Fifty-One Thousand Eight Hundred Seventy-Five Dollars ($51,875)” wherever the latter amount appears in Article 26. Notwithstanding the previous sentence, the modifications set forth in this Section 25.7 shall not apply for a Plan Year if the Trust and Plan is top-heavy but not super top-heavy for such Plan Year and if the amount

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contributed for each Participant who is a Non-Key Employee is computed by substituting the percentage “4%” for “3%” in Section 25.3(a) above. In the event that the Annual Additions or annual benefits of a Key Employee shall be in excess of the limitations on Annual Additions or annual benefits as described in Article 26 hereof as modified herein, no contributions shall be allocated to such Participant’s Accounts under this Trust and Plan until he is brought into compliance or this Trust and Plan ceases to be top-heavy or super top-heavy, as the case may be.

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ARTICLE 26

LIMITATIONS ON ANNUAL ADDITIONS

26.1         Definitions.

Unless the context otherwise indicates, the following terms shall have the following meanings whenever used in this Article 26:

(a)           The words “Annual Additions” shall mean with respect to each Participant the sum of the following amounts in any Plan Year:

(i)            the contributions of the Company or a Related Employer, other than contributions made pursuant to Section 5.7, 6.10 and 7.7 hereof, credited to his accounts with respect to such Plan Year under all defined contribution plans of the Company or any Related Employer (whether or not terminated) which plans meet the requirements of Code Section 401(a), including, but not limited to, other defined contribution prototype plans;

(ii)           forfeitures creditable to his accounts under all such defined contribution plans of the Company or any Related Employer (whether or not terminated) with respect to such Plan Year;

(iii)          an amount determined as follows:

(A)          for each Limitation Year beginning prior to January 1, 1976, such amount shall be equal to (1) minus (2), where:

(1)           equals such Participant’s contributions with respect to such Limitation Year to any plan of the Company or any Related Employer (whether or not terminated), which plan met the requirements of Code Section 401(a); and

(2)           equals ten percent (10%) of the aggregate of the Participant’s Testing Compensation from the Company and all Related Employers with respect to such Limitation Year and all prior Limitation Years during which he was a Participant in any such plan minus the aggregate contributions made by him in all such prior Limitation Years; or

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(B)           for each Limitation Year beginning after December 31, 1975 but before December 31, 1986, such amount shall be equal to the lesser of:

(1)           the amount, if any, by which his own contributions (excluding deductible voluntary contributions and rollover contributions, if any) with respect to any such Limitation Year under all plans of the Company and any Related Employer (whether or not terminated), which plans meet the requirements of Code Section 401(a), shall exceed six percent (6%) of his Testing Compensation from the Company and all Related Employers with respect to such Limitation Year; or

(2)           one-half (1/2) of such Participant’s contributions (excluding deductible voluntary contributions and rollover contributions, if any) with respect to such Limitation Year under all plans of the Company and all Related Employers (whether or not terminated), which plans meet the requirements of Code Section 401(a); or

(C)           for each Limitation Year beginning after December 31, 1986, such amount shall be equal to such Participant’s contributions (excluding deductible voluntary contributions and rollover contributions, if any) with respect to such Limitation Year under all plans of the Company and all Related Employers (whether or not terminated), which plans meet the requirements of Code Section 401(a); and

(iv)          unless the provisions of this Section 26.1(a)(iv) cease to be required by the Code, amounts allocated, in Plan Years beginning after March 31, 1984, to an individual medical account, as defined in Code Section 415(l)(2), which is part of a pension or annuity plan maintained by the Company or any Related Employer and amounts derived from contributions paid or accrued after December 31, 1985, in Plan Years ending after such date, which are attributable to the separate account of a Key Employee, as defined in Code Section 419A(d)(3), under a welfare benefit fund, as defined in Code Section 419(e), maintained by the Company or any Related Employer.

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(b)           The words “Defined Benefit Plan Fraction” shall mean, for any Participant with respect to any Limitation Year, a fraction:

(i)            the numerator of which is the sum of his Projected Annual Benefit under all defined benefit pension plans of the Company and all Related Employers (whether or not terminated), which plans meet the requirements of Code Section 401(a); and

(ii)           the denominator of which shall equal the greater of (A) and (B) where:

(A)          equals (1) multiplied by (2) below, where:

(1)           equals the lesser of (I) or (II), where:

(I)            equals, except as otherwise provided in Section 25.7 hereof, one hundred twenty-five percent (125%) of the quantity Ninety Thousand Dollars ($90,000) plus any increase for cost-of-living as determined from time to time pursuant to regulations issued by the Secretary of the Treasury or his delegate pursuant to Code Sections 415(b) and 415(d); and

(II)           equals one hundred forty percent (140%) of one-third (1/3) of the Participant’s Testing Compensation from the Company and all Related Employers during the three (3) consecutive Limitation Years during which such total is highest, assuming in the case of a Participant who is an Employee of the Company or a Related Employer that he continues to earn remuneration until his Normal Retirement Date in the same amount as during such Limitation Year; and

(2)           equals a fraction, the numerator of which shall be the years of Vesting Service (or parts thereof) he shall have on his Normal Retirement Date, up to but not in excess of ten (10) years, and the denominator of which shall equal ten (10); and

(B)           equals, except as otherwise provided in Section 25.7 hereof, one hundred twenty-five percent (125%) of the Participant’s accrued annual benefit under all defined benefit pension plans of the Company and

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all Related Employers which were in existence on May 6, 1986 (whether or not terminated) calculated at the end of the last Limitation Year beginning prior to January 1, 1987 in accordance with the terms and provisions of such plans as in effect on May 5, 1986.

(c)           The words “Defined Contribution Plan Fraction” shall mean for any Participant with respect to any Limitation Year a fraction:

(i)            except as otherwise provided in Section 26.1(c)(iv) hereof, the numerator of which shall be equal to the sum of:

(A)          the sum of the least of the following amounts for each Limitation Year which began prior to January 1, 1976:

(1)           his Annual Additions for such Limitation Year;

(2)           twenty-five percent (25%) of his Testing Compensation from the Company and all Related Employers for such Limitation Year; or

(3)           Twenty-Five Thousand Dollars ($25,000); plus

(B)           the sum of his Annual Additions in each Limitation Year beginning after December 31, 1975; and

(ii)           except as otherwise provided in Section 26.1(c)(iv) hereof, the denominator of which shall equal the sum of the following amounts for each Limitation Year that the Participant was an Employee of the Company and any Related Employer (regardless of whether a defined contribution plan was maintained by the Company and any Related Employer):

(A)          for Limitation Years which began prior to January 1, 1976, the lesser of:

(1)           one hundred twenty-five percent (125%) of Twenty-Five Thousand Dollars ($25,000); or

(2)           thirty-five percent (35%) of the Participant’s Testing Compensation from the Company and all Related Employers for such Limitation Year;

(B)           except as otherwise provided in Section 25.7 hereof, for Limitation Years which began on or after

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January 1, 1976 and prior to January 1, 1983, the lesser of:

(1)           one hundred twenty-five percent (125%) of Twenty-Five Thousand Dollars ($25,000) plus any increase for cost-of-living as determined from time to time pursuant to regulations issued by the Secretary of the Treasury or his delegate pursuant to Code Section 415(d); or

(2)           thirty-five percent (35%) of the Participant’s Testing Compensation from the Company and all Related Employers for such Limitation Year; and

(C)           except as otherwise provided in Section 25.7 hereof, for Limitation Years which begin on or after January 1, 1983, the lesser of:

(1)           one hundred twenty-five percent (125%) of Thirty Thousand Dollars ($30,000) plus any increase for cost-of-living as determined from time to time pursuant to regulations issued by the Secretary of the Treasury or his delegate pursuant to Code Section 415(d); or

(2)           thirty-five percent (35%) of the Participant’s Testing Compensation from the Company and all Related Employers for such Limitation Year;

(iii)          if the sum of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction, computed as provided herein but as of the last day of the last Limitation Year beginning before January 1, 1983, exceeds one (1.0), then the numerator of the Defined Contribution Plan Fraction shall be reduced, but not below zero (0), so that such sum does not exceed one (1.0). A like reduction also will be made as of the 1st day of the last Limitation Year beginning before January 1, 1984 if, as of such date, the sum of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction, computed as provided herein but as of such day, exceeds one (1.0). Such reductions shall be made in accordance with lawful regulations prescribed by the Secretary of the Treasury or his delegate as mandated by Section 235(g)(3) of the Tax Equity and Fiscal Responsibility Act of 1982;

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(iv)          if an Employee was a Participant in the Trust and Plan as of the end of the first day of the first Limitation Year beginning after December 31, 1986, and in one or more defined contribution plans maintained by a Participating Company which were in existence on May 6, 1986, and the sum of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction, computed as provided herein but as of the last day of the last Limitation Year beginning before January 1, 1987 (and disregarding any changes in the terms and conditions of the Trust and Plan made after May 5, 1986), exceeds one (1.0), then the numerator of the Defined Contribution Plan Fraction shall be reduced, but not below zero (0), so that such sum does not exceed one (1.0); and

(v)           if the Company so elects, with respect to any Limitation Year ending after December 31, 1982, the denominator of the Defined Contribution Plan Fraction for each Participant for all Limitation Years ending before January 1, 1983 shall equal the product of (A) multiplied by (B), where:

(A)          equals the sum of the lesser of the following amounts for each Limitation Year that the Participant was an Employee of the Company or any Related Employer through the Limitation Year ending in 1982:

(1)           twenty-five percent (25%) of the Testing Compensation he received from the Company and all Related Employers for such Limitation Year; or

(2)           Twenty-Five Thousand Dollars ($25,000) plus any increase for cost-of-living as determined from time to time pursuant to regulations issued by the Secretary of the Treasury or his delegate pursuant to Code Section 415(d); and

(B)           except as otherwise provided in Section 25.7 hereof, equals a fraction,

(1)           the numerator of which is the lesser of:

(I)            Fifty-One Thousand Eight Hundred Seventy-Five Dollars ($51,875); or

(II)           thirty-five percent (35%) of the Testing Compensation of the Participant for the Limitation Year ended in 1981; and

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(2)           the denominator of which is the lesser of:

(I)            Forty-One Thousand Five Hundred Dollars ($41,500); or

(II)           twenty-five percent (25%) of the Testing Compensation of the Participant for such Limitation Year.

(d)           The words “Limitation Year” shall have the same meaning as that set forth in the Adoption Agreement.

(e)           The words “Projected Annual Benefit” shall mean, with respect to each Participant or former Participant, the annual amount which would be payable to him under all defined benefit pension plans of the Company and all Related Employers (excluding amounts attributable to deductible voluntary contributions and rollover contributions, if any) if he were to continue to be employed until his Normal Retirement Date in the position, if any, he held and at the rate of Compensation, if any, he was receiving on the last day of the Limitation Year with respect to which such Participant’s “Projected Annual Benefit” is being computed and if he were to receive his pension as follows:

(i)            if the Participant is not married, on a life annuity basis; or

(ii)           if the Participant is married, on a 100% joint and survivor basis with his spouse.

26.2         Limitation on Benefits.

In any event, the maximum amount of Participating Company contributions, pre-tax contributions, after tax contributions and forfeitures which can be credited annually to the Account or Accounts of any Participant for any Limitation Year shall be such amount which limits his Annual Additions for such year under this Trust and Plan to an amount which, when combined with his Annual Additions, if any, under all other pension, profit sharing and stock bonus plans of the Company or any Related Employer which meet the requirements of Code Section 401(a), shall not exceed the least of the following amounts:

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(a)           Twenty-five percent (25%) of the Participant’s Testing Compensation from the Company and all Related Employers during such Limitation Year;

(b)           Thirty Thousand Dollars ($30,000) or, if greater, twenty-five percent (25%) of the dollar limitation in effect under Code Section 415(b)(1)(A), plus any increase for cost-of-living as determined from time to time by the Secretary of Treasury or his delegate; or

(c)           The amount which will cause the sum of the Participant’s Defined Benefit Plan Fraction and Defined Contribution Plan Fraction to equal one (1.0). This paragraph (c) shall not apply for Limitation Years beginning on or after January 1, 2000.

26.3         Reduction of Excess Benefits.

In the event a Participant who has excess Annual Additions is also a Participant under another qualified plan sponsored by a member of the Controlled Group, adjustment under Code Section 415 shall be made in the order set forth in the Adoption Agreement.

26.4         Suspense Account.

In the event that, after the application of any other provisions of this Trust and Plan, there still remain contributions made pursuant to Articles 5, 6 and 7 hereof which, if allocated to a Participant, would be in excess of the limits on Annual Additions set forth in Section 26.2 hereof and which arise as a result of the allocation of forfeitures, a reasonable error in estimating a Participant’s Compensation or other limited facts and circumstances which the Commissioner of Internal Revenue finds justify the availability of the rules set forth in this Section 26.4, such excess amounts shall be used as follows:

(a)           any after tax contributions (plus earnings attributable to such contributions) to the extent they would reduce the excess amount will be returned to the Participant;

(b)           if after the application of paragraph (a) an excess amount still exists, any elective deferrals (plus earnings attributable to such contributions), to the extent they would reduce the excess amount, will be returned to the Participant;

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(c)           if after the application of paragraph (b) an excess amount still exists, and the Participant is entitled to receive an allocation of Participating Company contributions pursuant to Article 6 hereof for the next succeeding Limitation Year, the excess amount shall be used to reduce such Participating Company contribution (including any allocation of forfeitures) for such Participant in such next Limitation Year and each succeeding Limitation Year, as necessary;

(d)           if after the application of paragraph (b) an excess amount still exists, and the Participant is not entitled to receive an allocation of Participating Company contributions pursuant to Article 6 hereof at the end of a subsequent Limitation Year, the excess amount will be held unallocated in a suspense account which will be used to reduce future Participating Company contributions for all remaining Participants in the next Limitation Year and each succeeding Limitation Year, as necessary.

                                If a suspense account is in existence at any time during a Limitation Year, such suspense account shall not be subject to the periodic valuation procedure described in Article 11 hereof and will in no event be adjusted to take account of the income and/or gains or losses of the investment funds of the Trust Fund. Notwithstanding any other provisions of this Trust and Plan to the contrary (and specifically Section 29.6 hereof), in the event this Trust and Plan is terminated at a time when there are amounts credited to a suspense account pursuant to this Section 26.4, such amounts shall be returned to the contributing Participating Company. In the event that amounts representing pre-tax contributions or after tax contributions are returned to a Participating Company hereunder, the Participating Company shall make payments to the Participants on whose behalf such contributions were made equal to the total of said refunded amounts.

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ARTICLE 27

PARTICIPATING COMPANIES

27.1         Identity of Participating Companies.

The Company shall specify the Participating Companies in the Adoption Agreement. Thereafter, in accordance with the Adoption Agreement, a member of the Controlled Group shall either automatically or with the approval of the Board of the Company and the action of the Board of the member of the Controlled Group (both of which actions may be ratification of prior actions of the Company and the member of the Controlled Group) become a Participating Company. Each such Participating Company shall sign a document agreeing to be bound by the terms and provisions of this Trust and Plan. In such latter event, such Participating Company and its Adoption Date shall be added to the Adoption Agreement. Participating Companies which are specified in the Adoption Agreement and which cease to be Participating Companies shall also have their cessation dates set forth.

27.2         Authority of Company.

The Company is hereby fully empowered to act on behalf of itself and the other Participating Companies as it may deem appropriate in maintaining the Trust and Plan. Without limiting the generality of the foregoing, such actions include obtaining and retaining tax qualified status for such Trust and Plan and appointing attorneys-in-fact in pursuit thereof. Furthermore, the adoption by the Company of any amendment to the Trust and Plan or the termination thereof, will constitute and represent, without any further action on the part of any Participating Company, the approval, adoption, ratification or confirmation by each Participating Company of any such amendment or termination. In addition, the appointment of or removal by the Company of any member of the Retirement Savings Committee, any Administrator, Trustee,

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Investment Manager or other person under the Trust and Plan shall constitute and represent, without any further action on the part of any Participating Company, the appointment or removal by each Participating Company of such person.

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ARTICLE 28

AMENDMENT AND TERMINATION

28.1         Power of Sponsor to Amend Plan.

This Trust and Plan may be modified, altered, amended or changed by Calfee, Halter & Griswold LLP to conform the Trust and Plan with changes in the Code, regulations, revenue rulings and other guidelines published by the Internal Revenue Service, to correct the Trust and Plan as approved by the Internal Revenue Service or to conform the Trust and Plan with changes in regulations and other guidelines published by any other agency of the federal government. Any such amendment shall be made with respect to all Participating Companies at any time or from time to time without the consent of any Participating Company. However, no rights of Participants, former Participants or Beneficiaries receiving benefits under this Trust and Plan and no other vested rights under this Trust and Plan shall in any way be modified, except that such rights may be modified if such a modification is necessary or appropriate to establish or to continue the qualified status of this Trust and Plan under the terms of Code Sections 401(a), 401(k) and 501(a) or their successor section or sections. This Trust and Plan may be modified and amended retroactively, if necessary or appropriate. After an amendment is adopted, a copy shall be furnished to the Company.

28.2         Power of Company to Amend Plan and Adoption Agreement.

The Company may change the choice of options in the Adoption Agreement and add overriding language in the Adoption Agreement when such language is necessary to satisfy Code Section 415 or Section 416 because of the required aggregation of multiple plans. In addition, the Company may add certain model amendments published by the Internal Revenue Service which specifically provide that their adoption will not cause the Trust and Plan to be

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treated as individually designed. The Company may also amend the Trust and Plan for any other reason by action of the Board as evidenced by a written amendment executed in the name of the Company by a duly authorized officer; however, if it does so amend the Trust and Plan, it will no longer participate in this prototype plan and will be considered to have an individually designed plan.

The Trust and Plan may not be amended nor may the choice of options in the Adoption Agreement be changed in a manner which has the effect of eliminating, with respect to amounts previously allocated to Participants’ Accounts hereunder, any optional method of distribution previously made available pursuant to the terms of Article 18 or Article 18A, as the case may be, or pursuant to the choice of options made in the Adoption Agreement, as the case may be. The preceding sentence shall not apply to an amendment to the Trust and Plan that eliminates or restricts the ability of a Participant to receive payment of his Accounts under any optional method of distribution if the amendment satisfies the following:

(a)                                  The amendment provides a lump sum distribution form that is otherwise identical to the optional method of distribution being eliminated or restricted. For purposes of this paragraph (a), a lump sum distribution is identical only if it is identical in all respects to the eliminated or restricted optional method of distribution (or would be identical except that it provides greater rights to the Participant), except with respect to the timing of payments after commencement; and

(b)                                 The amendment is not effective unless the amendment provides that it shall not apply to any distribution with an Annuity Starting Date earlier than the earlier of: (i) the 90th day after the date the Participant receiving the distribution has been furnished a summary that reflects the amendment and that constitutes a Summary of Material Modifications under ERISA; or (ii) the first day of the second Plan Year following the Plan Year in which the amendment is adopted.

Except as limited by the preceding sentence, amendments to the Trust and Plan may be prospectively or retroactively effective.

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28.3         Changes in Vesting Provisions.

If the Company changes the choice of options in the Adoption Agreement relating to the determination of a Participant’s Vested Percentage, each Participant with at least three (3) Years of Service with a member of the Controlled Group, determined without regard to the provisions of Sections 3.1(f) or 3.2(d) hereof regarding the exclusion of Periods of Service or years of Vesting Service, as the case may be, may elect to have his Vested Percentage determined without regard to such change. The period during which a Participant may make such an election shall begin on the date said change is adopted and shall end on the latest of the following dates:

(a)                                  The date which is sixty (60) days after the day such change is adopted;

(b)                                 The date which is sixty (60) days after the day such change becomes effective; or

(c)                                  The date which is sixty (60) days after the day the Company or the Administrator notifies such Participant of such change.

Notwithstanding any provision in this Trust and Plan to the contrary, a Participant’s Vested Interest immediately after a change in the choice of options in the Adoption Agreement relating to the determination of a Participant’s Vested Percentage shall not be less than such Participant’s Vested Interest immediately prior to such change.

28.4         Termination of Plan.

The Company, by action of the board, may terminate this Trust and Plan at any time with respect to itself and/or one or more Participating Companies as evidenced by an instrument in writing executed in the name of the Company by a duly authorized officer. Upon termination of this Trust and Plan with respect to any Participating Company, all assets of the Trust or of each investment fund, if investment funds have been established pursuant to Article 9

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hereof, held on behalf of Participants whose Accounts are invested in the Trust or investment fund, after deduction therefrom of such Participating Company’s proportionate share of any accrued expenses and fees of the Trustee and any expenses and fees relating to such termination incurred or to be incurred by the Trustee, shall be allocated among the then existing Accounts of Participants. Each such Account shall be allocated that portion of such assets of the Trust or of each investment fund, if investment funds have been established pursuant to Article 9 hereof, which bears the same relationship to the total of the assets of the Trust or investment fund as the amount then standing credited to such Account bears to the total amounts then standing credited to all Accounts of Participants whose Accounts are invested under the Trust or investment fund. All such amounts allocated to the Accounts of Participants employed by such Participating Company at the time of termination of this Trust and Plan with respect to such Participating Company shall be fully vested and nonforfeitable. The amounts thus allocated shall be forthwith distributed to the Participant for whose benefit the Accounts were established if he is living on the date of termination or, if he shall have died before distribution, to his death Beneficiary.

Upon termination of this Trust and Plan with respect to any Participating Company, all insurance policies shall be delivered, and all rights therein transferred, to the Participants for whose benefit they were purchased. The Administrator may direct that any spendthrift provisions contained in such insurance contracts shall be continued in effect or terminated.

28.5         Partial Termination of Plan or Complete Discontinuance of Contributions.

Upon the partial termination of this Trust and Plan or upon complete discontinuance of contributions to this Trust and Plan, all amounts allocated at the time of such partial termination or complete discontinuance to the Accounts of Participants affected by such

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partial termination or complete discontinuance shall be fully vested and nonforfeitable. However, after any such partial termination or complete discontinuance of contributions the Trustee shall continue to administer this Trust and Plan in the manner in which this Trust and Plan was administered before any such partial termination and a Participant shall only be entitled to receive benefits upon the occurrence of an event which under the terms of this Trust and Plan would entitle him to receive such benefits. For purposes of this Section 28.5, no event shall be a “partial termination” unless:  (a) the Company has so designated such event in writing delivered to the Trustee; or (b) such event has been finally and expressly determined to be a partial termination within the meaning of Code Section 411(d), as amended, in an administrative or judicial proceeding to which both the Company and the Commissioner of Internal Revenue or his delegate were parties.

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ARTICLE 29

MISCELLANEOUS

29.1         Special Rule Relating to Owner-Employees.

If this Trust and Plan provides contributions or benefits for one or more Owner-Employees who control both the business for which this Trust and Plan is established and one or more other trades or businesses, this Trust and Plan and the plan established for other trades or businesses must, when looked at as a single plan, satisfy Code Sections 401(a) and (d) for the employees of this and all other trades or businesses.

If this Trust and Plan provides contributions or benefits for one or more Owner-Employees who control one or more other trades or businesses, the employees of the other trades or businesses must be included in a plan which satisfies Code Sections 401(a) and (d) and which provides contributions and benefits not less favorable than provided for Owner-Employees under this Trust and Plan.

If an individual is covered as an Owner-Employee under the plans of two or more trades or businesses which are not part of a Controlled Group and the individual controls a trade or business, then the contributions or benefits of the employees under the plan of the trades or businesses which are controlled must be as favorable as those provided for him under the most favorable plan of the trade or business which is not controlled.

For purposes of the preceding paragraphs, an Owner-Employee, or two or more Owner-Employees, will be considered to control a trade or business if the Owner-Employee, or two or more Owner-Employees together:

(a)                                  own the entire interest in an unincorporated trade or business; or

(b)                                 in the case of a partnership, own more than fifty percent (50%) of either the capital interest or the profits interest in the partnership.

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For purposes of the preceding sentence, an Owner-Employee, or two or more Owner-Employees, shall be treated as owning any interest in a partnership which is owned, directly or indirectly, by a partnership which such Owner-Employee, or such two or more Owner-Employees, are considered to control within the meaning of the preceding sentence.

29.2         Insurance Company Not a Party.

No insurance company shall be deemed to be a party to this Trust and Plan for any purpose, nor shall it be responsible for the validity of this Trust and Plan. No such company shall be required to look into the terms of this Trust and Plan or question any action of the Trustee hereunder, nor be responsible to see that any action of the Trustee is authorized by the terms of this Trust and Plan. Any such insurance company shall be fully discharged from any and all liability for any amount paid to the Trustee or paid in accordance with the direction of the Trustee, or for any change made or action taken by such insurance company upon such direction, and no insurance company shall be obligated to see the distribution or further application of any moneys so paid by it. The certificate of the Trustee may be received by any insurance company as conclusive evidence of any of the matters mentioned in this Trust and Plan, and each insurance company shall be fully protected in taking or permitting any action on the faith thereof and shall incur no liability or responsibility for doing so.

29.3         Bankruptcy or Insolvency.

In the event a Participating Company shall at any time be judicially declared bankrupt or insolvent, or in the event of its dissolution, merger or consolidation without any provisions being made for the continuation of this Trust and Plan, the Trust and Plan created hereunder shall terminate as to Participants employed by such Participating Company and the Trustee shall make distributions as provided in Section 28.4 hereof.

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29.4         Mergers, Consolidations and Transfers of Assets.

In the event the Trust and Plan shall merge or consolidate with, or transfer any of its assets or liabilities to any other plan, each Participant shall be entitled to receive, if the Trust and Plan were terminated immediately thereafter, a benefit which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer if the Trust and Plan had then terminated, in accordance with Code Section 414(1) and Section 208 of ERISA and any lawful regulations issued thereunder.

29.5         No Employment, Legal or Equitable Right Created.

Neither anything contained herein, nor any contribution made hereunder, nor any other acts done in pursuance of this Trust and Plan, shall be construed as entitling any Employee to be continued in the employ of a member of the Controlled Group for any period of time nor as obliging a member of the Controlled Group to keep any Employee in its employ for any period of time, nor shall any Employee of a member of the Controlled Group nor anyone else have any rights whatsoever, legal or equitable, against the Participating Companies or the Trustee as a result of this Trust and Plan, except those expressly granted to him hereunder.

29.6         Exclusive Benefit of Employees.

No contribution or payment by a Participating Company to the Trustee of this Trust and Plan, nor any income of the Trust Fund, shall in any event revert or be credited to or be used for the benefit of such Participating Company, and all such contributions, payments and income shall be used solely and exclusively for the benefit of the Employees and their Beneficiaries under this Trust and Plan, except that the Trustee shall return to a Participating Company upon written request of such Participating Company:

(a)                                  any contributions made by the Participating Company by a mistake of fact, provided such contributions are returned to the

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Participating Company within one (1) year after the date such contributions were made;

(b)                                 any contributions made for Plan Years during which this Trust and Plan does not initially qualify under Code Section 401(a), provided such contributions are returned to the Participating Company within one (1) year after the date of denial of qualification; and

(c)                                  any contributions, to the extent that their deduction is disallowed under Code Section 404, provided that such disallowed contributions are returned to the Participating Company within one (1) year after the disallowance of the deduction.

Notwithstanding the foregoing, any contributions or part thereof described in (a), (b) or (c) above that are made to the Trust and Plan by a Participating Company pursuant to a Participant’s election under Section 5.1 or Section 7.1 hereof shall not be returned to the Participating Company, but shall instead be returned to the Participant at whose election such contributions were made.

29.7         Spousal Consent.

Notwithstanding any provision of this Trust and Plan to the contrary, the Administrator, where required by law or where it deems appropriate, may require spousal consent for actions taken, elections made, or the exercise of any rights by a married Participant under this Trust and Plan. Any consent by a spouse pursuant to this Section 29.7 shall be made in accordance with Section 29.8 hereof.

29.8         Procedures for Obtaining Spousal Consent.

If any provision of this Trust and Plan shall require the consent of the spouse of a Participant, such consent shall be in writing with the signature of the spouse notarized or witnessed by the Administrator. Notwithstanding any provision hereof to the contrary, the consent of the spouse shall not be necessary if it is established to the satisfaction of the Administrator that the signature of the spouse cannot be obtained either because the spouse

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cannot be located or because of such other circumstances as the Secretary of the Treasury may prescribe by lawful regulations. Any consent given by a spouse pursuant to this Section 29.8 shall be effective only with respect to such spouse and shall not be effective with respect to any other spouse of such Participant.

29.9         Limitations on Liability.

No liability shall be incurred by the Company, any member of the Controlled Group, any Participating Company, the Committee, the Administrator or the Trustee beyond the specific provisions of this Trust and Plan, except as provided under ERISA, and except for gross negligence or bad faith in the performance of their duties specified herein.

29.10       Receipts and Releases.

Any payment to any Participant, former Participant, Beneficiary, or to his legal representative, in accordance with the provisions of this Trust and Plan, shall to the extent thereof be in full satisfaction of all claims hereunder against the Trustee, the Administrator, and the Company or any Participating Company or member of the Controlled Group, any of whom may require such Participant, former Participant, Beneficiary, or legal representative as a condition precedent to such payment, to execute a receipt and release therefor in such form as shall be determined by the Trustee, the Administrator, or the Company or any Participating Company or member of the Controlled Group, as the case may be.

29.11       Minority and Incapacity.

During the minority or incapacity of any person entitled to benefits under the Trust and Plan, the Trustee shall make payments to such minor or incapacitated person or to an appropriate member of such person’s family, as determined by the Administrator, for the care, maintenance and support of such person. The receipt of such payment by such minor or

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incapacitated person or members of such minor’s or incapacitated person’s family to whom payment has been made shall be a full discharge and acquittance to the Trust and Plan and the Trustee for the amount so paid.

29.12       Separability.

If any provision of this Trust and Plan is held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions, and this Trust and Plan shall be construed and enforced as if such provision had not been included.

29.13       Interpretation.

All provisions of this Trust and Plan shall be interpreted and administered in accordance with the provisions of ERISA and the Code and any successor section or sections, in a nondiscriminatory manner and in a manner which will assure compliance of this Trust and Plan’s operation therewith. Participants, former Participants and Beneficiaries in similar circumstances shall receive uniform, consistent and nondiscriminatory treatment hereunder.

29.14       Impossibility.

In the event that it becomes impossible for the Company, a member of the Controlled Group, a Participating Company, the Administrator or the Trustee to perform any act under this Trust and Plan, that act shall be performed which, in the judgment of the Company, the member of the Controlled Group, the Participating Company, the Administrator or the Trustee, as the case may be, will most nearly carry out the intent and purpose of this Trust and Plan.

29.15       Gender.

Whenever any pronoun is used herein, it shall be construed to include the masculine pronoun, the feminine pronoun or the neuter pronoun as shall be appropriate.

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29.16       Singular - Plural.

The singular herein shall include the plural, or vice versa, wherever the context so requires.

29.17       Headings.

The headings and subheadings used in the Trust and Plan are for convenience only and shall not be deemed controlling in any conflict involving interpretation of the Trust and Plan.

29.18       Indemnification.

The Participating Companies shall jointly and severally indemnify, defend and hold harmless any officers, employees or directors, or former officers, employees or directors of the Participating Companies for all acts taken or omitted in carrying out the responsibilities of the Company, Participating Companies, Administrator, Retirement Savings Committee or Trustee under the terms of this Trust and Plan or other responsibilities imposed upon such individuals by ERISA or regulations, rulings or pronouncements of any nature promulgated thereunder. This indemnification for all acts or omissions is intentionally broad, but shall not provide indemnification for embezzlement or diversion of funds for the benefit of any such individuals, nor shall it provide indemnification for excise taxes imposed under Code Section 4975. The Participating Companies shall indemnify such individuals for expenses of defending an action by a Participant, Beneficiary, government entity or other person, including all legal fees and other costs of such defense. The Participating Companies will also reimburse such an individual for any monetary recovery in a successful action against any such person in any federal or state court or arbitration arising in connection with the Trust and Plan. In addition, if the claim is settled out of court with the concurrence of the Company, the Participating

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Companies shall indemnify such person for any monetary liability under said settlement. Notwithstanding the foregoing provisions of this Section 29.18, no indemnification shall be provided with respect to any person who is not an individual officer, employee or director or former officer, employee or director of a Participating Company nor with respect to any claim by the Company or a Participating Company against such individual.

29.19       Missing Participants.

If, after reasonable efforts of the Administrator to locate a Participant, former Participant or Beneficiary, including sending a registered letter, return receipt requested, to such individual’s last known address, the Administrator is unable to locate the Participant, former Participant or Beneficiary, then the amounts immediately distributable to such individual within the meaning of Code Section 411(a)(11) shall, pursuant to applicable state or Federal laws, be treated as a forfeiture under the Trust and Plan. In the event that such a Participant, former Participant or Beneficiary is located subsequent to such a forfeiture, then, pursuant to applicable state or Federal laws, his benefits shall be reinstated and shall not be used to determine his Annual Additions for the Plan Year in which it is reinstated. If the Trust and Plan is joined as a party to any escheat proceedings involving an amount forfeited pursuant to this Section, the Trust and Plan shall comply with the final judgment as if it were a claim filed by the Participant, former Participant or Beneficiary and shall pay in accordance with said judgment.

29.20       Applicable Law.

This Trust and Plan shall be construed under and in accordance with the law and laws of the State of Ohio and of the United States of America.

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29.21       Elimination of Family Aggregation Rules.

Effective January 1, 1997, the family aggregation rules required by Code Section 414(q)(6) have been deleted from the Trust and Plan. The Trust and Plan is amended to delete the provision of family aggregation as described in Code Section 401(a)(17)(A) which required certain Participants, the spouses of such Participants and any lineal descendants who have not attained age nineteen (19) before the close of the Plan Year to be treated as a single Participant for purposes of applying the limitation on Compensation for a Plan Year. On and after January 1, 1997, the spouses of such Participants and any lineal descendants (including those descendants who have not attained age nineteen (19) before the close of the Plan Year) will be treated as separate Participants for purposes of applying the limitation on Compensation for a Plan Year.

29.22       Compliance With Internal Revenue Code.

If the Internal Revenue Service determines that this Trust and Plan does not initially qualify under Code Section 401(a), all initial contributions made by any Participating Company to this Trust and Plan shall be returned to such Participating Company by the Trustee. This Trust and Plan may be modified and amended retroactively, if necessary, to secure exemption under Code Section 401(a). If this Trust and Plan fails to attain or retain qualification under Code Section 401(a), it shall no longer participate in this prototype plan and will be considered an individually designed plan.

29.23       Compliance with the Uniformed Services Employment and Reemployment Rights Act of 1994.

Notwithstanding any provision of the Trust and Plan to the contrary, on and after December 12, 1994, contributions, benefits and service credit with respect to qualified Military Service will be provided in accordance with Code Section 414(u), which, as applicable to this

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Trust and Plan, generally provides that if a Participant returns to the employ of a Participating Company while his reemployment rights are guaranteed:

(a)                                  if the Participant failed to make pre-tax and/or after tax contributions while on qualified U.S. Military Service, he shall be permitted to contribute a make-up amount to the Trust and Plan, which amount shall not exceed the maximum pre-tax and/or after tax contributions he could have contributed during such period of qualified U. S. Military Service. The period during which such make-up contributions may be made shall commence on his date of rehire and shall continue for the lesser of five (5) years or three (3) times the period of his qualified U.S. Military Service. Corresponding matching contributions, if any, will be made on the make-up pre-tax and/or after tax contributions.

(b)                                 Loan repayments to the Trust and Plan may be suspended during a Participant’s period of qualified U.S. Military Service.

29.24       Applicability of Restatement and Other Amendments Generally, and to Participants Who Terminated Employment Prior to the Restatement Date or Effective Date of Amendments.

This restatement of the Trust and Plan is generally effective as of the date set forth in the Adoption Agreement, but also reflects certain changes which apply to earlier and later dates. Except as otherwise provided herein, the terms and provisions of this restatement, and any other amendments to this Trust and Plan, apply with respect to the operation of the Trust and Plan and all rights, obligations, and transactions hereunder on and after its and their effective dates. However, with respect to a Participant who retired, terminated employment, or otherwise ceased to be covered by the Trust and Plan prior to the effective date of a change to this Trust and Plan, or to any person claiming benefits hereunder relating to such a Participant, in general:

(a)                                  such change shall be applicable to such Participant or person to the extent such change relates to administrative procedures or the powers of the Company or Administrator, or the maintenance and investment of accounts, or if the Code, ERISA or other relevant law requires such change to apply to such Participant or person, and

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(b)                                 such change shall not be applicable to such Participant or person if the change relates to any other items, including but not limited to an increase in, or enhancement of, the benefit which would be payable to such Participant or person, the vesting of such benefit, or the distribution rights or options related thereto.

Notwithstanding the foregoing, where the provisions of this Trust and Plan specify the extent to which any such change shall be effective, such provisions shall govern.

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